UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Triumph Group, Inc.

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Triumph Group, Inc.

2023 Proxy Statement

Notice of Annual Meeting of Stockholders

To Be Held on July 20, 2023

To the holders of shares of our common stock:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Triumph Group, Inc. (“Triumph” or the “Company”) will be held on Friday, July 20, 2023, beginning at 9:00 a.m. Eastern Time and conducted virtually via a live audio webcast on the Internet. You may virtually attend, vote and submit questions during the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/TGI2023. You will not be able to attend the Annual Meeting in person, nor will there be any physical location.

Only stockholders of record at the close of business on May 22, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. While we encourage you to vote in advance of the Annual Meeting, you may also vote and submit questions relating to meeting matters during the Annual Meeting (subject to time restrictions). You may vote by telephone, Internet or mail prior to the Annual Meeting.

As further described in the proxy materials for the Annual Meeting, you are entitled to virtually attend the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/TGI2023. To be admitted to the Annual Meeting you must enter the 16-digit control number found next to the box with the arrow included on your Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on July 20, 2023 (the “Notice”) or proxy card (if you receive a printed copy of the proxy materials).The Annual Meeting will be held for the following purposes:

►	To elect nine nominees for director for the coming year;
►	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
►	To approve, by advisory vote, the compensation paid to our named executive officers for fiscal year 2023;
►	To approve the frequency of future advisory votes on executive compensation;
►	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000 shares;
►

To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware;

►	To approve an amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to increase the number of shares available for issuance under the plan;
►	To approve an amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to increase the number of shares available for issuance under the plan;
►	To consider a stockholder proposal to adopt a policy and amend the Company's governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company; and
►	To consider and transact any other business as may properly come before the Annual Meeting or any postponements or adjournments.

Management currently knows of no other business to be presented at the Annual Meeting. If any other matters come before the meeting, the persons named in the accompanying proxy will vote with their judgment on those matters.

On June 9, 2023, we began mailing to certain stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) for the Annual Meeting containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and how to vote by Internet or mail. By furnishing the Notice instead of a printed copy of the proxy materials, we are lowering printing and mailing costs and reducing the environmental impact of the Annual Meeting. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

Meeting Information:
Date: July 20, 2023 Time: 9:00 a.m. Eastern Time Location: Live audio webcast on the Internet at www.virtualshareholdermeeting.com/TGI2023
Your vote is important.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote during the Annual Meeting, by telephone or Internet (instructions are on your proxy card, voter instruction form or the Notice, as applicable) or, if you received your materials by mail, by completing, signing and mailing the enclosed proxy card in the enclosed envelope.

How You Can Access the Proxy Materials Online:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on July 20, 2023

Triumph Group, Inc.’s Proxy Statement for the Annual Meeting and its Annual Report on Form 10-K for the fiscal year ended March 31, 2023 are available via the Internet at www.proxyvote.com.

By Order of the Board of Directors,

Jennifer H. Allen

Secretary

June 9, 2023

Table of Contents

GENERAL INFORMATION		1

VOTE REQUIRED FOR APPROVAL		3

PROPOSALS TO STOCKHOLDERS		5

PROPOSAL NO. 1 –	Election of Directors	5

PROPOSAL NO. 2 –	Ratification of Selection of Registered Public Accounting Firm	11

PROPOSAL NO. 3 –	Advisory Vote on Compensation Paid to Named Executive Officers for Fiscal Year 2022	12

PROPOSAL NO. 4 –	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	13

PROPOSAL NO. 5 –	Approve an Amendment to the Amended and Restated Certificate of Incorporation to Increase Our Authorized Shares of Common Stock from 100,000,000 to 200,000,000 Shares	14

PROPOSAL NO. 6 –	Approve an Amendment to the Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware	16

PROPOSAL NO. 7 –	Approve an Amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to Increase the Number of Shares Available for Issuance under the Plan	18

PROPOSAL NO. 8 –	Approve an Amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to Increase the Number of Shares Available for Issuance under the Plan	26

PROPOSAL NO. 9 –	Stockholder Proposal to Adopt a Policy and Amend the Company's Governing Documents so that Two Separate People Hold the Office of Chairman and Chief Executive Officer of the Company	31

OTHER MATTERS		34

GOVERNANCE OF TRIUMPH		35

BOARD OF DIRECTORS		38

AUDIT COMMITTEE REPORT		42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		43

EXECUTIVE COMPENSATION	43

Compensation Discussion and Analysis	43
Introduction	43
Executive Summary	44
What We Do	47
What We Don’t Do	47
The Process for Setting Compensation	49

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the Company's future operations and prospects, including statements that are based on current projections and expectations about the markets in which it operates, and management's beliefs concerning future performance and capital requirements based upon current available information. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, words like "may," "might," "will," "expect," "anticipate," "plan," "believe," "potential," and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from management's current expectations. For example, there can be no assurance that additional capital will not be required or that additional capital, if required, will be available on reasonable terms, if at all, at such times and in such amounts as may be needed by the Company. In addition to these factors, among other factors that could cause actual results to differ materially, are uncertainties relating to the integration of acquired businesses, general economic conditions affecting the Company’s business segments, the impact of the dependence of certain of the Company’s businesses on certain key customers, the risk that the Company will not realize all of the anticipated benefits from acquisitions as well as competitive factors relating to the aerospace industry. Further, macroeconomic and geopolitical conditions, including the COVID-19 pandemic, inflation, interest rates and the conflict between Russia and Ukraine, could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which the Company operates, the Company’s manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for the Company’s products, which could result in a material adverse effect on the Company’s business, financial conditions and results of operations. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur.

Triumph Group, Inc. 555 E. Lancaster Avenue, Suite 400 Radnor, Pennsylvania 19087 (610) 251-1000 Proxy Statement For Annual Meeting of Stockholders To be held virtually on July 20, 2023

GENERAL INFORMATION

Triumph Group, Inc. (“Triumph”, the “Company”, “we”, “us” or “our”) first made these materials available to stockholders on or about June 9, 2023 on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors of the Company for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Friday, July 20, 2023 at 9:00 a.m. Eastern Time. The Company will conduct the Annual Meeting virtually via a live audio webcast on the Internet. Hosting the Annual Meeting via the Internet provides expanded access, reduced environmental impact and cost savings for our stockholders and the Company. We also believe hosting a virtual meeting enables increased stockholder attendance and participation. In addition, we intend for the virtual meeting format to provide stockholders a similar level of transparency to the traditional in person meeting format. You may virtually attend, ask questions relating to meeting matters and vote during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/TGI2023. Only stockholders of record at the close of business on May 22, 2023 are entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement thereof.

To virtually attend the Annual Meeting, visit www.virtualshareholdermeeting.com/TGI2023 and enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials for the Annual Meeting, on your proxy card, or on the voting instructions that accompanied your proxy materials. Check-in for the Annual Meeting will begin at 8:45 a.m. Eastern Time and we encourage you to check-in prior to the start of the Annual Meeting and to allow ample time for the check-in procedures. The meeting will begin promptly at 9:00 a.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the Annual Meeting for ten days before the Annual Meeting, during normal business hours, at the Company’s corporate office. A list of stockholders as of the close of business on the record date will also be available for examination by the stockholders at the Annual Meeting.

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice Regarding the Availability of Proxy Materials (the “Notice”) for the Annual Meeting that was mailed to most of our stockholders will instruct you as to how you may access and review all of the proxy materials for the Annual Meeting on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. You may request printed copies up until one year after the date of the Annual Meeting.

The website on which you will be able to view our proxy materials will also allow you to choose to receive all future proxy materials electronically, which will save the Company the cost of printing and mailing documents to you and reduces the environmental impact of the Annual Meeting. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

Sending a signed proxy will not affect your right to participate in the Annual Meeting and cast your vote during the meeting because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the Secretary of the Company at any time before your proxy is exercised or by virtually attending the Annual Meeting and voting via the internet at by visiting www.virtualshareholdermeeting.com/TGI2023. A legal proxy is required if you hold your shares in street name and you plan to vote via the Internet at the Annual Meeting.

In the absence of contrary instructions, the shares represented by proxies that are properly dated, executed and returned, will be voted:

“FOR” the nine nominees for director stated thereon;

“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;

“FOR” the approval, by advisory vote, of the compensation paid to our named executive officers for fiscal year 2023;

“ONE YEAR” for, the approval, by advisory vote, of the frequency of future advisory votes on executive compensation;

“FOR” the approval of the amendment of our Amended and Restated Certificate of Incorporation to increase our Company's authorized shares of common stock from 100,000,000 to 200,000,000 shares;

“FOR” the approval of the amendment of our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware;

“FOR” the approval of the amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to increase the number of shares available for issuance under the plan;

“FOR” the approval of the amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to increase the number of shares under the plan; and

“AGAINST” the adoption of a policy and amendment of the Company's governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2023.

Triumph Group, Inc.’s proxy statement for the 2023 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended March 31, 2023 are available via the Internet at www.proxyvote.com.

VOTE REQUIRED FOR APPROVAL

General

Holders of record of our common stock as of the close of business on May 22, 2023 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. Holders of shares of common stock are entitled to vote on all matters properly brought before the Annual Meeting.

As of the Record Date, there were 65,490,273 shares of common stock outstanding and entitled to vote on the election of directors and all of the other matters discussed in this Proxy Statement. No shares of our preferred stock were outstanding as of the Record Date. Each outstanding share of common stock entitles the holder to one vote. All votes will be counted by Broadridge Financial Solutions, Inc.

The presence virtually or represented by proxy of the holders of a majority of the stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

Proposal No. 1 – Election of Directors

In an uncontested election (which is the case for the election of directors at the Annual Meeting), a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. A majority of the votes cast means that the number of shares voted “for” a director nominee’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case. Abstentions and broker non-votes are not considered votes cast on this proposal and, therefore, will have no effect on the results of the vote on this proposal. Our Amended and Restated Bylaws (the “Bylaws”) contain detailed procedures to be followed in the event that one or more directors do not receive a majority of the votes cast at the Annual Meeting.

Proposal No. 2 – Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2024

Ratification of the Audit Committee's selection of our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares having voting power present virtually or represented by proxy. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. The ratification of the selection of our independent registered public accounting firm is considered a routine matter. Therefore, no broker non-votes are expected with respect to this proposal.

Proposal No. 3 – Approval, by Advisory Vote, of Compensation Paid to Our Named Executive Officers for Fiscal Year 2023

Approval, by advisory vote, of the compensation paid to our named executive officers for fiscal year 2023 will require the affirmative vote of holders of a majority of the shares having voting power present virtually or represented by proxy. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have the same effect as an against vote on this proposal. The vote on this proposal is advisory in nature and, therefore, not binding on the Company. However, our Board and the Human Capital and Compensation Committee (the “Compensation Committee”) will consider the outcome of this vote in its future deliberations regarding executive compensation.

Proposal No. 4 – Approval, by Advisory Vote, of the Frequency of Future Advisory Votes on Executive Compensation

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. Presently, we hold the advisory vote on executive compensation once every year. For the approval of the frequency of future advisory votes on executive compensation, stockholders may vote for "one year," "two years," or "three years," or may abstain from voting. The option of one year, two years or three years that receives the most votes of holders of the shares having voting power present in person or represented by proxy will be the frequency of the future advisory votes on executive compensation selected by our stockholders. Abstentions are counted toward the tabulation of votes on this proposal and will have no effect on the results of this proposal. Broker non-votes will have no effect on the results of the vote on this proposal. In the absence of favorable vote of holders of a majority of the stock having voting power present in person or represented by proxy in support of any one frequency, the option of one year, two years, or three years that receives the greatest number of "for" votes will be considered the frequency selected by our stockholders. This vote is advisory in nature and, therefore, not binding on the Company. However, the Board of Directors will consider the outcome of this vote in its future deliberations.

Proposal No. 5 – Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Increase our Authorized Shares of Common Stock from 100,000,000 to 200,000,000 Shares

Approval of an amendment to the Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000 shares will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have no effect on the results of the vote on this proposal.

Proposal No. 6 – Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware

Approval of an amendment to the Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have no effect on the results of the vote on this proposal.

Proposal No. 7 – Approval of an Amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to Increase the Number of Shares Available for Issuance Under the Plan

Approval of an amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to increase the number of shares available for issuance under the plan will require the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have the same effect as an against vote.

Proposal No. 8 – Approval of an Amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to Increase the Number of Shares Available for Issuance Under the Plan

Approval of an amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to increase the number of shares available for issuance under the plan will require the affirmative vote of the holders of a majority of the shares having voting power present virtually or represented by proxy. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have the same effect as an against vote.

Proposal No. 9 – Stockholder Proposal to Adopt a Policy and Amend the Company's Governing Documents so that Two Separate People Hold the Office of Chairman and Chief Executive Officer of the Company

Approval of the stockholder proposal to adopt a policy and amend the Company's governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company will require the affirmative vote of holders of a majority of the shares having voting power present virtually or represented by proxy. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have the same effect as an against vote.

R

PROPOSALS TO STOCKHOLDERS

Proposal No. 1 – Election of Directors

The Board of Directors of the Company (the “Board” or the “Board of Directors”) currently consists of nine directors: Paul Bourgon, Daniel J. Crowley, Cynthia M. Egnotovich, Daniel P. Garton, Barbara W. Humpton, Neal J. Keating, William L. Mansfield, Colleen C. Repplier, and Larry O. Spencer. At the Annual Meeting, seven of the current directors are being submitted as nominees for election by the stockholders for a term ending at the next annual meeting of stockholders and when each such director’s successor is duly elected and qualified. Upon the Annual Meeting, Mr. Mansfield and Mr. Spencer will retire from the Board following 11 and five years of service, respectively. Mr. Mansfield and Mr. Spencer had no disagreement with the Company, its management, the Board or any committee of the Board on any matter.

To fill one of the two vacancies created by their resignation, our Nominating, Governance, and Sustainability Committee identified Patrick E. Allen as an independent director to stand for election to the Board. In connection with a cooperation agreement (the “Cooperation Agreement”) with Vision One Management Partners (“Vision One”), dated as of May 30, 2023, Courtney R. Mather, CEO and CIO of Vision One, has been nominated to stand for election to the Board. If elected, Mr. Mather will fill the second of the two vacancies left by Mr. Mansfield’s and Mr. Spencer’s retirement. As part of the Cooperation Agreement, Vision One agreed, among other things, (i) to customary standstill provisions until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Bylaws with respect to the Company’s 2024 annual meeting of stockholders (the “Expiration Date”) and (ii) to vote its shares in favor of the Board of Directors’ slate of directors at the Annual Meeting. The Cooperation Agreement also provides that Julio C. Acero, Investment Analyst of Vision One, will serve as a non-voting observer on the Board following the Annual Meeting and until the Expiration Date.

The table below lists the name of each person nominated by the Board to serve as a director for the coming year. Each nominee has consented to be named as a nominee and, to our knowledge, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the Annual Meeting (which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of Patrick E. Allen, Paul Bourgon, Daniel J. Crowley, Cynthia M. Egnotovich, Daniel P. Garton, Barbara W. Humpton, Neal J. Keating, Courtney R. Mather, and Colleen C. Repplier. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees	Age	Year First Elected a Director

Patrick E. Allen	58	--
Paul Bourgon	66	2008
Daniel J. Crowley	60	2016
Cynthia M. Egnotovich	66	2022
Daniel P. Garton	66	2018
Barbara W. Humpton	62	2019
Neal J. Keating	67	2022
Courtney R. Mather	46	--
Colleen C. Repplier	62	2019

Composition of Board Nominees

The principal occupations of each nominee and the experience, qualifications, attributes or skills that led to the conclusion that such nominee should serve as a director for the coming year are as follows:

Patrick E. Allen

Chief Financial Officer, Collins Aerospace (Retired)

58 years old

Director since: 2023

Independent

Biographical Information

Patrick E. Allen served as the Chief Financial Officer for Collins Aerospace, a division of Raytheon Technologies, from 2018 until 2022. He had previously served as the Chief Financial Officer for Rockwell Collins from 2015 until 2018, having taken on roles of increasing responsibility at Rockwell Collins since he joined the company in 1998. Mr. Allen has served as a director of Alliant Energy Corporation since 2013 and Austal USA since 2022. He received his B.S. in Finance from The Pennsylvania State University.

Experience

Mr. Allen's long track record of leading finance and treasury functions in the aerospace industry will greatly benefit the Company, along with his extensive expertise in capital markets, accounting, and SEC financial reporting. In addition, he will add strong knowledge of the Company's customers and suppliers to the Board.

Paul Bourgon

President, Aeroengine Division SKF USA (Retired)

66 years old

Director since: 2008

Independent

Biographical Information

Paul Bourgon has been a director of Triumph since 2008. Mr. Bourgon is the former General Manager—Global Sales and Engineering for SKF Aeroengine, a position he held from 2006 until May 2021. SKF Group supplies products, solutions and services within rolling bearings, seals, mechatronics, services and lubrication systems and SKF Aeroengine, a division of SKF Group, focuses on providing services in bearing repair and overhaul. Prior to joining SKF Aeroengine, Mr. Bourgon served as Vice President Marketing of Heroux-Devtex Inc., a company that then supplied the commercial and military sectors with landing gear, airframe structural components, including kits, and aircraft engine components. Mr. Bourgon also serves on the board of directors of Venture Aerobearing LLC.

Experience

Mr. Bourgon’s experience as a president of a significant aerospace business and his experience within the aerospace industry enable him to serve as an additional point of reference on trends and developments affecting Triumph’s business and its customers, suppliers and competitors. In addition, his background as a Chartered Accountant, member of the Canadian Institute of Chartered Accountants since 1983, articling with Coopers & Lybrand in Montreal in the Auditing and Taxes departments, as well as his ongoing responsibility for the financial statements of the business he manages, enables him to lend additional financial expertise to the deliberations of the Board.

Daniel J. Crowley

Chairman, President and Chief Executive Officer, Triumph Group, Inc.

60 years old

Director since: 2016

Biographical Information

Daniel J. Crowley has been a director of Triumph since 2016. Mr. Crowley has served as Triumph’s President and Chief Executive Officer since January 4, 2016. In November 2020, Mr. Crowley became Chairman of the Board. Mr. Crowley served as a corporate Vice President and President of Integrated Defense Systems at Raytheon Company from 2013 until 2015, and as President of Network Centric Systems at Raytheon Company from 2010 until 2013. Prior to joining Raytheon Company, Mr. Crowley served as Chief Operating Officer of Lockheed Martin Aeronautics after holding a series of increasingly responsible assignments across its space, electronics, and aeronautics sectors. Mr. Crowley has served on the Board of Directors of Knowles Corporation since July 2022. He also serves on the Board of Governors of the Aerospace Industries Association and is a member of the National Association of Corporate Directors.

Experience

Mr. Crowley brings to the Board 39 years of operational, strategic, and governance experience during which he has held senior leadership roles in multi-site engineering, manufacturing, and service businesses. He led the development, production, and deployment of some of the largest and most complex aerospace and defense products in support of a global customer base, generating significant shareholder value in multiple settings. He provides the Board with detailed information about Triumph’s businesses and communicates management’s perspective on important matters to the Board.

Cynthia Egnotovich

President, Customer Service, UTC Aerospace Systems, United Technologies Corporation (Retired)

66 years old

Director since: 2022

Independent

Biographical Information

Cynthia M. Egnotovich joined the board of Triumph in September 2022 following a search conducted by the Nominating, Governance, and Sustainability Committee. Ms. Egnotovich is the former President, Customer Service, UTC Aerospace Systems of United Technologies Corporation, a position she held from July 2012 to November 2013 at which time she retired. She previously served as Segment President, Nacelles and Interior Systems, for Goodrich Corporation from 2007 to 2012. Goodrich was combined with Hamilton Sundstrand to create the UTC Aerospace Systems business unit. Ms. Egnotovich joined Goodrich in 1986 in finance before moving into general management and serving as in leadership roles of increasing significance, including Segment President of Engine Systems, Segment President of Electronic Systems and Segment President of Engine & Safety Systems. She is an experienced director, currently serving on the Board of Directors of Hexcel Corporation since January 2015. She also previously served as Chair and member of the Board of Directors of Welbilt, Inc. from 2016 to July 2022, when it was acquired, and as a member of the Board of Directors of Manitowoc Corporation from 2008 until 2016.

Experience

Ms. Egnotovich offers the Board the benefit of her extensive manufacturing and aerospace industry knowledge, including her understanding of the Company's customers and product and service offerings. She also contributes her significance governance experience to the Board.

Daniel P. Garton

Chief Executive Officer and President, American Eagle, American Airlines (Retired)

66 years old

Director since: 2018

Independent

Biographical Information

Daniel P. Garton has been a director of Triumph since February 2018. Mr. Garton is the former Chief Executive Officer and President of American Eagle Holding Corporation, a wholly owned subsidiary of American Airlines, a position he held from June 2010 until December 2014, at which time he retired. He previously served as Executive Vice President and Chief Marketing Officer for American Airlines, and Senior Vice President and Chief Financial Officer of Continental Airlines. He also served as a director of Liberty Property Trust until its acquisition by Prologis, Inc. in February 2020. In addition, he served as a director of Republic Airways Holdings Inc. from 2014 to 2017.

Experience

The Company benefits from Mr. Garton’s diverse functional leadership experiences during his career of over 30 years in the airline industry in key management and financial positions. In addition, he brings extensive experience working with many of the aerospace customers Triumph serves, including Boeing, Airbus, Bombardier and Embraer and with Tier 2 major component and engine suppliers, and aftermarket service providers.

Barbara W. Humpton

Chair and Chief Executive Officer, Siemens USA

62 years old

Director since: 2019

Independent

Biographical Information

Barbara W. Humpton has been a director of Triumph since September 2019. Ms. Humpton is the Chair and Chief Executive Officer of Siemens USA where she leads strategy, operations and services for the largest subsidiary of Siemens AG, one of the world’s largest producers of energy-efficient, resource-saving technologies. Ms. Humpton joined Siemens in 2011 and held roles of increasing responsibility in the Siemens Government Technologies business, ultimately being named President and CEO of the business. Prior to joining Siemens, Ms. Humpton was a Vice President at Booz Allen Hamilton where she was responsible for program performance and new business development for technology consulting with the Department of Justice and Department of Homeland Security. Earlier, Ms. Humpton served as Vice President at Lockheed Martin with responsibility for Biometrics Programs, Border and Transportation Security and Critical Infrastructure Protection.

Experience

Ms. Humpton’s experience in managing large and complex manufacturing businesses is of significant benefit to the Company, as is her global industry experience. She also brings to the Board significant leadership skills that are used to serve the Company’s interests.

Neal J. Keating

Chairman and Chief Executive Officer, Kaman Corporation (Retired)

67 years old

Director since: 2022

Independent

Biographical Information

Neal J. Keating joined the Triumph Board of Directors in April 2022. Mr. Keating served as Chief Executive Officer and Chairman of the Board of Kaman Corporation from January 2008 until his retirement in April 2021. Prior to Kaman, Mr. Keating served as Chief Operating Officer at Hughes Supply, a $5.4 billion industrial distributor, as Chief Executive Officer of GKN Aerospace, a $1 billion aerospace subsidiary of GKN, Plc, serving also as Executive Director on the Board of Directors of GKN Plc and as a member of the Board of Directors of Agusta-Westland Helicopter. From 1978 to 2002, he served in increasingly senior positions at Rockwell International with his final role as Executive Vice President and Chief Operating Officer of Rockwell Collins, Commercial Systems. Mr. Keating serves on the Board of Directors for Hubbell, Inc., Barnes Group Inc., and Form Technologies. He is also a Trustee of Embry- Riddle Aeronautical University and a member of the Board of Directors for Avon Old Farms School.

Experience

Mr. Keating's broad-based management experience, strong corporate governance background, and deep expertise in the aerospace and defense industry make him a valuable member of the Board. He also has a strong understanding of the Company's customers and suppliers.

Courtney R. Mather

Chief Executive Officer and Chief Investment Officer, Vision One Management Partners, LP

46 years old

Director since: 2023

Independent

Biographical Information

Courtney R. Mather is, and has been since January 1, 2022, the Chief Executive Officer and Chief Investment Officer of Vision One Management Partners, LP. Mr. Mather formerly served as a Portfolio Manager and Managing Director of Icahn Capital, the entity through which Carl C. Icahn manages investment funds. Mr. Mather worked at Icahn Capital from April 2014 to March 2020. Prior to joining Icahn Capital, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Caesars Entertainment Corporation since March 2019 and as a director of Newell Brands Inc. since March 2018. Mr. Mather previously served on the boards of Cheniere Energy, Inc., Conduent Incorporated, Freeport-McMoRan Inc., and Herc Holdings Inc. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst and Certified Financial Risk Manager designations.

Experience

Mr. Mather has a detailed knowledge of accounting and financial analysis, corporate strategy, risk governance, company capitalization structures and the capital markets. Additionally, Mr. Mather’s experience on public company boards in a variety of industries provides him with a broad understanding of the responsibilities of public company boards, governance matters and public relations issues applicable to public companies.

Colleen C. Repplier

Vice President and General Manager of Johnson Controls (Retired)

62 years old

Director since: 2019

Independent

Biographical Information

Colleen C. Repplier has been a director of Triumph since August 2019. Ms. Repplier retired in June 2018 as Vice President and General Manager of Johnson Controls (“JCI”), where she was responsible for a $4.5 billion global portfolio of HVAC businesses with 20,000 employees. She had previously been with Tyco International since 2007, holding the title of President of the fire protection products strategic business unit during that time and joined JCI in 2016 as a result of JCI’s purchase of Tyco. Prior to Tyco, Ms. Repplier held senior leadership positions at The Home Depot from 2005 to 2007. Prior to 2005, Ms. Repplier spent 20 years in the energy industry, holding engineering and marketing roles with Westinghouse Electric Company and Bechtel Corporation as well as progressing through commercial and general management assignments at General Electric. She has served as a director of Kimball Electronics since November 2014. She also served as a director of SKF Group from March 2018 until March 2023.

Experience

Ms. Repplier’s broad experience leading global industrial businesses is of significant value to the Company. Her engineering background and experience in operations and six-sigma methodologies provide strong insights into improvement opportunities for the Company. In addition, her board experiences with Kimball Electronics and SKF Group greatly benefits the Company.

The Board recommends that stockholders vote “FOR” each of the nominees. The nominees receiving a majority of the votes cast in favor of their election will be elected as directors.

Proposal No. 2 – Ratification of Selection of Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending March 31, 2024, and the stockholders are asked to ratify this selection. EY has served as our independent registered public accounting firm since 1993. All audit and non-audit services provided by EY are approved by the Audit Committee. EY has advised us that it has no direct or material indirect interest in us or our affiliates. Representatives of EY are expected to virtually attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2022 and 2023

Audit Fees

EY’s fees associated with the annual audit of financial statements, the audit of internal control of financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, issuance of consents and accounting consultations for the fiscal years ended March 31, 2023 and 2022 were $3.6 million and $3.5 million, respectively.

Audit-Related Fees

EY’s fees for the fiscal years ended March 31, 2023 and 2022, for assurance and related services that were reasonably related to the performance of the audits of our financial statements were $0.6 million and $0.7 million, respectively. For the fiscal years ended March 31, 2023 and 2022, these audit-related services were primarily related to due diligence services and defined benefit plan audits.

Tax Fees

EY’s fees for the fiscal years ended March 31, 2023 and 2022, for tax compliance, tax advice and tax planning were $0.2 million in each fiscal year. These services consisted primarily of the review of the Company’s U.S. Federal income tax return Form 1120 and consultation regarding transfer pricing.

All Other Fees

EY did not perform any material professional services other than those described above in the fiscal years ended March 31, 2023 and 2022.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approved the engagement of EY to render all of the audit and the permitted non-audit services described above. The Audit Committee has determined that EY’s rendering of all other non-audit services is compatible with maintaining auditor independence. The Audit Committee has delegated to its chair or, if he is unavailable, any other member of the Audit Committee, the right to pre-approve all audit services, between regularly scheduled meetings, subject to presentation to the full Audit Committee at its next meeting.

The Board recommends that stockholders vote “FOR” the ratification of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2024.

Proposal No. 3 – Advisory Vote on Compensation Paid to Named Executive Officers for Fiscal Year 2023

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation paid to our named executive officers for fiscal year 2022 as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”). Currently, we hold this vote annually.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our executive compensation programs are intended to achieve several business objectives, including: (i) recruiting and retaining our executives with the talent required to successfully manage our business; (ii) motivating our executives to achieve our business objectives; (iii) instilling in our executives a long-term commitment to the Company’s success by providing elements of compensation that align the executives’ interests with those of our stockholders; (iv) providing compensation that recognizes individual contributions as well as overall business results; and (v) avoiding or minimizing the risks of incentivizing management behavior that is inconsistent with the interests of our stockholders. Our Compensation Discussion and Analysis (the “CD&A”), included below, describes in detail the components of our executive compensation program, the process by which our Board of Directors makes executive compensation decisions, and the compensation paid to our named executive officers for fiscal year 2023. Highlights of our executive compensation program include the following:

•
We set initial base salaries for executive officers by evaluating the responsibilities of the position and each individual’s experience and, as part of such evaluation, considering the competitive marketplace for executives and peer group salaries for similar positions.
•
We provide significant incentive opportunities for our executive officers, so that our executive officers have the potential for above average compensation, but only if certain Company-based performance objectives are met or exceeded.
•
We design our performance-based equity awards such that:

(i)	they align management’s interest with that of our stockholders;
(ii)	they induce management to remain with the Company through vesting requirements over several years; and
(iii)	they promote the achievement of the Company’s short- and long-term targeted business objectives.

•
We provide certain executive officers with additional benefits, or perquisites, that we believe are reasonable, competitive, and consistent with our overall executive compensation program and allow our executive officers to work more efficiently.

The vote on this proposal is advisory, which means that the approval of the compensation paid to our named executive officers is not binding on the Company, the Board or the Compensation Committee of the Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers for fiscal year 2023, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against the compensation paid to our named executive officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal year 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables, and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.

The Board recommends that stockholders vote “FOR” the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

Proposal No. 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Section 14A of the Exchange Act, which was added by the Dodd-Frank Act, also requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal. At the Company's 2011 annual meeting of stockholders, stockholders voted to have the advisory vote on executive compensation once every year.

The Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and, therefore, the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every year, the Board of Directors considered that an advisory vote on executive compensation every year allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Setting a one-year period for holding this stockholder vote enhances stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Directors, or the Compensation Committee. The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future advisory votes on executive compensation. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes of holders of the shares having voting power present in person or represented by proxy. Also, in accordance with applicable law, at least every six years stockholders will have the opportunity to recommend the frequency of future advisory votes on executive compensation.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

The enclosed proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board recommends that stockholders vote for the option of "ONE YEAR" as the preferred frequency for future advisory votes on executive compensation, as disclosed in this Proxy Statement.

Proposal No. 5 – Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Increase our Authorized Shares of Common Stock from 100,000,000 to 200,000,000 Shares

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock, $.001 par value per share. Our Board of Directors has approved, subject to stockholder approval, and is recommending to our stockholders for approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000. The additional shares of our common stock, if and when issued, would have the same rights and privileges as the shares of our common stock that are currently authorized. The holders of common stock are not entitled to preemptive rights or cumulative voting.

The proposed amendment would not increase the authorized number of shares of our preferred stock.

If our stockholders approve this Proposal No. 5 we expect to file a certificate of amendment with the Delaware Secretary of State to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. On filing of the certificate of amendment with the Delaware Secretary of State, Section FOURTH, Subsection A of our Amended and Restated Certificate of Incorporation will be amended and restated in its entirety as follows:

“FOURTH: A. The number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and 250,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").”

The purpose of the amendment is to provide us greater flexibility with respect to managing our common stock in connection with such general corporate purposes as may be considered advisable by our Board. These corporate purposes could include, without limitation, the issuance of shares in connection with equity or convertible debt financings; the issuance of shares in connection with acquisitions; the issuance of shares on exercise of options or other awards granted under our equity compensation plan or in connection with other employee benefit plans; and other general corporate purposes. We do not have any current plan, commitment, arrangement, understanding, or agreement, either oral or written, regarding the issuance of shares of common stock in connection with acquisitions or pursuant to an equity financing outside of the exercise of options under our existing equity compensation plan, and we have not allocated any specific portion of the proposed increase in the authorized number of shares of common stock to any particular purpose.

The increase in authorized shares will not have any immediate effect on the rights of existing stockholders. However, our Board may issue authorized shares without requiring future stockholder approval of such issuances, except as may be required by the Amended and Restated Certificate of Incorporation, as amended, and applicable law and regulations. To the extent that the additional authorized shares are issued in the future other than in connection with a stock dividend, they will decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders.

The proposed increase in the number of authorized shares of common stock is not intended to impede a change in control of the company, and we are not aware of any current efforts to acquire control of the company. It is possible, however, that the authorization of the additional shares of our common stock pursuant to this proposal could, under certain circumstances, enable the Board of Directors to delay or prevent a change in control by providing the company the capability to engage in actions that would be dilutive to a potential acquirer, pursue alternative transactions or otherwise increase the potential cost to acquire control of the company.

Approval of our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have no effect on the results of the vote on this proposal.

If this Proposal No. 5 is approved by our stockholders, all other sections of our Amended and Restated Certificate of Incorporation would be maintained in their current form. The amendment would become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to do promptly after the Annual Meeting if this Proposal No. 5 is approved by our stockholders. In the event that the amendment is not approved by our stockholders at the Annual Meeting, the current Amended and Restated Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment at any time before it becomes effective.

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the amendment, and we will not independently provide our stockholders with any such right.

The Board recommends that stockholders vote "FOR" the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000 shares, as disclosed in this Proxy Statement.

Proposal No. 6 – Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware t stockholders vote "FOR" the approval of an amendment to our AThe Board recommends t

Article SEVENTH of our Amended and Restated Certificate of Incorporation currently provides for our Company to limit the monetary liability of directors in certain circumstances consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”).

In August 2022, Section 102(b)(7) of the DGCL was amended to authorize exculpation of officers of Delaware corporations. Pursuant to this amendment, Delaware corporations can now exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. Note that the amendment does not allow for the exculpation of officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor does the amendment allow for exculpation of such officers from liability for claims brought by or in the right of the company, such as derivative claims.

The proposed Amendment to our Amended and Restated Certificate of Incorporation would authorize the exculpation of officers for personal liability for breach of the duty of care in certain actions as permitted by Section 102(b)(7) of the DGCL. Pursuant to Section 102(b)(7) of the DGCL, and the proposed Amendment to our Amended and Restated Certificate of Incorporation would only permit the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, as is currently the case with directors under our Amended and Restated Certificate of Incorporation, the proposed Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Article SEVENTH in our Amended and Restated Certificate of Incorporation currently allows for the exculpation of directors, but does not include language that allows for the exculpation of officers.

The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. The Board believes it is important to provide protection from certain liabilities because without such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability. The Board balanced these considerations with our corporate governance guidelines and determined that it is in the best interests of the Company and its stockholders to amend the current exculpation and liability provisions in Article SEVENTH of our Amended and Restated Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors.

If our stockholders approve this Proposal No. 6, we expect to file a certificate of amendment with the Delaware Secretary of State to limit the liability of certain officers of the Company as permitted by recent amendments to the DGCL. The full text of the proposed amendment is set forth in Appendix C to this Proxy Statement.

Approval of our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the DGCL will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Abstentions are counted toward the tabulation of votes on this proposal and will have the same effect as an against vote. Broker non-votes will have no effect on the results of the vote on this proposal.

If this Proposal No. 6 is approved by our stockholders, all other sections of our Amended and Restated Certificate of Incorporation would be maintained in their current form, except pursuant to Proposal No. 5, if approved. The amendment would become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to do promptly after the Annual Meeting if this Proposal No. 6 is approved by our stockholders. In the event that the amendment is not approved by our stockholders at the Annual Meeting, the current Amended and Restated Certificate of Incorporation would remain in effect in its entirety, except pursuant to Proposal No. 5, if approved. Our Board reserves the right, notwithstanding stockholder approval of the amendment and without further action by our stockholders, not to proceed with the amendment at any time before it becomes effective. Our Board reserves the right, if both this Proposal No. 6 and Proposal No. 5 are approved by our stockholders, to combine the amendments pursuant to such Proposals into one Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the amendment, and we will not independently provide our stockholders with any such right.

t stockholders vote "FOR" the approval of an amendment to our Amended and

The Board recommends that stockholders vote "FOR" the approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware

Reated Cificate of Incorporation to increase our authorized shares of common stock from The Board recommends that stockholders vote "FOR" the approval of an amendment to our Amended and Restated Cert

Proposal No. 7 – Approval of an Amendment to the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan to Increase the Number of Shares Available for Issuance under the Plan

On May 30, 2023, the Compensation Committee and the Board of Directors authorized and approved an amendment to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock available for awards under the 2018 Plan and directed that the amendment be submitted to the stockholders for approval. The 2018 Plan was initially authorized and approved by the Board in May 2020 and approved by the stockholders in July 2020, with an initial authorization of up to 3,520,000 shares of common stock reserved under the 2018 Plan. We are seeking stockholder approval to amend the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by 2,075,000 shares. Capitalized terms used in this Proposal 7 but not defined herein shall have the meanings set forth in the 2018 Plan.

Reasons for the Proposed Amendment

We are seeking stockholder approval of an amendment to the 2018 Plan to increase the number of shares of common stock issuable pursuant to the 2018 Plan by 2,075,000 shares. As of May 22, 2023, there were 86,770 shares remaining available for issuance under future awards to be made under the 2018 Plan. In determining to propose an increase in the number of shares of common stock issuable pursuant to the 2018 Plan, the Board has taken into consideration that the proposed increase would represent only a small percentage of the total shares of common stock currently issued and outstanding and the desirability and importance of being able to continue to grant long-term equity incentive awards that are comparable to those of our peer companies, to help us to remain competitive.

The 2018 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the 2018 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under the 2018 Plan also serves the important function of aligning the interests of participants with those of our stockholders and focusing such participants on the long-term growth of the Company.

The terms of the 2018 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2018 Plan. It is intended that awards under the 2018 Plan will comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). It is further intended that any incentive stock options awarded under the 2018 Plan will comply with Section 422 of the Code.

Summary of the 2018 Plan

The 2018 Plan has the following key features:

•
provides for grants of stock options (both “incentive stock options” and nonstatutory stock options), stock awards and restricted stock units or “RSUs;”
•
equity grants, whether stock options, stock awards, or RSU awards, may or may not be performance-based;
•
each type of award is subject to a minimum one-year vesting period for 95% of the awards made under the 2018 Plan;
•
no dividends or dividend equivalents are routinely granted, and if awarded, will only be paid if the underlying award vests and the shares of common stock are issued;
•
no income tax gross-up provisions are included in the 2018 Plan;
•
a stock option may not be granted with an exercise price lower than the fair market value of the underlying share on the grant date; no transaction that would constitute a “repricing” of stock options can be implemented without stockholder approval (other than in connection with a change in Triumph’s capitalization); and
•
shares subject to awards that are cancelled, expire or are forfeited without the issuance of any shares will be available for re-grant under the 2018 Plan, but shares tendered in payment of any exercise price or withheld to satisfy any tax withholding obligation will not be available for re-grant; any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional shares on the open market for use under the 2018 Plan. There are no evergreen provisions in the 2018 Plan.

The 2018 Plan is to be used for equity-based awards to officers and other employees of the Company or its affiliates. The 2018 Plan enables the Company to grant stock options and make stock awards and restricted stock unit awards to eligible employee participants. Such awards can have service-based and/or performance-based vesting requirements.

While equity incentive awards are an important part of our pay-for-performance compensation program, the Board and the Compensation Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including burn rate and overhang.

Burn rate measures our usage of shares from our equity incentive plans as a percentage of our outstanding common stock. Overhang measures the potential dilution to which our existing stockholders are exposed due to outstanding equity awards.

The annual share usage for the last three fiscal years was as follows:

	FY 2021	FY 2022	FY 2023
Burn Rate(1)	1.91%	1.00%	1.35%
Overhang(2)	4.82%	4.25%	3.49%

(1) Burn rate represents (i) the sum of stock options, restricted stock and RSUs granted divided by (ii) the basic weighted average common shares outstanding for the applicable fiscal year.

(2) Overhang represents (i) total plan shares divided by (ii) the sum of total plan shares and common shares outstanding, where total plan shares equals the sum of the number of shares available for future grants under all existing plans, and the number of stock options, restricted stock and RSUs outstanding.

In determining the number of shares to be reserved for issuance under the 2018 Plan, the Compensation Committee considered a forecast of the shares needed for retention of key employees and a forecast of future grants to all employees.

Description of the Amendment and of the 2018 Plan

The following description of the 2018 Plan is only a summary of the material features of the 2018 Plan and does not describe all of its provisions. The amendment to the 2018 Plan is attached to this Proxy Statement as Appendix D and the 2018 Plan is attached to this Proxy Statement as Appendix E. This summary is qualified in its entirety by reference to the text of the 2018 Plan and the amendment.

Administration

The 2018 Plan is administered by the Compensation Committee. The Compensation Committee, acting as the administrator of the 2018 Plan, will have, among other things, the discretionary authority to interpret the 2018 Plan, determine eligibility for and grant awards, determine the number of shares subject to any award made under the 2018 Plan, determine, modify or waive the terms and conditions of any award, prescribe forms, rules and procedures, and do all things necessary to carry out the purposes of the 2018 Plan, all subject to the provisions of the 2018 Plan. All determinations of the Compensation Committee made under the 2018 Plan are conclusive and will bind all parties. The Compensation Committee may, in its discretion, delegate to one or more individuals the day-to-day administration of the 2018 Plan and any of the functions assigned to the Compensation Committee in the 2018 Plan.

Shares Subject to the 2018 Plan

The 2018 Plan was adopted with an aggregate amount of 3,520,000 shares of our common stock authorized and reserved for issuance.

As of May 22. 2023, 2,281,655 shares were reserved for outstanding RSUs and performance share units under the 2018 Plan. As of May 22, 2023, 86,770 shares of our common stock remained available for issuance under future awards to be made under the 2018 Plan. If the proposed amendment to the 2018 Plan is approved by our stockholders, the aggregate amount of shares authorized and available to be made under the 2018 Plan would be increased by 2,075,000 shares. The closing price of our common stock on the Record Date was $12.31.

Shares of common stock underlying any award that is forfeited, cancelled or satisfied without the issuance of shares of common stock will be added back to the shares of common stock available for future issuance under the 2018 Plan. Any shares of common stock withheld by the Company to satisfy a participant’s tax withholding obligations with respect to an award or used by a participant to pay any exercise price will not be added back to the shares of common stock available for issuance under the 2018 Plan. Shares of common stock that may be issued under the 2018 Plan may be any combination of authorized and newly issued shares or shares held by the Company as treasury shares.

Eligibility

All active employees of the Company or any of its affiliates are eligible to participate in the 2018 Plan. As of May 22, 2023, there were approximately 54 management employees, including the five current named executive officers, each of whom would be eligible to be granted awards annually under the 2018 Plan on an annual basis. The Compensation Committee, in its discretion, selects the employees to whom awards may be granted, the time or times at which such awards are granted and the terms of such awards.

Types of Awards

Awards under the 2018 Plan may be made in the form of stock options, stock awards or RSU awards, whether singly or in combination with any other form of award. Any of the foregoing awards may be made subject to the attainment of performance goals over the applicable performance period. The terms of all awards made under the 2018 Plan will be determined by the Compensation Committee and will be stated in an award agreement.

Stock Options

Each stock option will be evidenced by a stock option agreement between the Company and the participant.

Exercise Price. The Compensation Committee determines the exercise price of stock options at the time the stock options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. Other than in connection with a change in Triumph’s capitalization, options cannot be repriced without stockholder approval.

Vesting Period; Performance Goals and Exercise Dates. Stock options may vest or be exercisable at such time, subject to the achievement of designated performance goals, or in such installments, prior to the expiration of the option, as the Compensation Committee determines. Unless a stock option vests earlier in accordance with a termination event (as described below), the minimum vesting schedule is one year after the date of grant.

Exercise of Stock Options; Form of Consideration. The Compensation Committee determines when options become exercisable and, in its discretion, may accelerate the vesting of any outstanding options. The 2018 Plan permits payment of the exercise price to be made by cash, check, wire transfer, other shares of common stock of Triumph, broker assisted same-day sales, any other form of consideration permitted by applicable law or any combination of these alternatives.

Term of Stock Options. The term of an option may be no more than ten years from the date of grant. An option may not be exercised after the expiration of its term.

Termination of Employment. If a participant’s employment terminates for any reason (other than as described below), then all vested options held by the participant under the 2018 Plan will terminate ninety days after the participant’s termination of employment, and any unvested options will terminate upon the participant’s termination of employment. The 2018 Plan provides for different vesting or exercise rights under certain termination of employment events described below in this Proxy Statement.

Automatic Exercise of In-the-Money Options. Unless otherwise determined by the Compensation Committee (in an award agreement or otherwise) or as otherwise directed in writing to the Company by a participant holding an option, each option outstanding on the trading day prior to the date the option would otherwise expire with an exercise price per share that is less than the fair market value per share of common stock as of such date will automatically and without further action by the participant or the Company be exercised on such date. Payment of the exercise price of any such option and related tax obligations will be “net settled” to the maximum extent permitted by applicable law. This automatic exercise feature does not apply to an option if the participant incurs a termination of employment on or before the date immediately prior to the end of the option’s term.

Other Provisions. The option agreement may contain other terms, provisions and conditions not inconsistent with the 2018 Plan, as may be determined by the Compensation Committee.

Stock Awards

Each stock award will be evidenced by a stock award agreement between the Company and the participant.

Restrictions and Performance Goals. Stock awards may be earned, and any forfeiture restrictions may lapse, at such time and in such installments, or subject to such performance goals and within any performance period established by the Compensation Committee. Unless a stock award vests earlier in accordance with a termination event (as described below), the minimum vesting schedule is one year after the date of grant.

Forfeiture. Unless otherwise provided in the stock award agreement, upon a participant’s termination of employment (other than as described below), the shares subject to a stock award that have not been earned pursuant to the stock award agreement will be forfeited. The 2018 Plan provides for different vesting or lapse of forfeiture rights under certain termination of employment events described below in this Proxy Statement.

Dividends. Dividends that are declared and paid on the outstanding shares of common stock during any period for which forfeiture restrictions apply to a stock award will not be paid at the time dividends are paid to stockholders, but will be accrued, without interest, and paid out only when such forfeiture restrictions lapse. Any accrued dividends are forfeited to the extent the underlying shares under the stock award are forfeited.

Rights as a Stockholder. The participant will be a stockholder upon the grant of a stock award, but such rights are forfeited if the shares subject to the stock award are forfeited.

Restricted Stock Unit Awards

Each RSU award will be evidenced by a RSU award agreement between the Company and the participant. Each RSU award subject to performance goals (each, a “PSU award”) will be evidenced by a PSU award agreement between the Company and the participant.

Service and Performance-Based Restrictions. RSUs may be earned and any forfeiture restrictions may lapse, at such time and in such installments established by the Compensation Committee. A RSU award that includes service-based restrictions will be subject to forfeiture until the expiration of the restricted period established by the Compensation Committee. A PSU award that includes performance goals to be achieved in order to be earned will be subject to forfeiture until the satisfaction of any applicable performance goals established by the Compensation Committee during a designated performance period. Unless a RSU or PSU vests earlier in accordance with a termination event (as described below), the minimum restriction period is one year after the date of grant.

Rights as a Stockholder. No shares will be issued to the participant at the time a RSU or PSU award is granted. The Company will not be required to set aside a fund for the payment of any RSU or PSU award.

Dividend Equivalents. Unless set forth in an award agreement, no dividend equivalents will be paid on any RSU or PSU award. Dividend equivalents, if added in an award agreement, will only be paid to the extent the RSU or PSU award is actually earned and paid.

Forfeiture. Upon a participant’s termination of employment (other than as described below), the shares subject to RSUs that have not been earned pursuant to the award agreement will be forfeited. The 2018 Plan provides for different vesting or lapse of forfeiture rights under certain termination of employment events described below in this Proxy Statement.

Impact of Certain Termination Events on Stock Options, Stock Awards and RSUs/PSUs

Unless otherwise specified in an award agreement, specific events that lead to termination of a participant’s employment with the Company or an affiliate have the following consequences on outstanding awards:

Termination Event	Stock Options *	Service-based Stock Awards and RSUs *	Performance-based Stock Awards and PSUs *
Death	Outstanding exercisable options are exercisable for one year after death	Outstanding awards are forfeited	Outstanding awards are forfeited
Disability	Outstanding exercisable options are exercisable for one year after termination of employment	Awards that would have vested in one year accelerate and vest on termination of employment	Awards with end of performance period within one year of termination of employment will continue to be subject to performance goals and be issued, if earned, at the end of the performance period
Voluntary Severance Incentive Program	With respect to no more than 5% of the shares available for awards under the 2018 Plan, awards will vest and all outstanding options will be exercisable until the options expire	All outstanding stock awards and RSUs accelerate and all forfeiture provisions lapse	All outstanding stock awards and PSUs are forfeited
Divestiture or Workforce Restructuring

The Compensation Committee may, in its discretion, with respect to no more than 5% of the shares available for awards under the 2018 Plan, vest some or all outstanding options, and such options will be exercisable until the options expire

The Compensation Committee may, in its discretion, with respect to no more than 5% of the shares available for awards under the 2018 Plan, accelerate the vesting of all or a portion of any outstanding stock award or RSU and provide that all forfeiture provisions lapse

All outstanding stock awards and PSUs are forfeited

*	All of these acceleration events are subject to the requirement that, except for five percent (5%) of the shares available for award under the 2018 Plan, the minimum vesting period is one year.

Post-Termination of Employment Restrictions

Following a participant’s termination of employment, the extended exercisability, vesting, or continuation of an award is subject to the following restrictions, among others:

•
the participant may not disclose any confidential information relating to the business of the Company or its affiliates;
•
the participant must disclose and assign to the Company or one of its affiliates any invention(s) made or conceived during the employment period, and provide reasonable assistance to the Company to secure patent protections; and
•
a participant retiring due to age may provide advisory or consulting services to the Company from time to time, at the reasonable request of the Company.

Performance-Based Awards

Performance-based awards under the 2018 Plan may be subject to one or more of the performance goals for a performance period, used individually or in combinations. Performance goals are financial or operating, stock performance-related or individually-based goals established for an award by the Compensation Committee.

Nontransferability

Unless provided otherwise in an award agreement, awards granted under the 2018 Plan are not transferable other than by beneficiary designation, will or the laws of descent or distribution.

Adjustments Upon Certain Transactions

Changes in Capitalization. Subject to any required action by stockholders, the number and kind of shares covered by each outstanding award, the price per share subject to each outstanding award and the share limitations set forth in the 2018 Plan will be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s stock, or any other increase or decrease in the number of issued shares of the Company’s stock effected without receipt of consideration by the Company.

Liquidation or Dissolution. In the event of a liquidation or dissolution of the Company, other than a dissolution or liquidation that is defined as a “Change in Control” under the 2018 Plan, the Compensation Committee will notify each participant as soon as practicable prior to the effective date of such proposed transaction, and, in its discretion, may provide that each participant will have the right to exercise all of the participant’s stock options, including those not otherwise exercisable, until ten days prior to the proposed transaction. In addition, the Compensation Committee may cause any restrictions on any award to lapse prior to the transaction, provided the proposed transaction occurs.

Change in Control. Unless more specific terms are set forth in any separate plan document or agreement between the Company and any awardee, the following provisions describe the treatment of outstanding awards if a Change in Control of the Company occurs:

•
Awards Not Assumed or Substituted by the Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Compensation Committee or the Board: (i) outstanding options, stock awards and RSUs, and other awards in the nature of rights that may be exercised, will become fully vested and exercisable, (ii) time-based vesting restrictions on outstanding awards will lapse, and (iii) the payout opportunities attainable under all outstanding performance-based awards will be deemed to have been earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at actual performance goal achievement; provided that if such actual achievement cannot be determined, then at target level, and, subject to the 2018 Plan, a pro rata payout will be made to awardees (or their beneficiaries) within 30 days following the date of the Change in Control (unless a later date is required by the 2018 Plan) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. To the extent that this provision causes incentive stock options to exceed the dollar limitation set forth in Section 422(d) of the Internal Revenue Code of 1986, as amended (the “Code”), the excess options will be deemed to be non-statutory stock options.

•
Awards Assumed or Substituted by Surviving Entity. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, an awardee’s employment is terminated without Cause or (subject to the following sentence) the awardee resigns for “good reason” in connection with a Change in Control then (i) all of that participant’s outstanding options, stock awards, RSUs and other awards in the nature of rights that may be exercised will become fully vested and exercisable, (ii) all time-based vesting restrictions on the awardee’s outstanding awards will lapse, and (iii) the payout opportunities attainable under all of such awardee’s outstanding performance-based awards will be deemed to have been earned as of the date of such employment termination at the target level, and (subject to provisions of the 2018 Plan) there will be a pro rata payout to the awardee or his or her beneficiary within 30 days following the date of the employment termination (unless a later date is required by the 2018 Plan) based upon the length of time within the performance period that has elapsed prior to the date of the employment termination; provided, however, if a severance plan or agreement or employment agreement in place at the time of the Change in Control provides for additional acceleration, the terms of such severance plan or agreement or employment agreement will control. With regard to each award, an awardee will not be considered to have resigned for “good reason” unless either (1) the award agreement includes a “good reason” termination right in connection with a Change in Control or (2) the awardee is or was, prior to the Change in Control, party to an employment agreement or severance or similar agreement or plan with the Company or a subsidiary or affiliate that includes provisions in which the awardee is permitted to resign for “good reason” in connection with a Change in Control (as defined in such agreement or plan). To the extent that this provision causes incentive stock options to exceed the dollar limitation set forth in Section 422(d) of the Code, the excess options will be deemed to be non-statutory stock options.

The Compensation Committee, in its sole discretion, may include such further provisions and limitations in any award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the 2018 Plan. No action described above can be taken that would cause an award to fail to be exempt from or comply with Section 409A of the

Code. The rights described above cannot be terminated, amended, or modified upon or after a Change in Control in a manner that would adversely affect an awardee’s rights with respect to an outstanding award without the prior written consent of the awardee.

Reference is made to the 2018 Plan for the definition of a Change in Control.

Amendment and Termination of the 2018 Plan

The Compensation Committee may amend, alter, or discontinue the 2018 Plan at any time and for any reason. Nevertheless, the Company will obtain stockholder approval for any amendment to the 2018 Plan to the extent required by applicable laws or stock exchange rules. In addition, unless approved by stockholders, no amendment will be made that would: (i) materially increase the maximum number of shares for which awards may be granted under the 2018 Plan, other than an increase pursuant to a change in capitalization, (ii) ”reprice” awards granted under the 2018 Plan, (iii) reduce the exercise price of outstanding options, or (iv) change the class of persons eligible to receive awards under the 2018 Plan. The Compensation Committee may not alter or impair any award previously granted under the 2018 Plan without the written consent of the participant. The 2018 Plan will terminate ten years from the its effective date of May 28, 2020, unless an amendment to extend the term is approved by stockholders. For purposes of the 2018 Plan, “repricing” means (1) any transaction performed with the intent or effect of (A) reducing the exercise price of any outstanding option, (B) cancelling or exchanging outstanding options in exchange for cash, other awards or replacement options, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged options, or (C) any similar share exchange transaction involving outstanding awards; or (2) any transaction defined as repricing under the New York Stock Exchange rules for listed companies.

Clawback

Triumph has the right to recoup or “claw back” any payment made with respect to an award under the 2018 Plan to the extent necessary to comply with applicable Federal securities laws or any Board- or Compensation Committee-approved plan or policy.

New Plan Benefits

Because benefits under the 2018 Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed Amendment No. 1 to the 2018 Plan is approved by the stockholders.

Additional Plan Information

The outstanding aggregate number of shares subject to equity awards under the 2018 Plan since its adoption in 2020 through but not including May 22, 2023 is set forth in the table below. The closing price of our common stock on May 22, 2023 was $12.31.

Name and Position	Options Granted (#)	Average Per Share Exercise Price ($)	Shares Subject to Stock Awards (#) (1)	Market Value of Shares Subject to Stock Awards ($)
Daniel J. Crowley
Chairman, President and Chief	—	—	1,274,190	$15,685,279
Executive Officer
James F. McCabe
Senior Vice President	—	—	296,998	$3,656,045
and Chief Financial Officer
Jennifer H. Allen
Chief Administrative Officer	—	—	206,852	$2,546,348
General Counsel and Secretary
Thomas A. Quigley, III
Vice President	—	—	57,648	$709,647
Investor Relations, M&A, and Treasurer
Kai W. Kasiguran
Vice President	—	—	16,283	$200,444
Controller
William C. Kircher
Former Executive Vice President	—	—	66,361	$816,904
Customer Solutions & Support
All current executive officers as a group (5)	—	—	1,851,971	$22,797,763
All current directors who are not executive officers as a group (0)	—	—	—	$-
All non-employee directors as a group (0)	—	—	—	$-
All employees, including all current officers who are not executive officers as a group (256)	—	—	1,533,492	$18,877,287

(1) Stock awards were in the form of RSUs and PSUs. Unearned performance-based awards are reflected assuming "target" performance and earned performance-based awards are reflected at the earned share amounts. See the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details.

Material U.S. Federal Income Tax Consequences of Awards

The following is a summary of material U.S. federal income tax considerations relating to the 2018 Plan. The summary is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, possibly retroactively. Tax laws are complex and may vary depending on individual circumstances and from locality to locality. This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2018 Plan and does not address state, local or foreign tax consequences. All participants in the 2018 Plan are urged to consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of participating in the 2018 Plan based on the participant’s personal circumstances.

Nonqualified Stock Options. Under the Code, the grant of a nonqualified stock option is generally not taxable to the participant. On exercise of a nonqualified stock option granted under the 2018 Plan, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the participant’s holding period for those shares will begin on that date. Upon a participant’s sale of shares acquired pursuant to the exercise of a nonqualified stock option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss.

If a participant pays for shares of stock on exercise of an option by delivering shares of common stock, the participant will not recognize gain or loss on the shares delivered, even if the fair market value of such shares differs from the participant’s tax basis in such shares. The participant, however, will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The participant’s tax basis and holding period for any shares received in excess of the number of shares delivered by the participant will be the same as if the participant had exercised the option solely in exchange for cash.

Upon a participant’s exercise of a nonqualified stock option, the Company or the applicable subsidiary will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the participant, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, and provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2018 Plan provides for the grant of stock options that qualify as incentive stock options (“ISOs”) as defined in section 422 of the Code. Under the Code, a participant generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the participant holds a share of stock received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share of stock acquired on exercise of an ISO before the end of the Required Holding Period, (a “Disqualifying Disposition”) the participant generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised (or, if less, the amount realized on such Disqualifying Disposition) over the exercise price. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, the excess gain recognized will be short-term or long-term capital gain, depending upon the length of time the shares have been held after the date of exercise.

If a participant exercises an ISO by delivering shares of stock acquired by an earlier exercise of an ISO, and the previously acquired shares have not been held for the Required Holding Period, the participant will recognize ordinary income on the Disqualifying Disposition.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the participant’s alternative minimum taxable income for that year.

The Company is not entitled to take a deduction for U.S. federal income tax purposes with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is entitled to a deduction in an amount equal to the ordinary income includible in income by the participant, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, and provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the participant of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received under the 2018 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the participant generally will not recognize income until the stock becomes vested, at which time the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. The 2018 Plan does not allow a participant to make a “section 83(b) election” with the Internal Revenue Service within respect to any stock award or RSU granted under the 2018 Plan.

The Company will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income taxable to the participant, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, and provided that such amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, and either the recipient includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Upon the disposition of any stock received as a stock award under the 2018 Plan, the difference between the sales price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Restricted Stock Units. A participant normally will not realize taxable income upon the award of RSUs. A participant will be subject to tax on the earlier of the year in which the participant receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the participant will recognize income equal to the fair market value of the shares of the Company’s common stock received, or no longer subject to a substantial risk of forfeiture, and the Company will be entitled to a deduction in the same amount, provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Performance-based Awards. A participant who has been granted a performance-based award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction for U.S. federal income tax purposes at that time. When an award is paid, whether in cash or shares of common stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, provided that such amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount. The participant’s tax basis in any shares acquired pursuant to a performance-based award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the participant will generally realize a capital gain or loss, as applicable.

Tax Withholding. Ordinary income recognized in connection with the receipt or exercise of an award under the 2018 Plan is subject to income and employment tax wage withholding, unless the participant is not an employee of the Company, or any subsidiary or affiliate. The Company, or any subsidiary or affiliate, may deduct from all payments made under the plan, an amount (which may include shares of common stock) to satisfy any federal, state, local or foreign withholding obligations with respect to any award.

Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Awards received under the 2018 Plan are intended to be exempt from the requirements of Section 409A where possible. However, there can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

The Board recommends that stockholders vote "FOR" the approval of an amendment to the 2018 Plan to increase the number of shares available for issuance under the 2018 Plan.

Proposal No. 8 – Approval of an Amendment to the Triumph Group, Inc. 2016 Directors' Equity Compensation Plan to Increase the Number of Shares Available for Issuance under the Plan

Summary

On May 30, 2023, the Board of Directors authorized and approved an amendment to the Company’s Triumph Group, Inc. 2016 Directors’ Equity Compensation Plan (the “2016 Directors’ Plan”) to increase the number of shares of common stock available for awards under the 2016 Directors’ Plan and directed that the amendment be submitted to the stockholders for approval.

The 2016 Directors’ Plan was initially authorized and approved by the Board in November 2016 and approved by the stockholders in July 2017, with an initial authorization of up to 500,000 shares of common stock reserved under the 2016 Directors’ Plan. We are seeking stockholder approval to amend the 2016 Directors’ Plan to increase the number of shares of our common stock available for issuance under the 2016 Directors’ Plan by 225,000 shares. As of May 22, 2023, there were 37,948 shares remaining available for issuance under future awards to be made under the 2016 Directors’ Plan. In determining to propose an increase in the number of shares of common stock issuable pursuant to the 2016 Directors’ Plan, the Board has taken into consideration that the proposed increase would represent only a small percentage of the total shares of common stock currently issued and outstanding and the desirability and importance of being able to continue to grant equity incentive awards that are comparable to those of our peer companies, to help us to remain competitive.

Capitalized terms used in this Proposal 8 but not defined herein will have the meanings set forth in the 2016 Directors’ Plan.

Description of the Amendment and of the 2016 Directors’ Plan

The following description of the 2016 Directors’ Plan is only a summary of the material features of the 2016 Directors’ Plan and does not describe all of its provisions. The amendment to the 2016 Directors' Plan is attached to this Proxy Statement as Appendix F and the 2016 Directors' Plan is attached to this Proxy Statement as Appendix G. This summary is qualified in its entirety by reference to the text of the 2016 Directors’ Plan and the amendment.

Administration

The 2016 Directors’ Plan is administered by the Board.

Eligibility

Each director of the Company who is not an officer or employee of the Company or any of its subsidiaries may be granted awards under the 2016 Directors’ Plan. As of May 22, 2023, there were 8 directors eligible to participate in the 2016 Directors’ Plan. The Board has full authority to select the eligible directors to whom such awards are to be granted and to determine the number of shares of common stock to be covered by each award.

Share Limitations

The 2016 Directors' Plan was adopted with an aggregate amount of 500,000 shares of our common stock authorized and reserved for issuance. As of May 22, 2023, 128,693 shares were reserved for outstanding and unvested restricted stock units or deferred but vested restricted stock units under the 2016 Directors’ Plan. As of the Record Date, there were 37,948 shares remaining available for issuance under future awards to be made under the 2016 Directors’ Plan. If the proposed amendment to the 2016 Directors' Plan is approved by our stockholders, the aggregate amount authorized and available to be made under the 2016 Directors' Plan would be increased by 500,000 shares. The closing price of our common stock on the Record Date was $12.31.

Unissued shares subject to awards that are cancelled, expired, or are terminated will be available for re-grant under the 2016 Directors' Plan.

Awards

The Board will have full authority to determine whether an award is a stock option, stock award, a deferred stock unit or a restricted stock unit, and the number of each type of award to be granted, subject to the limitations of the 2016 Directors’ Plan.

Terms and Conditions of Stock Options

Each stock option must be evidenced by a stock option certificate executed by the Company and is subject to the following additional terms and conditions. Each stock option will be a non-qualified stock option.

Exercise Price. The exercise price of an option is the fair market value of the common stock on the date of grant. The fair market value of the common stock is the closing price of a share in the New York Stock Exchange Composite Transactions on the previous regular trading day or, if no sale has been made on the New York Stock Exchange on such date, or if such common stock was not listed or reported on such date, the fair market value will be as determined under the regulations under Section 409A of the Code.

No Repricing. The 2016 Directors’ Plan does not allow for repricing of any stock options, or similar transactions, such as exchange transactions, without the consent of stockholders.

Exercise of Stock Option; Form of Consideration. The vesting period for any stock options is at least one year after the date of grant; otherwise, the Board determines when stock options become exercisable and in its discretion may accelerate the vesting of any outstanding stock option. The 2016 Directors’ Plan permits payment to be made by cash or check and, with the consent of the Board, other shares of common stock of the Company or by a reduction in the number of shares of common stock otherwise issuable upon such exercise.

Term of Stock Option. The term of a stock option will be seven years from the date of grant, which is a shorter period than under the prior plan. A stock option may not be exercised after the expiration of its term.

Termination. Unless otherwise determined by the Board, if a participant ceases to be a member of the Board for any reason other than death or disability, then all stock options held by the participant under the 2016 Directors’ Plan will terminate 90 days after the date on which the participant ceases to be a member of the Board; provided, however, that the Board may extend the exercise period based on factors deemed appropriate by the Board, but not beyond the expiration of the stated term of the stock option.

Death or Disability. Unless otherwise determined by the Board, if a participant ceases to be a member of the Board as a result of the participant’s death, then all of such participant’s vested options will remain exercisable after time of death, or on such accelerated basis as the Board may determine, until expiration of the stated term or on such earlier time as the Board may determine. Unless otherwise determined by the Board, if a participant ceases to be a member of the Board as a result of the participant’s disability, then all of such participant’s vested options will remain exercisable after the incurrence of the disability, or on such accelerated basis as the Board may determine, until expiration of the stated term of the stock option or such earlier time as the Board may determine.

Other Provisions. The stock option certificate may contain other terms, provisions and conditions not inconsistent with the 2016 Directors’ Plan as may be determined by the Board.

Terms and Conditions of Stock Awards

Stock awards may be granted to any eligible director. Each stock award will be evidenced by a stock award agreement between the Company and the participant and is subject to the following additional terms and conditions.

Lapse of Forfeiture Restrictions. Stock awards will vest at such time and in such installments as determined by the Board.

Forfeiture. Unless otherwise provided in the stock award agreement, if a participant ceases to be a member of the Board for any reason other than death, disability or retirement of the participant, or a divestiture transaction impacting the director’s service on the Board, the shares of common stock subject to a stock award that have not become vested pursuant to the stock award agreement will be forfeited.

Death, Disability or Retirement of Participant. Unless otherwise provided in the stock award agreement, if a participant ceases to be a member of the Board due to the participant’s death, disability or retirement, all outstanding stock awards granted to such participant will accelerate and vest; provided, however, that the conditions of the non-competition covenant set forth in the 2016 Directors’ Plan are met.

Divestiture. If a participant ceases to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding stock awards granted to such participant and provide that all forfeiture provisions with respect to such stock awards will lapse. The determination of whether a divestiture will occur will be made by the Board in its sole discretion.

Other Provisions. The stock award agreement may contain other terms, provisions and conditions not inconsistent with the 2016 Directors’ Plan as may be determined by the Board.

Terms and Conditions of Deferred Stock Units

The Board may grant deferred stock units to any eligible director. Each deferred stock unit will be evidenced by a deferred stock unit agreement between the Company and the participant and is subject to the following additional terms and conditions.

Lapse of Forfeiture Restrictions. Deferred stock units will vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period will be at least one year from the date of grant.

Forfeiture. Unless otherwise provided in the deferred stock unit agreement, if a participant ceases to be a member of the Board for any reason other than death, disability or retirement of the director or a divestiture transaction impacting the director’s service on the Board, the shares of common stock subject to a deferred stock unit that have not become vested pursuant to the deferred stock unit agreement will be forfeited.

Death, Disability or Retirement of Participant. Unless otherwise provided in the deferred stock unit agreement, if a participant ceases to be a member of the Board due to the participant’s death, disability or retirement, all forfeiture restrictions on all outstanding deferred stock units granted to such participant will lapse; provided, however, that the conditions of the non-competition covenant set forth in the 2016 Directors’ Plan are met.

Divestiture. If a participant ceases to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions of all or a portion of any outstanding deferred stock unit granted to such participant; provided, however, that the conditions of the non-competition covenant set forth in the 2016 Directors’ Plan are met. The determination of whether a divestiture will occur will be made by the Board in its sole discretion.

Dividend Equivalents. The deferred stock unit agreement may provide that the holder of a deferred stock unit will be entitled to receive payment from us at such times as set forth in the deferred stock unit agreement in an amount equal to each cash dividend that we would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of common stock equal to the number of deferred stock units which had been awarded to such holder as of the record date.

Other Provisions. The deferred stock unit agreement may contain other terms, provisions and conditions not inconsistent with the 2016 Directors’ Plan as may be determined by the Board.

Terms and Conditions of Restricted Stock Units

The Board may grant restricted stock units to any eligible director. Each restricted stock unit will be evidenced by a restricted stock unit agreement between the Company and the participant and is subject to the following additional terms and conditions.

Lapse of Forfeiture Restrictions. Restricted stock units will vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period will be at least one year from the date of grant and that, if the participant makes a deferral election with respect to any restricted stock units under the Company’s Directors’ Deferred Compensation Plan, the terms of the Directors’ Deferred Compensation Plan will apply to the payment of such deferred award.

Forfeiture. Unless otherwise provided in the restricted stock unit agreement, if a participant ceases to be a member of the Board for any reason other than death, disability or retirement of the director or a divestiture transaction impacting the director’s service on the Board, the shares of common stock subject to a restricted stock unit that have not become vested pursuant to the restricted stock unit agreement will be forfeited.

Death, Disability or Retirement of Participant. Unless otherwise provided in the restricted stock unit agreement, if a participant ceases to be a member of the Board due to the participant’s death, disability or retirement, all forfeiture restrictions on all outstanding unvested restricted stock units granted to such participant will lapse; provided, however, that the conditions of the non-competition covenant set forth in the 2016 Directors’ Plan are met.

Divestiture. If a participant ceases to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions of all or a portion of any outstanding unvested restricted stock unit granted to such participant and provide that all forfeiture provisions with respect to such restricted stock units will lapse. The determination of whether a divestiture will occur will be made by the Board in its sole discretion.

Dividend Equivalents. The restricted stock unit agreement may provide that the holder of a restricted stock unit will be entitled to receive payment from us in an amount equal to each cash dividend that we would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of common stock equal to the number of restricted stock units which had been awarded to such holder as of the record date.

Other Provisions. The restricted stock unit agreement may contain other terms, provisions and conditions not inconsistent with the 2016 Directors’ Plan as may be determined by the Board.

Nontransferability

Except as otherwise provided in the award agreement, any award granted under the 2016 Directors’ Plan and the rights and privileges conferred by the award may not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such award, right or privilege, or upon the levy of any attachment or similar process, the award and the rights and privileges conferred by the award will immediately terminate and the award will immediately be forfeited to the Company.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets

Subject to any required action by stockholders, the number and kind of shares covered by each outstanding award, in the minimum and maximum limits set forth in the 2016 Directors’ Plan, will be adjusted as determined by the Board in the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, merger, consolidation, combination of the Company’s stock, or any other change in the corporate structure of the Company affecting the Company’s stock.

If during the term of any award, the Company will be, with the prior approval of a majority of the members of the Board, merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Board, the Company may take such other action as the Board determines to be reasonable under the circumstances to permit a participant to realize the value of such award, including paying cash to the participant equal to the value of the award or requiring the acquiring corporation to grant options or stock to the participant having a value equal to the value of the award.

In the event of a “change in control” of the Company, as defined in the 2016 Directors’ Plan, to the extent the participant ceases to be a director of the Company in connection with such change in control, each award then outstanding will become immediately vested or have full lapse of forfeiture restrictions, and in the case of stock options, will become immediately exercisable to the full extent of the shares of common stock. If the participant continues to provide services on the Board of the successor entity, the 2016 Directors’ Plan provides that any outstanding awards will be assumed and converted into awards to acquire equivalent equity of the successor entity.

Amendment and Termination of the 2016 Directors’ Plan

The Board may amend, discontinue or terminate the 2016 Directors’ Plan, or any part thereof, at any time and for any reason; provided, however, that any “material revision” to the 2016 Directors’ Plan, including, without limitation, any repricing or exchange of stock options, requires approval by stockholders. No such action by the Board may alter or impair any award previously granted under the 2016 Directors’ Plan without the consent of the participants. Unless terminated earlier, the 2016 Directors’ Plan will terminate on November 10, 2026, which is ten years after the date the 2016 Directors’ Plan was approved by the Board.

New Plan Benefits

Because benefits under the 2016 Directors’ Plan depend on the Board’s and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by directors if the proposed amendment to the 2016 Directors’ Plan is approved by the stockholders.

Additional Plan Information

The outstanding aggregate number of shares subject to equity awards under the 2016 Directors’ Plan since its adoption in 2017 through but not including May 22, 2023 is set forth in the table below. The closing price of our common stock on May 22, 2023 was $12.31.

Name and Position	Options Granted (#)	Average Per Share Exercise Price ($)	Shares Subject to Stock Awards (#) (1)	Market Value of Shares Subject to Stock Awards ($)
Paul Bourgon	—	—	58,472	$719,790
Director
Cynthia M. Egnotovich	—	—	10,707	$131,803
Director
Daniel P. Garton	—	—	51,854	$638,323
Director
Barbara W. Humpton	—	—	35,650	$438,852
Director
Neal J. Keating	—	—	11,933	$146,895
Director
William Mansfield	—	—	58,472	$719,790
Director
Colleen C. Repplier	—	—	35,650	$438,852
Director
Larry Spencer	—	—	52,087	$641,191
Director
All current executive officers as a group (0)	—	—	—	$-
All current directors who are not executive officers as a group (8)	—	—	314,825	$3,875,496
All non-employee directors as a group (14)	—	—	468,480	$5,766,989
All employees, including all current officers who are not executive officers as a group (0)	—	—	—	$-

(1) Stock awards were in the form of RSUs. See the "Director Compensation" section of this Proxy Statement for additional details.

Federal Income Tax Consequences

Below is a summary of the material U.S. federal income tax considerations relating to the grant and exercise of awards under the 2016 Directors’ Plan. It does not purport to be complete and does not discuss the tax consequences relevant to a participant, and does not address state, local, foreign or estate tax consequences. All participants are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign income, estate and other tax consequences of participating in the 2016 Directors’ Plan.

Stock Options. Each stock option issued under the 2016 Directors’ Plan will be a nonqualified stock option. A participant will not recognize any taxable income at the time a stock option is granted under the 2016 Directors’ Plan. Upon exercise, the participant will recognize taxable income generally measured by the excess of the then fair market value of the common stock to be received upon exercise over the exercise price. The participant’s tax basis in the shares acquired upon exercise of the options in such shares will be equal to their fair market value on the date of exercise of the option, and the participant’s holding period for those shares will begin on that date. Upon a participant’s sale of shares acquired pursuant to the exercise an option, any difference between the sale price and the fair market value of the shares on the date when the stock option was exercised will be treated as long-term or short-term capital gain or loss, depending on the holding period. Upon a participant’s exercise of an option, the Company will generally be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount recognized as ordinary income to the participant.

Stock Awards. Generally, a participant granted a stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the common stock received over any amount paid by the participant in exchange for the common stock. If, however, the common stock is not vested when it is received, the participant generally will not recognize taxable income until the common stock becomes vested, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common stock on the date it becomes vested over any amount paid by the participant in exchange for the common stock. A participant may, however, file a “Section 83(b) election” with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding that such shares are not vested and may be subsequently forfeited. If a participant makes such an election, the participant will not recognize any additional taxable income at the time the shares become vested, but if the shares are later forfeited, the participant will not be allowed a tax deduction for the forfeited shares.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any of the common stock, the difference between the sales price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any income. The Company will be entitled to a deduction for U.S. federal income tax purposes equal to the amount of ordinary income taxable to the participant.

Deferred Stock Units and Restricted Stock Units. A participant generally will not recognize any taxable income at the time a deferred stock unit or restricted stock unit is granted under the 2016 Directors’ Plan. A participant will recognize taxable income on deferred stock units or restricted stock units as the deferred stock units or restricted stock units become vested, and the shares of common stock represented by the deferred stock units or restricted stock units are issued to the participant. A participant will also recognize taxable income when he or she receives cash representing dividend equivalents. The Company will be entitled to a federal income tax deduction in the same amount as and at the same time the participant recognizes ordinary income for federal income tax purposes.

Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Awards received under the 2016 Directors’ Plan are intended to be exempt from the requirements of Section 409A where possible. However, there can be no assurance that awards designed to be exempt from Section 409A will in fact be exempt. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

The Board recommends that stockholders vote "FOR" the approval of an amendment to the 2016 Directors' Plan to increase the number of shares available for issuance under the 2016 Directors' Plan.

Proposal No. 9 – Stockholder Proposal to Adopt a Policy and Amend the Company's Governing Document so that Two Separate People Hold the Office of Chairman and Chief Executive Officer of the Company

The Company has been advised that Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY, 11021, who represents that he owns no less than 250 shares of the Company’s common stock, intends to submit the following proposal at the Annual Meeting:

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.

A Lead Director is no substitute for an independent Board Chairman. The Triumph Group Lead Director short list of duties allow for these conclusions.

•
Advises the Chairman on the earlier prepared Board meeting agendas, advice that the Chairman need not follow.
•
Consults with the Chairman on topics of Board meetings, consulting that the Chairman can ignore.
•
Acts as a liaison, a role that others also have.
•
Chairs certain meetings.
•
Performs vague other duties.

In response to this proposal topic in 2022 Triumph Group management bragged that the stock went from $6 to $26. However later in 2022 the stock was in freefall dropping from $26 to $9.

Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no management comparison of the exclusive powers of the Office of the Chairman and the de minimis exclusive powers of the Lead Director.

Please vote yes:

Independent Board Chairman – Proposal 9

The Company’s Statement in Opposition to Proposal 9:

The Board recommends a vote AGAINST Proposal 9, as the Board believes the proposal is unnecessary and not in the best interests of the stockholders.

A flexible leadership structure is most effective for the Company and our stockholders.

The Company does not have a formal policy requiring that the positions of Chairman and Chief Executive Officer be separated or requiring that the position of Chairman be filled only by an independent director. Instead, our Board has the freedom to decide whether the roles of Chairman and Chief Executive Officer should be separate, based on what it believes is in the best interests of the Company and its stockholders.

We operate in a very competitive and fast-changing industry in which our Board must constantly assess industry change and disruption. Our Board is comprised of directors with diverse backgrounds, experience, perspectives and in-depth knowledge about the Company. With this expertise, our Board is uniquely positioned to evaluate the Company’s key challenges and needs, including the optimal Board leadership structure. Given the dynamic and competitive environment in which the Company operates, this flexibility allows our Board to decide what leadership structure works best for our Company based on the facts and circumstances existing from time to time.

The Board believes that the Company and its stockholders are best served when leadership choices are made by the Board on a case-by-case basis, rather than be dictated by a predetermined policy. This approach provides the Board with the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. Adopting a policy to restrict the Board’s discretion in selecting the Chairman, as well as restricting the ability to combine the positions of Chairman and Chief Executive Officer, would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman regardless of what the Board believes to be in the best interests of the Company and its stockholders.

While our Board believes that there may be circumstances which warrant separation of our Chairman and Chief Executive Officer roles, our Board currently believes it is in the best interests of our Company for the roles of our Chairman and Chief Executive Officer to be combined and to appoint a Lead Independent Director from among our independent directors. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our Company, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning. Furthermore, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, suppliers, customers, stockholders and other stakeholders that our company has strong leadership setting the tone and having responsibility for managing our operations.

Our Board regularly evaluates the best leadership structure of the Company based on all then-relevant facts and circumstances, and our Board believes that this remains the best leadership structure for our Company at this time and that, operating under this structure, our Board is very effective in guiding our Company and representing the interests of the stockholders.

The proposal’s rigid and prescriptive approach to board leadership is not the practice of the majority of companies in the S&P 500.

While a number of S&P 500 companies have separated the roles of Chief Executive Officer and Chairman, not all of those companies have adopted an inflexible policy mandating the separation of Chairman and Chief Executive Officer roles, no matter the situation. Furthermore, a majority of S&P 500 companies do not have a separate, independent Chairman. According to the 2022 Spencer Stuart Board Index, approximately 64% of companies in the S&P 500 do not have an independent Chairman. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of our Company and stockholders, taking into account the Company’s needs and circumstances at any given time.

The Board is truly independent and has a Lead Independent Director with the authority to ensure proper checks and balances.

With the exception of Mr. Crowley, our Chairman and Chief Executive Officer, the Board is composed entirely of independent directors. Independent directors currently make up approximately 90% of the Board. The Board effectively oversees management and provides vigorous oversight of the Company’s business and affairs. The Board and its standing committees, which consist entirely of independent directors, vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance programs.

Moreover, the Board has adopted a practice of appointing a Lead Independent Director. The duties of the Lead Independent Director are comprehensive and clearly delineated in our corporate governance guidelines available on our Investor Relations site through www.triumphgroup.com. The Lead Independent Director is charged with, among other things, acting as a liaison among other directors, with management and between Board committees and the Board, overseeing information provided to the Board, and coordinating the Board’s Chief Executive Officer planning process. The Lead Independent Director could also preside at Board meetings in the absence of the Chairman. This position improves the functionality of the Board and its Committees and aids in the fiduciary obligations each director has to the Company and its stockholders.

The Company’s track record of performance demonstrates that the Company’s existing corporate governance policies are effective and the Company’s shareholders did not support separating the role of Chairman and CEO in 2022.

The Board also believes that the proposal seeks to advance a solution to a problem that does not exist at the Company. In particular, the Company’s shareholders overwhelmingly rejected a proposal last year to separate the role of Chairman and Chief Executive Officer, with holders of over 85% of the shares of Company common stock having voting power, present virtually or represented by proxy, voting against the proposal.

The success of the Company has been driven by a strong understanding of the industry in which we operate, a demonstrated capability to drive performance improvement over successive cycles and the vision to set the Company on a path to further success in the face of changing industry dynamics. In the past year, the Company has taken significant steps to enhance the business and undertake a significant refinancing to better position the Company for long-term success, in the Board’s view. There is no evidence to suggest that separating the roles of Chairman and Chief Executive Officer would improve our financial performance or otherwise benefit stockholders.

The Board further believes the current leadership model provides strong and consistent leadership and independent and effective oversight of the Company’s business and affairs. The proposal attempts to impose an inflexible policy that does not permit the Board, regardless of the circumstances, to exercise judgment about which arrangements would best serve the interests of our stockholders. The Board does not believe that adoption of such policy is either the right approach or necessary for the Company or its stockholders.

Given the Board’s deep knowledge of the strategic goals of the Company, the unique opportunities and challenges it faces, and the various capabilities of our directors and the Company’s senior management, as well as the Company’s strong corporate governance policies and track record of performance, the Board believes that adoption of the proposal is unnecessary and not in the best interest of the Company or its stockholders.

Recommendation of the Board:

For the foregoing reasons, the Board of Directors recommends that you vote “AGAINST” proposal 9 to adopt an independent board chairman policy. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

The Board of Directors Recommends that you vote "AGAINST" The Stockholder Proposal Entitled "Independent Board Chair".

OTHER MATTERS

The Board knows of no other matters that will be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, or any postponements or adjournments thereof, the person or persons voting the proxies will vote them with their judgment in those matters.

GOVERNANCE OF TRIUMPH

Pursuant to the Delaware General Corporation Law and the Company's Bylaws, our business is managed under the direction of our Board. Members of the Board are kept current on matters relating to our business: through reports from and discussions with our Chairman, President and Chief Executive Officer, and other executive officers of the Company; through an annual meeting with our executive officers and senior management from our operating locations; by reviewing materials provided to them by our executive officers, senior management, advisors and others; and by participating in meetings of the Board and, as applicable, its committees. In addition, to promote open discussion among our non-employee directors, those directors meet in regularly scheduled executive sessions without participation from management. These sessions are presided over by our Lead Independent Director.

Corporate Governance

Our board of directors consists of nine members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. Upon the Annual Meeting, Mr. Mansfield and Mr. Spencer will retire from the Board following 11 and five years of service, respectively. Mr. Mansfield and Mr. Spencer had no disagreement with the Company, its management, the Board or any committee of the Board on any matter.

To fill one of the two vacancies created by their resignation, our Board nominated Patrick E. Allen as an independent director to stand for election to the Board.

In connection with a Cooperation Agreement with Vision One Management Partners (“Vision One”), dated as of May 30, 2023, Courtney R. Mather, CEO and CIO of Vision One, has been nominated to stand for election to the Board. If elected, Mr. Mather will fill the second of the two vacancies left by Mr. Mansfield’s and Mr. Spencer’s retirement.

As part of the Cooperation Agreement, Vision One agreed, among other things, (i) to customary standstill provisions until the date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s Bylaws with respect to the Company’s 2024 annual meeting of stockholders (the “Expiration Date”) and (ii) to vote its shares in favor of the Board of Directors’ slate of directors at the Annual Meeting. The Cooperation Agreement also provides that Julio C. Acero, Investment Analyst of Vision One, will serve as a non-voting observer on the Board following the Annual Meeting and until the Expiration Date.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance” and are available in print to any stockholder upon request.

Code of Business Conduct

Our Board has adopted a Code of Business Conduct that applies to each of our employees, officers and directors, including, but not limited to, our Chairman, President and Chief Executive Officer, Chief Financial Officer and Controller (principal accounting officer). The Code of Business Conduct is reviewed at least annually by the Nominating, Governance, and Sustainability Committee (the “Governance Committee”) and amended as the Board deems appropriate upon the recommendation of the Governance Committee. A copy of the Code of Business Conduct is posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance” and is available in print to any stockholder upon request.

Proxy Access

Under Article III, Section 14 of the Bylaws, a stockholder or group of stockholders owning at least 3% of the Company’s outstanding common stock continuously for three years or more is permitted to nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to 25% of the total number of directors then in office, provided that the nominating stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. This right is subject to various requirements, conditions, procedures and limitations set forth in the Bylaws, including the requirement that notice of such a nomination be provided to the Company not less than 120 days nor more than 150 calendar days prior to the one-year anniversary of the date of the Company’s proxy statement for the immediately preceding annual meeting of stockholders. A summary of the proxy access provisions included in the Bylaws is below.

% Ownership Threshold	Limit on Proxy Access Nominees (Maximum % of Board)	Group Size Limit	Loaned Shares Count as “Owned”	Requirement/ Express Intention to Hold Shares Beyond Meeting Date (1 Year)	Restrictions on Renominating Unsuccessful Proxy Access Nominees	Board Power to Amend Proxy Access Bylaws

3%	25%	No limit	Loaned shares count as owned if recallable on 5 business days’ notice and stockholder commits to recall and hold shares until next annual meeting if stockholder nominee will be included in Company’s Proxy	Required to hold shares through the date of the annual meeting	A stockholder’s nominee that does not receive at least 25% of the votes cast is ineligible to be a stockholder nominee for the next two annual meetings	Board can amend proxy access bylaw

Social Responsibility and Environmental Sustainability

We continually strive to better serve our customers, provide quality jobs for employees and value to our investors. Our directors, officers and employees are expected to conduct business ethically and in compliance with the Company’s Code of Business Conduct and all applicable laws, rules and regulations, and other compliance obligations. Triumph’s Code of Business Conduct is reflective of our culture and contains the business and ethical principles upon which we have built our reputation for integrity. We are committed to sourcing components and materials from companies that share our values regarding human rights, ethics and environmental responsibility. Additional details regarding our environmental, social and governance program can be found in our Sustainability Report, available on our investor relations website at ir.triumphgroup.com.

Employees. We value our employees and their families and, therefore, we offer competitive benefits that cover the many facets of health including resources and programs designed to support physical, mental, and financial wellness. We also provide tuition reimbursement and other educational and training opportunities to our employees. We view the development of our employees as critical to attracting and retaining our employees and advancing our enterprise as a whole.

Diversity. We value the diversity of our workforce and believe that the best business results are achieved when teams are populated with individuals from a diverse set of backgrounds, cultures, genders, and experiences. We track the diversity of our leadership and workforce and review our progress toward our diversity objectives with the Board on a periodic basis.

Safety. Our Environment, Safety and Health (ES&H) goals include:

•
Eliminating workplace injuries;
•
Protecting employee health from workplace exposures;
•
Preventing safety incidents; and
•
Complying with health and safety regulations.

Our ES&H team fosters and leads a culture that provides the skills, resources and management to fully engage and empower our workforce to create an incident-free environment. At our manufacturing sites, the ES&H team is leading the Company’s efforts to provide a safe workplace for our employees, customers and visitors and to ensure that our operations are conducted in an environmentally responsible manner in accordance with applicable laws and regulations. We continuously invest in educational platforms for our employees, contractors, and visitors to improve their skills and knowledge, as well as provide improved tools, to create an incident-free workplace.

Environmental. Our business, operations and facilities are subject to numerous stringent federal, state, local and foreign environmental laws and regulation by government agencies. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of hazardous materials, pollutants and contaminants, govern public and private response actions to hazardous or regulated substances that may be or have been released to the environment, and require us to obtain and maintain licenses and permits in connection with our operations. We continually seek to improve the design and safety of our processes, seek energy efficient options, and minimize waste generation through pollution prevention and sustainability strategies. We partner with contractors, suppliers, and third-party providers who share our commitment to eliminate work-related injuries, incidents, and environmental impacts.

Community Service and Philanthropy. Since 2011, we have demonstrated a deep dedication to corporate citizenship through our Wings community outreach program. Through Wings, based on the needs of their communities, our employees around the world create and implement service projects by partnering with local non-profit organizations and engage in meaningful volunteer projects that directly benefit local charities committed to serving the needs of others. Through the Wings program and individual acts of volunteerism, employees at our sites have partnered with organizations including the United Way, American Red Cross, Salvation Army, Boys and Girls Club of Middle Tennessee, Ouachita Children’s Center, Los Angeles Regional Food Bank, Second Harvest Food Bank and many others. The Company enjoys partnering in local communities and team-based volunteer events help bring our employees together as one team serving its communities.

Triumph Group Charitable Foundation. In 2008, the Triumph Group Charitable Foundation was formed and funded. The Triumph Group Charitable Foundation allocates its approximately $300,000 annual grant budget to recipient organizations with the missions of advancing education, with a focus on science, technology, engineering and mathematics (STEM), improving our communities, and supporting veterans and military families.

Anti-Hedging Policy

We believe that the issuance of incentive and compensatory equity awards to our officers and directors, including non-employee directors, along with our stock ownership guidelines, help to align the interests of such officers and directors with our stockholders. As part of our insider trading policy, we prohibit any officers and directors from engaging in hedging activities with respect to any owned shares or outstanding equity awards. The policy also discourages pledges of any Company stock by officers and directors, and requires Company notice and approval. None of our officers and directors pledged any shares of Company stock during fiscal year 2023.

Director Age and Committee Composition

	Age as of 2023 Proxy Statement	Audit	Compensation	Finance	Governance

Paul Bourgon	66		Member	Member	Member
Daniel J. Crowley	60
Cynthia M. Egnotovich	66	Member			Chair
Dan Garton	66	Chair	Member	Member
Barbara Humpton	62		Chair	Member	Member
Neal J. Keating	67	Member	Member		Member
William L. Mansfield	75
Colleen Repplier	62	Member	Member	Chair
Larry Spencer	69	Member		Member	Member

Board of Directors

The Board currently consists of nine directors: Paul Bourgon, Daniel J. Crowley, Cynthia M. Egnotovich, Daniel P. Garton, Barbara W. Humpton, Neal J. Keating, William L. Mansfield, Colleen C. Repplier, and Larry O. Spencer.

Chairman and Lead Independent Director

Mr. Crowley has served as Chairman since November 17, 2020. The Board continues to believe that Mr. Crowley’s proven leadership capabilities, strategic and operational expertise, and deep understanding of the aerospace and defense industry make him well-qualified to lead the Company in the role of Chairman.

On July 21, 2021, Mr. Mansfield became Lead Independent Director, based upon his strong record of corporate governance, long-standing history with the Board, and public company leadership experience. In addition to the Corporate Guidelines established by the Board, the Board has approved and adopted Lead Independent Director Guidelines, which are posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance” and are available in print to any stockholder upon request. Among other responsibilities, the Lead Independent Director is charged with:

•
Facilitating discussion and open dialogue among the independent directors during Board and committee meetings and during executive sessions;
•
Providing feedback regarding the Board’s committees and the Chairman;
•
Leading the evaluation and review of the effectiveness of the Chairman;
•
Overseeing the CEO succession planning process; and
•
Managing crises when required.

The Board has determined that Mr. Keating will serve as Lead Independent Director upon Mr. Mansfield's retirement at the Annual Meeting.

Director Independence

The Board has determined that each of Mr. Bourgon, Ms. Egnotovich, Mr. Garton, Ms. Humpton, Mr. Keating, Mr. Mansfield, Ms. Repplier and Gen. Spencer, along with Mr. Allen and Mr. Mather as nominees, are independent based upon the standards of independence set forth in the listing standards of the New York Stock Exchange and in our Independence Standards for Directors, which are posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance.”

Meetings and Committees of the Board of Directors

The Board held ten meetings during our fiscal year ended March 31, 2023 and also acted 9 times by unanimous written consent. Each of our directors attended at least 75% of the meetings of the Board and committees of the Board of which he or she was a member during the fiscal year ended March 31, 2023. Ms. Egnotovich did not attend any meetings for the first half of fiscal year 2023 since she did not join the Board until September 28, 2022. We encourage all of our directors to attend the Annual Meeting. For the Annual Meeting, we expect all of our directors standing for re-election will attend. All of the directors attended the 2022 annual meeting of stockholders.

As Chairman, Mr. Crowley leads meetings of the Board. As Lead Independent Director, Mr. Mansfield provides leadership of the independent directors during meetings of the Board and also generally attends meetings of the Board’s committees (without a vote). Our Chairman and Lead Independent Director are elected annually by the Board upon a recommendation by the Nominating, Governance, and Sustainability Committee (the "Governance Committee"). Executive sessions of the independent directors are held at every Board meeting (which sessions are not attended by management, except upon invitation by the Chairman). While the Board believes this leadership structure is appropriate, the Board may decide to change it in the future.

The standing committees of the Board are the Audit Committee, the Human Capital and Compensation Committee (the “Compensation Committee”), the Nominating, Governance, and Sustainability Committee (the "Governance Committee"), and the Finance Committee. All members of the Board's committees are independent, as independence for such committee members is defined in the listing standards of the New York Stock Exchange and in our Independence Standards for Directors, which are posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance.”

The Board has adopted a written charter for each of the standing committees, each of which is reviewed at least annually by the relevant committee. A copy of the charter of each standing Board committee is posted on our website at www.triumphgroup.com under “Investor Relations—Corporate Governance” and is available in print to any stockholder upon request.

Audit Committee

The Audit Committee, currently consisting of Ms. Egnotovich, Mr. Garton (Chair), Mr. Keating, Ms. Repplier and Gen. Spencer, met seven times during fiscal year 2023, and also acted one time by unanimous written consent. The Committee assists the Board in its oversight of the integrity of our financial statements, the operations and effectiveness of our internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and the independent registered public accounting firm. The Audit Committee assists management in overseeing the Company's cybersecurity and enterprise risk management programs. The Audit Committee is also responsible for reviewing and approving all related person transactions in accordance with the Company’s policy.

Compensation Committee

The Compensation Committee, currently consisting of Mr. Bourgon, Mr. Garton, Ms. Humpton (Chair), Mr. Keating and Ms. Repplier met five times during fiscal year 2023 and also acted 2 times by unanimous written consent. The Compensation Committee periodically reviews and evaluates the compensation of our officers and other members of senior management, administers the incentive plans under which the executive officers receive their compensation, establishes guidelines for compensation of other personnel and oversees our management development and succession plans. The Compensation Committee also assists management in overseeing the Company's human capital and diversity and inclusion programs.

The Compensation Committee determines the compensation of the Chairman, President and Chief Executive Officer. The Compensation Committee also reviews and approves the compensation proposed by the Chairman, President and Chief Executive Officer to be awarded to Triumph’s other executive officers, as well as certain key senior officers of each of Triumph’s operating companies and divisions. The Chairman, President and Chief Executive Officer generally attends Compensation Committee meetings but does not attend executive sessions or any discussion of his own compensation. The Compensation Committee also considers the results of the most recent stockholder advisory vote on executive compensation in determining executive compensation. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees consisting solely of one or more members of the Compensation Committee as it may deem appropriate, provided, that the Compensation Committee does not delegate any power or authority required by law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

As further described in the CD&A, for fiscal year 2023, the Compensation Committee engaged a compensation consultant, Pay Governance LLC (“Pay Governance”), whose selection and fees were recommended and approved by the Compensation Committee, to assist the Compensation Committee and the Chairman, President and Chief Executive Officer in modifying the Company's peer group, reviewing select officer pay recommendations, providing recommendations for fiscal year 2023’s long-term incentive plan design, and assisting with the preparation of the CD&A included in this Proxy Statement. Pay Governance provided the Compensation Committee with specific recommendations on the compensation for Mr. Crowley and input on the compensation for the other named executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries, nor were any of them an officer or employee of Company or any of our subsidiaries during the fiscal year ended March 31, 2023. None of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Governance Committee

The Governance Committee, currently consisting of Mr. Bourgon, Ms. Egnotovich (Chair), Ms. Humpton, Mr. Keating and Gen. Spencer, met five times during fiscal year 2023 and also acted 3 times by unanimous written consent. The Governance Committee assists the Board in identifying individuals qualified to become Board members, recommending the nominees for directors, developing and recommending our Corporate Governance Guidelines and overseeing the evaluation of the Board and management. In addition to these responsibilities, the committee also advises the Board on non-employee director compensation matters. In conjunction with the efforts of the Board's other committees, the Governance Committee also oversees the Company's environmental, governance, and sustainability programs.

Finance Committee

The Finance Committee, currently consisting of Mr. Bourgon, Mr. Garton, Ms. Humpton, Ms. Repplier (Chair), and Gen. Spencer, met seven times during the last fiscal year. The Finance Committee reviews our capital structure and policies, financial forecasts, operations and capital budgets, pension fund investments and employee savings plans and corporate insurance coverage, as well as other financial matters deemed appropriate by the Board.

Risk Oversight

The Board of Directors is responsible for consideration and oversight of risks facing Triumph. Acting as a whole and through its standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management. In addition to such ongoing supervision, the Board has followed a practice of annually assessing the Company’s strategic risks and opportunities as part of an extended Board meeting. The Audit Committee performs a central oversight role with respect to financial and compliance risks, receives a report from Internal Audit, on the Company’s enterprise risk management assessment at each regular meeting, and meets independently, outside the presence and without the participation of senior management, with Internal Audit and our independent accountants in conjunction with each regularly scheduled Board meeting. The Compensation Committee considers the risks of the Company’s compensation programs in connection with the design of our compensation programs for senior corporate and Company management. In addition, the Finance Committee is responsible for assessing risks related to our capital structure, significant financial exposures, our risk management and major insurance programs and regularly assesses financial risks associated with such exposures and programs.

Director Nominations

As previously discussed, the Governance Committee assists the Board in identifying individuals qualified to become Board members and recommends the director nominees for the next annual meeting of stockholders. The Governance Committee will consider nominees for director recommended by stockholders in accordance with the following procedures. As a stockholder, you may recommend any person as a nominee for director for consideration by our Governance Committee by submitting the name(s), completed and signed questionnaire(s) and written representation and agreement(s), supplemented and updated if necessary, for each named person in writing to Jennifer H. Allen, Secretary, Triumph Group, Inc., 555 E. Lancaster Avenue, Suite 400, Radnor, Pennsylvania 19087. Recommendations should be received by no earlier than March 22, 2024 and later than April 21, 2024 for the 2024 annual meeting of stockholders and, as further described in the Bylaws, should generally be accompanied by:

•
the name and address of the nominating stockholder;
•
the class or series and number of shares of the Company beneficially held by the nominating stockholder;
•
the stock ownership interests, and any agreements or arrangements with respect to such ownership interests, of the Company beneficially held by the nominating stockholder, including the information required by Article II, Section 14(C)(1)(a)(ii) of the Bylaws of the Company;
•
information regarding each nominee that would be required to be included in a proxy statement;
•
a description of any arrangements or understandings between and among the stockholder and each nominee during the past three years; and
•
the written consent of each nominee to serve as a director, if elected, and to be named in the proxy statement as a nominee.

As set forth in our Corporate Governance Guidelines and the Governance Committee charter, the Governance Committee has not established any specific minimum eligibility requirements for nominees, other than personal and professional integrity, dedication, commitment and, with respect to a majority of the Board, independence. However, when assessing a candidate’s qualifications, the Governance Committee considers the candidate’s experience, diversity (including gender, racial, and ethnic diversity), expertise, education, insight, judgment, skills, character, conflicts of interest and background. Within the limitations of the maximum number of the Board members deemed to be effective for the management of the Company, the Governance Committee seeks to ensure diversity among all of these criteria to provide the Board with the greatest practicable breadth of input. The Governance Committee seeks to implement these principles through consideration, on at least an annual basis, of the Board’s composition and discussion with the Board of any identified criteria that the committee believes should be sought in considering candidates for membership. A consideration of the adequacy of the Board’s composition is formally included in the Board’s annual self-evaluation, and the adequacy of the process for identifying and recommending Board candidates is examined as part of the annual self-evaluation of the Governance Committee.

The Governance Committee does not have any specific process for identifying and evaluating nominees. It considers candidates proposed by directors, executive officers and stockholders, as well as those identified by third party search firms.

Communications with Directors

The Board of Directors welcomes and seeks input from the Company’s stockholders during its stockholder meetings, through its investor relations function, and through direct communications to the Board. Stockholders and interested parties may communicate with any of our directors, any committee chair, the non-employee directors as a group or the entire Board of Directors by writing to the director, committee chair, non-employee directors or the Board in care of Triumph Group, Inc., Attention: Secretary, 555 E. Lancaster Avenue, Suite 400, Radnor, Pennsylvania 19087. Communications received by the Secretary for any director or group of directors are forwarded directly to the director or group of directors. If the communication is addressed to the Chairman, Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the Chairman, the Lead Independent Director, the appropriate committee chair, all the non-employee directors or all the directors.

Director Compensation

In fiscal year 2023, each of the independent directors received a cash retainer in the amount of $85,000. Mr. Mansfield received a Lead Independent Director fee of $25,000. In addition, the Chair of the Audit Committee received a chair fee of $15,000, the Chair of the Compensation Committee received a chair fee of $12,500, the Chair of the Finance Committee received a chair fee of $10,000, and the Chair of the Governance Committee received a chair fee of $10,000. Each independent director also received an equity award in the form of restricted stock units with a grant date value of $140,000 (pro-rated for partial years of service). The following table summarizes compensation we paid to non-employee directors for their service during fiscal year 2023 under this revised non-employee director compensation program.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Paul Bourgon	$85,000	$140,000	$225,000
Cynthia M. Egnotovich	44,579	113,918	158,497
Ralph E. Eberhart	24,484	—	24,484
Daniel P. Garton	100,000	140,000	240,000
Barbara W. Humpton	97,500	140,000	237,500
Neal Keating	79,396	140,000	219,396
William L. Mansfield	110,000	140,000	250,000
Colleen C. Repplier	95,000	140,000	235,000
Larry O. Spencer	95,000	140,000	235,000

(1)
Ms. Egnotovich's fees are prorated for her service on the Board beginning on September 22, 2023. Gen. Eberhart's fees are prorated for his service until July 15, 2022. Mr. Garton's fees include a fee for his service as Chair of the Audit Committee throughout fiscal year 2023. Ms. Humpton's fees include a fee for her service as Chair of the Compensation Committee throughout fiscal year 2023. Mr. Keating's fees are prorated for his service on the Board beginning on April 25, 2022. Mr. Mansfield's fees include a fee for his service as Lead Independent Director throughout fiscal year 2023. Ms. Repplier's fees include a fee for her service as Chair of the Finance Committee throughout fiscal year 2023. Gen. Spencer's fees include a fee for his service as Chair of the Governance Committee throughout fiscal year 2023.

(2)
On July 15, 2022, each of Mr. Bourgon, Mr. Garton, Ms. Humpton, Mr. Keating, Mr. Mansfield, Ms. Repplier and Gen. Spencer received 10,853 restricted stock units, each unit representing the contingent right to receive one share of common stock. The closing price on the date of such grant was $10.93. On April 27, 2022, Ms. Egnotovich received 10,707 restricted stock units, each unit representing the contingent right to receive one share of common stock, as a prorated award in recognition of her partial term year of service as a director. The closing price on the date of such grant was $10.64. Forfeiture restrictions lapse on the restricted stock units on July 15, 2023, unless earlier terminated or accelerated in accordance with the 2016 Directors’ Plan. Calculations are based on the closing price on the date of grant.

Director Stock Ownership Guidelines

To further align the interests of the non-employee directors of the Company with the interests of the stockholders, the Company has adopted stock ownership guidelines for its non-employee directors. These guidelines establish an expectation that each non-employee director will hold shares of Triumph common stock, including shares covered by restricted stock units granted under the 2016 Directors’ Plan, with a value equal to five times the amount of the annual cash retainer paid to non-employee directors. For purposes of the guidelines, the following categories of equity count toward satisfaction of the thresholds included in the guidelines: shares owned outright by an individual (including any shares owned by an immediate family member of such individual or trust established by such individual) and unvested time-based restricted stock units. An annual review is conducted by our Governance Committee to assess compliance with the guidelines. As of March 31, 2023, all of our non-employee directors met their applicable ownership guidelines except directors who were recently appointed during the course of fiscal year 2023. The Governance Committee will continue to monitor compliance with the guidelines.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of five independent directors and operates under a written charter adopted by the Board and reviewed by the Audit Committee and the Board. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including in respect of auditor independence. However, all committee members are financially literate. In addition, the Board has determined that each of Mr. Garton and Mr. Keating is an “audit committee financial expert” as defined under the rules of the SEC and that each member of the Audit Committee is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange.

Management is responsible for Triumph’s internal control and the financial reporting process, including the presentation and integrity of our financial statements. Triumph’s independent registered public accounting firm is responsible for, among other things, performing an independent audit of Triumph’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. Triumph’s independent registered public accounting firm is responsible for auditing the effectiveness of Triumph’s internal control over financial reporting and management’s assessment thereof in accordance with standards of the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also selects and approves the compensation of our independent registered public accounting firm.

In fiscal year 2023, the Audit Committee met and held private discussions with management, the independent registered public accounting firm and Triumph’s internal auditors. In addition, the members of the Audit Committee reviewed (independently or collectively) Triumph’s financial statements before such statements were filed with the SEC in Triumph’s quarterly reports on Form 10-Q and annual report on Form 10-K, and all press releases containing earnings reports. Management represented to the Audit Committee that Triumph’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed under the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Ernst & Young LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditor. Based on these discussions and disclosures, the Audit Committee concluded that Ernst & Young LLP is independent from Triumph and its management.

Based on the Audit Committee’s discussion with management, including with respect to the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended March 31, 2023, its discussion with the independent registered public accounting firm and its review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in Triumph’s Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC.

Audit Committee

Daniel P. Garton (Chair)

Cynthia M. Egnotovich

Neal J. Keating

Colleen C. Repplier

General Larry O. Spencer

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that Triumph specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Our written policy for the Review, Approval or Ratification of Transactions with Related Persons (the “Policy”), requires our Board of Directors, or a committee thereof, to approve or ratify any transaction in which the amount involved exceeds $120,000, the Company or one of its subsidiaries is a participant, and any “related person” (as such term is defined in Item 404 of Regulation S-K) has a direct or indirect material interest. The Policy and the Company’s Code of Business Conduct establish procedures for reporting of potential related person transactions under the Policy and potential conflicts of interest. Our legal department determines whether reported transactions constitute a related person transaction requiring pre-approval.

The Policy provides that the Board may delegate the review and approval of a related person transaction to the Audit Committee (or another standing or ad hoc committee) if it is impractical to wait until the next Board or committee meeting to review and, if appropriate, approve or ratify such related person transaction. Additionally, the chair of the Audit Committee may approve the transaction, provided that the chair reports such approval at the next regularly scheduled Board meeting. If the transaction at issue relates to a member of the Board, that Board member may not participate in the review of such transaction. In approving or ratifying any transaction, the Board, the Audit Committee, the Chair of the Audit Committee or any other committee designated by the Board, as applicable, must determine that the transaction is fair and reasonable to the Company.

If the Board becomes aware of a related person transaction that was not pre-approved under the Policy, then the Board will review the matter and evaluate its options (including ratification, revision and termination of the transaction at issue).

Related Person Transactions

The Board is not aware of any transaction during fiscal year 2023, or any currently proposed transaction, in which Triumph or one of its subsidiaries was or is a participant, the amount involved exceeds $120,000, or in which any related person (as such term is defined in Item 404 of Regulation S-K) has or will have a direct or indirect material interest.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides detailed information about the compensation program for the Company’s named executive officers (“NEOs”). For our fiscal year 2023, which ended March 31, 2023 (“fiscal year 2023”), our NEOs are listed in the table below.

Named Executive Officers	Title
Daniel J. Crowley	Chairman, President and Chief Executive Officer (“CEO”)
James F. McCabe	Senior Vice President and Chief Financial Officer
Jennifer H. Allen	Senior Vice President, Chief Administrative Officer, General Counsel, and Secretary
Thomas A. Quigley, III	Vice President, Investor Relations, Mergers and Acquisitions, and Treasurer
Kai W. Kasiguran	Vice President and Controller

The following executive officer departed the Company on June 1, 2022 and is also a NEO for fiscal year 2023.

Former Executive Officer	Title
William C. Kircher	Executive Vice President, Customer Solutions & Support

Mr. Crowley, Mr. McCabe, Ms. Allen, Mr. Quigley, and Mr. Kasiguran are referred to herein as our "Current NEOs". For purposes of the CD&A, the terms “Committee” and “Compensation Committee” refer to the Human Capital and Compensation Committee of the Board.

Executive Summary

Company and Performance Overview

In fiscal year 2023, we continued to partner with our customers and suppliers creatively and quickly to adapt to rapidly changing market conditions and continued to mitigate inflationary impacts to our business. In fiscal year 2023, the Company returned to organic growth, driven by the commercial aerospace market recovery, expanded operating profitability, and extended debt maturities enhancing liquidity and providing additional financial flexibility. Our sales decreased from fiscal year 2022 by 5.5% due to planned asset divestures and we used free cash of ($73) million* in fiscal year 2023. Adjusted EBITDAP was $196 million in fiscal year 2023, a 15.5% increase from $169 million in fiscal year 2022. Adjusted EBITDAP is a non-GAAP financial measure. For a reconciliation of net income to adjusted EBITDAP, see Appendix A to this Proxy Statement. For a detailed description of our operating results for fiscal year 2023 including the factors contributing to such results, see our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Annual Report.

Net Sales (in billions)	Adjusted EBITDAP	Free Cash Flow (Use) (in millions)*

* Free cash flow is a non-GAAP financial measure. For a reconciliation of adjusted free cash flow to cash flow used in operations, the most comparable GAAP measure, for fiscal year 2023, see Appendix A to this Proxy Statement.

Executive Compensation Overview

Compensation Program Changes and Rationale in Fiscal Year 2023

For fiscal year 2023, the Company used a plan design for short-term incentives (the "AIP") that closely resembled the structure of the fiscal year 2022 plan. For its long-term incentive ("LTI") plans, however, the Company undertook a strategic approach to its plan design that aligned its elements with the aspects of performance most critical for long-term stockholder value: EBITDAP growth and total stockholder return ("TSR"). A summary of our fiscal year 2022 and 2023 AIP and LTI plan is reflected in the table below. See Appendix A for a reconciliation of GAAP and adjusted, non-GAAP EBITDAP, and a description of the adjustments to non-GAAP free cash flow.

Fiscal Year 2022	Changes for Fiscal Year 2023	Rationale
The AIP metrics and weighting for fiscal year 2022 were: • 35% Free Cash Flow • 35% EBITDAP • 30% Strategic	No change in AIP metrics or weighting, which remained: • 35% Free Cash Flow • 35% EBITDAP • 30% Strategic	The Committee continued to believe the metrics and weighting were appropriate for the Company's short-term focus areas.

The LTI plan included 40% RSUs (vesting ratably over three years) and 60% PSUs with weighting as follows:

•
25% Adjusted EBITDAP Margin
•
75% Adjusted Net Debt to Adjusted EBITDAP Ratio

The LTI plan included an absolute total stockholder return ("TSR") modifier.

The LTI plan included 30% RSUs (vesting ratably over three years) and 70% PSUs with weighting as follows:

•
20% Adjusted EBITDAP Growth in Fiscal Year 2023
•
20% Adjusted EBITDAP Growth in Fiscal Year 2024
•
20% Adjusted EBITDAP Growth in Fiscal Year 2025
•
40% Compound EBITDAP Growth Rate over Fiscal Year 2023 - Fiscal Year 2025

The LTI plan included a modifier based on absolute total stockholder return ("TSR") over the three-year period.

For fiscal year 2023, the Committee established a structure for LTI awards that relied heavily on Adjusted EBITDAP Growth on an annual basis as well as on a three-year basis. The fiscal year 2023 plan design included a modifier for TSR over the three-year period to ensure alignment between executive pay and stockholder returns.

Other Fiscal Year 2023 Compensation Highlights

Compensation Highlight	Details
Say-on-Pay Advisory Vote

At the Company’s annual meeting of stockholders held in July 2022, compensation of our named executive officers was approved by 98% of the votes present. For fiscal year 2023, the Committee maintained a strong performance-based structure for the program. The Committee continues to evaluate our pay programs and practices to ensure that they are market competitive, equitable, and aligned with the Company’s performance.

AIP Payout

Target performance goals for both EBITDAP and free cash flow reflected our Board-approved annual operating plan and were considered to be challenging. Based on achievement of strategic goals at 158% of target and achievement levels against financial performance metrics, a payout of 165% of target was earned for the fiscal year. At management's suggestion, at its April 2023 meeting, however, in light of ongoing market conditions, the Committee determined to reduce the awards to 130% of target.

LTI Awards

Service-based RSUs awarded for the fiscal year 2021 through 2023 period vested ratably over three years. The unknown effects of the global COVID-19 pandemic on the Company's business overall made it difficult for the Committee to set meaningful performance targets. To address the risk that performance targets ultimately would be either too easy to meet or inappropriately unachievable based on the speed and timing of the pandemic recovery the Committee decided to award only RSUs to management, reduced the amount of RSUs awarded by 10% from target.

Best Practices in Executive Compensation Governance

The following practices and policies ensure sound corporate governance and alignment of interests between stockholders and executives.

What We Do

✓ Pay for performance – A significant percentage of the total direct compensation package was at-risk and connected to performance objectives, including RSUs since their value depends on the stock price of the Company.

✓ Establish rigorous performance goals – Pre-established goals for our performance-based incentive plans are carefully developed and calibrated through a rigorous process that involves the Board.

✓ Maintain stock ownership guidelines – We maintain stock ownership guidelines to further align our executives’ interests with those of our stockholders. Stock ownership guidelines are 6 times base salary for the CEO and 1 to 3 times base salary for other executive officers.

✓ Use double-triggers for severance and vesting provisions We require both a qualified change in control and qualifying termination of employment (“double trigger”) for the payment of cash severance and the acceleration of outstanding equity awards in the event of a change in control of the Company.

✓ Designate a Lead Independent Director – Designation of a Lead Independent Director ensures appropriate oversight of management.

✓ Engage an independent compensation consultant – The Committee engages an independent consultant to advise on executive compensation program design, practices, and related governance. Other than providing non-employee director compensation advice to the Governance Committee, the consultant does not provide any other services to the Company.

✓ Clawback policy – We maintain a clawback policy with respect to incentive-based cash and equity compensation.

What We Don’t Do

× No stock option grants with an exercise price less than the fair market value on the date of grant.

× No excise tax gross ups are provided on a change in control termination.

× No repricing or exchanging of stock options or other equity awards without stockholder approval.

× No hedging of Company securities by directors or executive officers and pledging of Company securities is restricted.

× No excessive perquisites.

Compensation Results: Payouts Reflect Corporate Performance

The Committee considers a mix of cash and equity awards over both the short-term and long-term as a critical balance in emphasizing Triumph’s commitment to performance alignment. This strong pay-for-performance alignment is clearly reflected in amounts earned by our NEOs based on the achievement of metrics established by the Committee under the AIP and LTI plans.

The following table illustrates how our performance has affected the actual and interim payouts of our AIP and LTI incentives based on our closing stock price of $11.59 on March 31, 2023, the final trading day of our fiscal year. Based on our actual and interim performance versus goals, the total realizable compensation for our CEO over the past three fiscal years is 90% of target, when including base salary earned over the period.

The average annual AIP payout over the last three fiscal years for our CEO is 133% of target. RSUs granted over the three-year period have a realizable value of 85% of grant value. Annual PSUs granted over the three-year period have a realizable value of 53% of grant value (interim performance for fiscal year 2022-fiscal year 2024 is trending at 77% of target and interim performance for fiscal year 2023-fiscal year 2025 is trending at 90% of target).

Three-Year (Fiscal Year 2021 – Fiscal Year 2023) Aggregate CEO Compensation (in millions)

Three-Year (FY21 - FY23) Aggregate CEO Compensation

Total Compensation
$20.0
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Total
$19.8
Total
$17.7
90% of Target
3-Year Target Compensation
3-Year Realizable Compensation (3/31/2023)
AIP Bonus
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Bonus
$3.2
Bonus
$4.3
3-Year Target Bonus
3-Year Actual Bonus
Long-Term Incentives
$15.0
$10.0
$5.0
$0.0
Total LTI
$13.6
November 2020 PSU Awards $2.6
Annual PSUs $5.6
Annual RSUs $5.5
Total LTI
$10.5
November 2020 PSU Awards $2.9
Annual PSUs $3.0
Annual RSUs $4.7
3-Year Grant Value
3-Year Realizable Value (3/31/2023)

The realizable value of our incentives are as follows:

	Realizable Value as a % of Target
Chief Executive Officer – Mr. Crowley	FY21	FY22	FY23

Annual Cash Incentive (1)	125%	143%	130%
Annual Restricted Stock Units (RSUs) (2)	93%	66%	87%
Annual Performance Share Units (PSUs) (3)	N/A	39%	66%
November 2020 PSU Awards (PSUs) (4)	112%	N/A	N/A

(1)	Annual cash incentive indicates the percentage of the target award earned under our AIP.
(2)	Annual RSUs indicates the market value on March 31, 2023 of the shares (vested and unvested) underlying the RSUs as a percentage of the market value on the grant date.

(3)

Annual PSUs indicates the market value on March 31, 2023 of PSUs that have or may be paid out based on pre-established goals as a percentage of grant date fair value. No PSUs were granted for fiscal year 2021. In fiscal year 2022, the PSUs included pre-established goals for Net Debt to Adjusted EBITDAP Ratio and EBITDAP Margin with a modifier based on TSR. While annual PSU awards granted in fiscal year 2022 are trending below target as of March 31, 2023, it is possible for the awards to payout at a higher value prior to the end of the performance period based on future performance. In fiscal year 2023, the PSUs included pre-established goals for EBITDAP Growth with a modifier based on TSR. While annual PSU awards granted in fiscal year 2023 are trending below target as of March 31, 2023, it is possible for the awards to payout at a higher value prior to the end of the performance period based on future performance.

(4)

On November 17, 2020, simultaneously with his appointment as Chairman of the Company, the Company entered into an employment agreement with Mr. Crowley pursuant to which he has continued in his role as CEO of the Company, a role he has held since January 2016. Determining that the continuity of Mr. Crowley's leadership has been important as the Company continues its multi-year transformation and positions itself for the future, in connection with the execution of the employment agreement, the Board approved a performance-based equity incentive compensation award. The award vested in three equal tranches following achievement of 20-day average stock price hurdles of $15, $20, and $25, respectively. On April 4, 2022, the third tranche of the award was fully vested and the final allotment of shares was issued at that time.

The Process for Setting Compensation

Objectives of Executive Compensation Program

Our executive compensation program is intended to achieve several business objectives:

•
to provide fair and competitive compensation based on market data and driven primarily by performance-based targets;
•
to help us recruit and retain executives with the talent required to successfully manage and grow our business;
•
to enhance a long-term commitment to Triumph’s success by providing elements of compensation that align executives’ interests with those of our stockholders over multiple years;
•
to provide compensation that recognizes individual contributions as well as overall business results; and
•
to avoid or minimize the risks of incentivizing management behavior that is inconsistent with the interests of our stockholders.

Determining Executive Compensation: Process and Roles

The following parties are responsible for the development and oversight of our executive compensation program for our NEOs:

Compensation Committee

The Committee operates under a written charter approved by the Board and reviewed by the Committee annually. The charter provides that the Committee is accountable for: evaluating, adjusting, and approving executive compensation plans, policies and programs; considering matters relating to management evaluation, development and succession; and recommending individuals for appointment as officers.

In structuring each element of compensation and the executive compensation package, the Committee strives to create incentives for management in accordance with the interests of our stockholders to drive long-term growth in the Company’s equity value. For fiscal year 2023, the Committee determined CEO compensation and the CEO recommended compensation for the other NEOs. The Committee then considered and approved compensation for the CEO and the other NEOs, taking into consideration the compensation factors described in this CD&A.

Independent Compensation Consultant to the Committee

The Committee has the authority under its charter to retain independent consultants or advisors to assist it in gathering information and making decisions. The Committee has sought the advice of compensation consultants in the past to assist in developing appropriate incentives and in minimizing the risk that incentives will encourage inappropriate executive decisions and actions. Since August 2018, the Committee has retained Pay Governance, a nationally recognized independent executive compensation consultant, to provide advice on executive compensation matters.

During fiscal year 2023, Pay Governance: (1) reviewed the Company’s peer group to provide recommendations to better align the size and business fit of the companies we use as a comparison; (2) analyzed the competitive levels of each element of compensation (i.e., base salary, target annual incentive, and long-term incentive) and total compensation for the NEOs relative to our peer group and industry standards; (3) aided in developing and implementing the fiscal year 2023 annual and long-term incentive plan designs; (4) assisted in the preparation of this CD&A; and (5) provided advice on a number of other executive compensation and related governance matters. In addition, Pay Governance attended and participated in Committee meetings, met with the Committee in executive sessions without our executive officers or other members of management present, met individually with the Committee Chair, and reviewed and commented on management’s presentations used to engage in conversations with the Committee.

The Committee has analyzed whether the work of Pay Governance has raised any conflict of interest and has concluded that its work, including the individuals consulting services to the Committee, has not created any conflict of interest. The Committee also considered and confirmed the independence of legal advisors it retained during fiscal year 2023.

Management

Management supports the Committee by making recommendations and providing analyses with respect to competitive pay practices and pay ranges, compensation and benefit plans, incentive goal setting, policies and procedures related to equity awards, perquisites, and general compensation and benefits philosophy. Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda. Members of management do not recommend, determine, or participate in Committee discussions related to their individual compensation arrangements. The CEO provides executive compensation recommendations for his direct reports, including the other NEOs. These recommendations are based on analysis and guidance provided by the compensation consultant on behalf of the Committee and the CEO’s assessment of individual specific factors, including performance against key performance indicators.

Use of Market Data and Competitive Market Positioning

Competitive Assessment

The Committee reviews the Company’s performance and authorizes the salaries, incentive opportunities, and equity grants for the NEOs annually. As context for these decisions, the Committee reviews compensation practices and pay levels for the peer group of comparable companies as well as competitive survey data.

The Peer Group and Benchmarking

The Committee maintains a group of companies similar in size and industry in order to gauge marketplace compensation levels, program design, and practices. The Committee approved the fiscal year 2023 peer group of companies contained in the table below who have been selected based on the following criteria:

•
Industry (Aerospace & Defense and adjacent industries in which Triumph may compete for talent, economic capital or potential customers);
•
Comparability in size (as defined through revenue, market capitalization, and assets);
•
General business fit; and
•
Business complexity and scope of operations.

The peer group companies are reviewed annually to confirm continued alignment with the selection criteria. The peer group used to determine fiscal year 2023 pay levels included the following 20 companies:

Peer Group for Fiscal Year 2024

AAR Corp.	Ducommun Incorporation	Moog Inc.
Albany International Corporation	HEICO Corporation	Teledyne Technologies Incorporated

Astronics Corporation	Hexcel Corporation	TransDigm Group Incorporated
Barnes Group Inc.	ITT Inc.	TriMas Corporation

CIRCOR International, Inc.	Kaman Corporation	Woodward, Inc.
Crane Co.	Materion Systems, Inc.

Curtiss-Wright Corporation	Mercury Systems, Inc.

In November 2022, the Committee conferred with Pay Governance and determined that it would eliminate Teledyne Technologies Incorporated and TransDigm Group Incorporated from the peer group for fiscal year 2024.

General Industry Survey Data

To supplement the peer group data, we also used the Willis Towers Watson General Industry Executive Compensation Survey Report to ensure that the Company’s compensation practices reflect broader industry practices and to match positions not available through the peer proxy review analysis. We reviewed specific parts of the database that provided compensation from companies with comparable size and scope to Triumph.

Executive Compensation Program Details

Current Program Overview

Our compensation strategy is to place a major portion of total executive compensation at risk in the form of annual incentives and long-term stock-based compensation programs. This principle is demonstrated by our performance-oriented AIP and our long-term incentive structure, which includes the use of RSUs (weighted at 40%) and PSUs (weighted at 60%). The components of the fiscal year 2023 executive compensation program were:

See Appendix A for a reconciliation of GAAP and adjusted, non-GAAP EBITDAP, and a description of the adjustments to non-GAAP free cash flow.

Each of these components is described separately below.

In making decisions about compensation, the Committee closely reviews each separate component, as well as the full compensation package provided to each executive officer, including the NEOs.

Pay Mix

The actual annual incentive payout and payout on PSUs vary year-to-year with the Company’s performance. At target, the Committee intends for a large portion of our executives’ compensation to be performance-based and delivered through equity awards to help align the interests of our executives with those of our stockholders.

The figures below represent fiscal year 2023 pay mix and include: (1) base salary, (2) target annual incentives, and (3) target long-term incentives. RSUs are considered variable since their value depends on the stock price of the Company.

Mr. Crowley	Average of Other NEOs

Changes in Target Pay Levels

For fiscal year 2023, the Committee largely decided not to increase target compensation levels for the Current NEOs. The following table shows the Committee’s determinations regarding our Current NEOs’ fiscal year 2023 target compensation rates as compared to their fiscal year 2023 target compensation rate.

Current Named Executive Officers	Fiscal Year	Base Salary(1)	Target Bonus(2)	Target LTI(3)	Target Total Pay

Daniel J. Crowley	2023	$975,000	$1,072,500	$3,412,500	$5,460,000
	2022	$975,000	$1,072,500	$3,412,500	$5,460,000
James F. McCabe	2023	$550,000	$550,000	$935,000	$2,035,000
	2022	$550,000	$550,000	$1,325,000	$2,425,000
Jennifer H. Allen	2023	$485,000	$363,750	$703,250	$1,552,000
	2022	$450,000	$328,418	$956,800	$1,735,218
	2022	$416,000	$312,000	$956,800	$1,684,800
Thomas A. Quigley, III	2023	$338,000	$202,800	$202,800	$743,600
	2023	$307,632	$184,579	$184,579	$676,790
	2022	$295,800	$146,756	$150,000	$592,556
	2022	$290,000	$145,000	$174,000	$609,000
Kai W. Kasiguran	2023	$250,000	$100,000	$112,500	$462,500
	2023	$195,453	$58,636	$29,318	$283,407

(1)
The base salary numbers for fiscal year 2022 reflected above were target base salaries, however, were subject to 2% reduction for a portion of fiscal year 2022 in light of the global COVID-19 pandemic.

(2)
In August 2021, in connection with the transition in her role from serving as Senior Vice President, General Counsel & Secretary to Senior Vice President, Chief Administrative Officer, General Counsel & Secretary, the Committee approve an increase in Ms. Allen's base salary to $450,000. This change also resulted in a prorated change to her target bonus for fiscal year 2022. In September 2022, in connection with the transition in his role from serving as Vice President, Investor Relations & Controller to Vice President, Investor Relations, Mergers & Acquisitions and Treasurer, the Committee approved an increase in Mr. Quigley's base salary to $338,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023. In August 2021, in connection with a review of market data, the Committee approved an increase to Mr. Quigley's base salary to $295,800. This change also resulted in a prorated change to his target bonus for fiscal year 2022. In September 2022, in connection with the transition in his role from serving as Director, Assistant Controller to Vice President, Controller, the Committee approved an increase in Mr. Kasiguran's base salary to $250,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023.

(3)
For Mr. McCabe and Ms. Allen, the target LTI numbers above include one-time enhanced awards approved by the Committee in fiscal year 2022 for purposes of retention.

Base Salaries

We initially set base salary for each NEO by evaluating the responsibilities of the position and the experience of the individual. In doing so, we consider the compensation marketplace for executive talent. We determine annual salary adjustments by evaluating the performance of the Company and of each NEO, considering changes in responsibilities. For fiscal year 2023, the Committee declined to approve any merit increase for the Current NEOs except as described below. Fiscal year 2023 Current NEO base salaries were set as follows:

	Fiscal Year	Fiscal Year
Current Named Executive Officers	2023	2022	Change

Daniel J. Crowley	$975,000	$975,000	$—
James F. McCabe	$550,000	$550,000	$—
Jennifer H. Allen	$485,000	$450,000	$35,000
Thomas A. Quigley, III	$338,000	$295,800	$42,200
Kai W. Kasiguran	$250,000	$185,000	$65,000

(1)
The base salary numbers reflected above are target base salaries for fiscal year 2023. The base salary numbers for fiscal year 2022 reflected above were target base salaries, however, were subject to 2% reduction for a portion of fiscal year 2022 in light of the global COVID-19 pandemic.

(2)
In April 2022, in connection with a review of market data, the Committee approved an increase to Ms. Allen's base salary to $485,000. In September 2022, in connection with the transition in his role from serving as Vice President, Investor Relations & Controller to Vice President, Investor Relations, Mergers & Acquisitions and Treasurer, the Committee approved an increase in Mr. Quigley's base salary to $338,000. In September 2022, in connection with the transition in his role from serving as Director, Assistant Controller to Vice President, Controller, the Committee approved an increase in Mr. Kasiguran's base salary to $250,000.

Annual Incentive Compensation

In accordance with the annual cash bonus plan, the Committee establishes target incentive awards as a percentage of salary for each NEO. The incentive opportunities are meant to provide our executives with the potential for a target or maximum level reward only if our pre-established performance objectives are met or exceeded. Each NEO has the opportunity to earn up to 200% of target if challenging maximum goals are achieved and zero payout if minimum threshold goals are not reached.

Performance goals for fiscal year 2023 were based on EBITDAP, free cash flow, and strategic measures as shown below.

Fiscal Year 2023 AIP Structure and Payouts

The annual cash bonus award target percentages were established by the Committee for Mr. Crowley. The CEO provides the Committee with recommendations for the other NEOs, and based on the recommendations of the CEO, the Committee considers and approves such officers’ compensation. These target bonus amounts consider each executive’s compensation level and individual performance results. They are meant to balance fixed compensation and compensation at risk, taking into consideration the position’s significance and the executive’s record of performance against Company objectives were as follows.

As with base salary increases, the Committee carefully considered the results of the competitive benchmarking in setting target opportunities for fiscal year 2023 for the Current NEOs, which were as follows:

Current Named Executive Officers	Fiscal Year 2023 Target Bonus (as % of Salary)	Fiscal Year 2023 Target Bonus ($ Value)

Daniel J. Crowley	110%	$1,072,500
James F. McCabe	100%	$550,000
Jennifer H. Allen	75%	$363,750
Thomas A. Quigley, III*	60%	$202,800
Kai W. Kasiguran*	40%	$100,000

* In September 2022, in connection with the transition in his role from serving as Vice President, Investor Relations & Controller to Vice President, Investor Relations, Mergers & Acquisitions and Treasurer the Committee approved an increase in Mr. Quigley's base salary to $338,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023. In September 2022, in connection with the transition in his role from serving as Director, Assistant Controller to Vice President, Controller the Committee approved an increase in Mr. Kasiguran's base salary to $250,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023.

In fiscal year 2023, the Committee established threshold, target, and maximum performance goals for Adjusted EBITDAP and free cash flow (as depicted below). Fiscal year 2023 goals for EBITDAP and free cash flow were set to align with the operating plan approved by the Board. Payouts for actual Free Cash Flow and EBITDAP results are determined using linear interpolation among the Threshold, Target, and Maximum levels described below.

	Adjusted EBITDAP (in millions)	Adjusted Free Cash Flow

Achievement	$188	$(73)
Threshold	$136	$(128)
Target	$177	$(95)
Maximum	$191	$(59)

The Company achieved $188 million in non-GAAP EBITDAP. This outcome was applied when determining the Current NEOs’ bonus payouts. The Company also achieved Free Cash Flow of $(73) million achieved in part through disciplined expense management during the fiscal year, as well as improved business conditions during the fiscal year.

Performance levels for both metrics reflect adjustments consistent with the performance goals determination under the 2018 Executive Cash Incentive Compensation Plan, including adjustments to EBITDAP that results in a difference to reported operating income under GAAP.

See Appendix A for a reconciliation of GAAP and adjusted, non-GAAP EBITDAP, and a description of the adjustments to non-GAAP free cash flow.

In addition to the two financial measures, the strategic goals were achieved at 158% of target. Strategic goals included the following:

Strategic Objective	Results	Achievement
Achieve ESG Metrics (7.5% weighting)

Combined annual and sustainability report was completed, including data download and establishment of ESG goals, which were incorporated into the Company's performance management process. Leadership diversity levels were increased to 35%.

15.0% (at maximum)
Reduce Leverage (7.5% weighting)	Leverage ratio achieved above target as of March 31, 2023.	12.6% (interpolated in between target and maximum)
Improve Inventory Turns (7.5% weighting)	Inventory turns achieved above target as of March 31, 2023.	8.0% (interpolated in between target and maximum)
Achieve Growth Initiatives (7.5% weighting)	Reportable backlog less past due achieved above target as of March 31, 2023	11.8% (at target)

Based on achievement of strategic goals at 158% of target and achievement levels against financial performance metrics, a payout of 165% of target was earned for the fiscal year. At management's suggestion, at its April 2023 meeting, however, in light of ongoing market conditions, the Committee determined to reduce the awards to 130% of target.

	Financial Results ($MM)		Annual Cash Bonus Payout
Performance Measures	Adjusted Target	Actual	Achievement (Payout Factor)	Metric Weight	Weighted Total

Triumph Consolidated Adjusted EBITDAP (1)	$177	$188	175.0%	35%	61%
Adjusted Free Cash Flow	$(95)	$(73)	161.0%	35%	56%
Strategic Goals			158.0%	30%	48%
TOTAL					165%

(1)
Represents a non-GAAP metric. See Appendix A for a reconciliation of consolidated net loss (GAAP) to consolidated adjusted EBITDAP (non-GAAP) and consolidated cash flow used in operations (GAAP) to consolidated free cash flow (non-GAAP).

Cash awards paid to our Current NEOs under the fiscal year 2023 AIP were as follows:

NEOs	Fiscal Year 2023 Incentive Adjusted Calculated Payout	Fiscal Year 2023 Payout as a % of Target Bonus

Daniel J. Crowley	$1,394,250	130.0%
James F. McCabe	$715,000	130.0%
Jennifer H. Allen	$472,875	130.0%
Thomas A. Quigley, III*	$253,451	130.0%
Kai W. Kasiguran*	$106,870	130.0%

* In September 2022, in connection with the transition in his role from serving as Vice President, Investor Relations & Controller to Vice President, Investor Relations, Mergers & Acquisitions and Treasurer, the Committee approved an increase in Mr. Quigley's base salary to $338,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023. In September 2022, in connection with the transition in his role from serving as Director, Assistant Controller to Vice President, Controller, the Committee approved an increase in Mr. Kasiguran's base salary to $250,000. This change also resulted in a prorated change to his target bonus for fiscal year 2023.

Long-Term Incentive Compensation

LTI compensation represents a significant proportion of executive compensation at Triumph and is designed to align management’s interests with that of our stockholders. The Committee determines the size of any grant made to our CEO and approves the amounts of the grants made to the other NEOs based upon the CEO’s recommendations.

Annual grants of LTI compensation are typically made in the spring following the Committee’s meeting held in conjunction with the first meeting of our Board in the fiscal year. The grant values are based on the closing price of the stock on the date of grant and the number of stock units subject to the award.

Fiscal Year 2023 Annual Long-Term Incentive Compensation Awards

RSUs awarded in fiscal year 2023 vest ratably over three years. PSUs vest at the end of the three-year period. At the end of the three-year period, the base PSU payout amount is calculated using 20% weighting on Adjusted EBITDAP Growth in fiscal year 2023, 20% weighting on Adjusted EBITDAP Growth in fiscal year 2024, 20% weighting on Adjusted EBITDAP Growth in fiscal year 2025, and 40% weighting on Compound EBITDAP Growth Rate over the three-year period of fiscal year 2023 through fiscal year 2025. See Appendix A for a reconciliation of GAAP and adjusted, non-GAAP EBITDAP, and a description of the adjustments to non-GAAP free cash flow.

To ensure alignment between executive payouts and stockholder returns, the base PSU calculation is then subject to a modification based on TSR. If the compound annual growth rate ("CAGR") over the three-year period is less than 7.5%, the base PSU payout will be multiplied by 0.75, if the CAGR over the three-year period is 7.5% or higher but less than 11%, the base PSU payout will be multiplied by 1.00, if the CAGR over the three-year period is 11% or higher but less than 15%, the base PSU payout will be multiplied by 1.25, and if the CAGR over the three-year period is 15% or higher, the base PSU calculation will be multiplied by 1.50.

The Committee sets the target LTI opportunities for our NEOs on an annual basis. The Committee put greater weight on the long-term incentive opportunity to focus management on the overall sustained performance of the Company and approved the following for the Current NEOs for fiscal year 2023:

NEOs	Fiscal Year 2023 Target LTI ($ Value)	Fiscal Year 2023 Target Number of Units Granted

Daniel J. Crowley	$3,510,001	262,136
James F. McCabe	$990,003	73,936
Jennifer H. Allen	$751,755	56,143
Thomas A. Quigley III	$215,351	16,083
Kai W. Kasiguran	$29,324	2,190

Deferred Compensation

We offer all our executives the opportunity to defer all or any part of their bonus for any year, to be paid out after termination. We believe that the deferred compensation is consistent with competitive practices in our industry. In fiscal year 2023, none of our NEOs participated in the Company’s deferred compensation arrangements.

Perquisites

We provide certain of our NEOs with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table below. We believe additional benefits are reasonable, competitive, and consistent with Triumph’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each executive’s total compensation. Included among the benefits are personal use of the Company plane (valued based on the incremental cost to Triumph for fuel, landing fees and other variable costs of operating the airplane, but not including fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase cost of the aircraft and the cost of general maintenance), and reimbursement of fees for financial planning services and certain legal fees and relocation expenses for Mr. Crowley. See “All Other Compensation” in the Summary Compensation Table of this Proxy Statement for a description of the value of the perquisites paid to the NEOs in fiscal year 2023.

Other Compensation Matters

Employment Agreements and Severance Benefits

On February 19, 2019, the Compensation Committee approved the Triumph Group, Inc. Executive Change in Control Severance Plan, applicable in the event of a termination of employment without cause or for good reason that occurs within the period beginning six (6) months prior to and ending twenty-four (24) months after a change in control, and the Triumph Group, Inc. General Severance Plan, applicable in the event of a termination of employment without cause or for good reason unrelated to a change in control. Further information about the severance plans and the benefits payable thereunder can be found below.

In November of 2020, the Company entered into a new employment agreement with Mr. Crowley and in May of 2023, the Company entered into employment agreements with Mr. McCabe, Ms. Allen, Mr. Quigley, and Mr. Kasiguran. Further information about these agreements can be found below. Pursuant to their respective employment agreements, our Current NEOs are eligible to receive severance payments and benefits under the Triumph Group, Inc. General Severance Plan and the Triumph Group, Inc. Executive Change in Control Severance Plan, as applicable.

Management Stock Ownership Guidelines

To further align the interests of its senior executives with the interests of the stockholders, the Company has adopted stock ownership guidelines for its senior executives. These guidelines establish an expectation that each senior executive will meet the minimum level of Company stock ownership applicable to such senior executive. The ownership target is expressed as a multiple of base salary. There are four (4) tiers within senior management covered by the guidelines. For the CEO, the multiple is six (6). For the Chief Financial Officer, the multiple is three (3). For other senior vice presidents, the multiple is two (2) and for vice presidents and operating company presidents, the multiple is one (1). In addition, the guidelines impose an expectation that 50% of common stock acquired at the time of earning and vesting, and/or lapse of forfeiture restrictions for restricted share and restricted stock unit awards under the Company’s equity incentive plans, on an after-tax basis, will be held by the executive until such time as the foregoing minimum thresholds are satisfied. For purposes of the guidelines, the following categories of equity count toward satisfaction of the thresholds included in the guidelines: shares owned outright by an individual (including any shares owned by an immediate family member of such individual or trust established by such individual) and unvested time-based restricted stock units. Unvested or unearned performance share units do not count toward satisfaction of the thresholds included in the guidelines. A review is conducted by our Governance Committee to assess compliance with the guidelines. As of March 31, 2023, all of our Current NEOs met their applicable ownership guidelines except NEOs who were recently appointed or promoted during the course of fiscal year 2022 or fiscal year 2023.

Anti-Hedging and Pledging Policy

We believe that the issuance of incentive and compensatory equity awards to our officers and directors, including non-employee directors, along with our stock ownership guidelines, help to align the interests of such officers and directors with our stockholders. As part of our insider trading policy, we prohibit any officers and directors from engaging in hedging activities with respect to any owned shares or outstanding equity awards. The policy also discourages pledges of any Company securities by officers and directors, and requires Company notice and approval. None of our officers and directors pledged any shares of Company stock during fiscal year 2023.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Barbara W. Humpton (Chair)

Paul Bourgon

Daniel P. Garton

Neal J. Keating

Colleen C. Repplier

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement any filing under the Securities Act or under the Exchange Act, except to the extent that Triumph specifically incorporates this information by reference, shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Executive Compensation Tables

► Summary Compensation Table

The following table summarizes the total compensation paid to our NEOs for each of the last three fiscal years ended March 31, 2023. There is further information about our NEOs in the 2023 Annual Report on Form 10-K, as amended, enclosed with this Proxy Statement, and we incorporate that information into this Proxy Statement by reference.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Daniel J. Crowley	2023	975,000	—	3,510,001		1,394,250	35,296	5,914,547
Chairman, President and Chief	2022	960,975	—	3,412,500		1,530,458	19,103	5,923,036
Executive Officer	2021	861,375	—	5,653,749	—	1,341,000	7,873	7,863,997
James F. McCabe	2023	550,000		990,003		715,000	28,666	2,283,669
Senior Vice President	2022	542,089	—	1,325,000		784,850	25,848	2,677,787
and Chief Financial Officer	2021	485,904	—	742,494	—	688,000	12,980	1,929,378
Jennifer H. Allen	2023	480,962		751,755		472,875	7,503	1,713,095
Chief Administrative Officer	2022	430,651	—	956,803		468,652	7,245	1,863,351
General Counsel and Secretary	2021	367,520	—	374,394	—	390,000	1,760	1,133,674
Thomas A. Quigley, III	2023	322,619		215,351		253,451	1,830	793,251
Vice President	2022	289,131	—	174,000		209,421	1,668	674,220
Investor Relations, M&A, and Treasurer
Kai W. Kasiguran	2023	223,618		29,324		106,870	880	360,692
Vice President
Controller
William C. Kircher	2023	101,923		—		—	892,554	994,477
Former Executive Vice President	2022	492,808		625,000		570,800	5,978	1,694,586
Customer Solutions & Support	2021	380,663		382,505		433,000	6,660	1,202,828

(1)
For fiscal year 2022, reflects a 2% reduction from target for a portion of the year in light of the global COVID-19 pandemic. For fiscal year 2021, reflects a 10% reduction from target in light of the global COVID-19 pandemic.
(2)
The “Stock Awards” column reflects, :for each fiscal year, the grant date fair value for: (a) all annual RSUs granted to the NEOs under the 2018 Plan; (b) all annual performance share units, or PSUs, awarded to the NEOs under the 2018 Plan represented at target for each fiscal year; and (c) for Mr. Crowley in fiscal year 2021, PSUs awarded in November 2020 in connection with execution of a new employment agreement with the Company. If the maximum level of performance had been assumed, the grant date fair value of the PSUs would have been (i) $14,052,202 for Mr. Crowley, (ii) $4,529,303 for Mr. McCabe, (iii) $3,362,299 for Ms. Allen, (iv) $806,949 for Mr. Quigley, and (v) $62,481 for Mr. Kasiguran. These amounts are determined in accordance with Accounting Standards Codification 718 without regard to any estimate of forfeiture for service-based vesting. The assumptions used in calculating the fair market value are set forth in Note 16, “Stock Compensation Plans” contained in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2023, as amended. For more information, see the discussion of these awards in the CD&A of this Proxy Statement. The awards made in fiscal year 2023 were:

Named Executive Officer	Type of Award	No. of Underlying Shares	Value ($)

Daniel J. Crowley	RSUs	78,641	1,053,003
	PSUs (a)	183,495	2,908,396
James F. McCabe	RSUs	22,181	297,004
	PSUs (a)	51,755	820,317
Jennifer H. Allen	RSUs	16,843	225,528
	PSUs (a)	39,300	622,905
Thomas A. Quigley, III	RSUs	4,825	64,607
	PSUs (a)	11,258	178,439
Kai W. Kasiguran	RSUs	876	11,730
	PSUs (a)	1,314	20,827
William C. Kircher	RSUs	—	—
	PSUs (a)	—	—

(a)
Represents number of PSUs for the awards made in fiscal year 2023. The PSUs will be earned and paid out only upon achievement, if any, of the established performance goals.

(3)
Represents bonuses earned for the fiscal year identified under Triumph’s AIP. For a discussion of the fiscal year 2023 AIP payouts, please see the CD&A above.

(4)
For all of the NEOs, for fiscal year 2023 All Other Compensation includes (i) income imputed to the NEO under Triumph’s group term life insurance policy ($5,057 for Mr. Crowley, $2,609 for Mr. McCabe, $966 for Ms. Allen, $630 for Mr. Quigley, $141 for Mr. Kasiguran, and $486 for Mr. Kircher), and (ii) wellness credit available under Triumph’s health plan ($1,200 for Mr. Crowley, Mr. McCabe, Ms. Allen, and Mr. Quigley, $739 for Mr. Kasiguran, and $277 for Mr. Kircher). For Mr. Crowley, for fiscal year 2023, All Other Compensation also includes (i) personal use of Triumph’s airplane ($13,538), and (ii) the cost of financial planning services ($15,051). For Mr. McCabe, for fiscal year 2023, All Other Compensation also includes (i) personal use of Triumph’s airplane ($8,390), (ii) the cost of financial planning services ($10,693), and (iii) the cost of an executive physical ($5,744). For Ms. Allen, for fiscal year 2023, All Other Compensation also includes the cost of an executive physical ($5,377). For Mr. Kircher, All Other Compensation also includes (i) payments under his severance agreement, including a one times base salary plus annual target bonus, a prorated fiscal year 2023 cash incentive payment, and executive coaching ($892,554). Not reflected is the value of the 12-months of COBRA premiums.

Named Executive Officer	Personal Use of Aircraft	Wellness Credit	Executive Physical	Financial Planning	Group Term Life	Severance

Daniel J. Crowley	$13,538	$1,200	$—	$15,051	$5,507	$—
James F. McCabe	$8,390	$1,200	$5,774	$10,693	$2,609	$—
Jennifer H. Allen	$—	$1,200	$5,337	$—	$966	$—
Thomas A. Quigley, III	$—	$1,200	$—	$—	$630	$—
Kai W. Kasiguran	$—	$739	$—	$—	$141	$—
William C. Kircher	$—	$277	$—	$—	$486	$891,791

► Grants of Plan-Based Awards

The following table lists, for each of the NEOs, information about plan-based awards granted during fiscal year 2023.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stocks or Units (#) (2)	Underlying Options (#)	Option Awards ($) (3)
Daniel J. Crowley	4/28/2022	$536,250	$1,072,500	$2,145,000	—	—	—	—	—	$—
	6/13/2022	—	—	—	91,748	183,495	550,485	—	—	$2,908,396
	6/13/2022	—	—	—	—	—	—	78,641	—	$1,053,003
James F. McCabe	4/28/2022	$275,000	$550,000	$1,100,000	—	—	—	—	—	$—
	6/13/2022	—	—	—	25,878	51,755	155,265	—	—	$820,317
	6/13/2022	—	—	—	—	—	—	22,181	—	$297,004
Jennifer H. Allen	4/28/2022	$164,209	$363,750	$656,836	—	—	—	—	—	$—
	6/13/2022	—	—	—	19,650	39,300	117,900	—	—	$622,905
	6/13/2022	—	—	—	—	—	—	16,843	—	$225,528
Thomas A. Quigley, III	4/28/2022	$73,378	$202,800	$293,512	—	—	—	—	—	$—
	6/13/2022	—	—	—	5,629	11,258	33,774	—	—	$178,439
	6/13/2022	—	—	—	—	—	—	4,825	—	$64,607
Kai W. Kasiguran	4/28/2022	$50,000	$100,000	$200,000					—	$—
	6/13/2022	—	—	—	657	1,314	3,942		—	$20,827
	6/13/2022	—	—	—				876	—	$11,730
William C. Kircher	4/28/2022	$200,000	$400,000	$800,000	—	—	—	—	—	$—
	6/13/2022	—	—	—	—	—	—	—	—	$—
	6/13/2022	—	—	—	—	—	—	—	—	$—

(1)
See the CD&A above for a discussion of these AIP payouts.
(2)
Represents RSUs.
(3)
These amounts are determined in accordance with Accounting Standards Codification 718 without regard to any estimate of forfeiture for service vesting. The assumptions used in calculating the fair market value are set forth in Note 16, “Stock Compensation Plans” contained in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2023.

► Option Exercises and Stock Vested

The following table sets forth information concerning stock vested for each of the NEOs during the fiscal year ended March 31, 2023. No stock options were exercised during fiscal year 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Daniel J. Crowley	324,082	$6,928,819
James F. McCabe	58,814	$1,172,656
Jennifer H. Allen	31,848	$642,709
Thomas A. Quigley, III	11,185	$219,323
Kai W. Kasiguran	546	$6,536
William C. Kircher (2)	19,745	$337,045

(1) Value realized reflects (i) the closing price per share of our common stock on the vesting day or day prior to the vesting day if the vesting day occurs on a non-trading day, multiplied by (ii) the number of RSUs and/or PSUs that vested.

(2) Shares acquired through vesting of RSUs and prorated accelerated vesting at Target for PSUs on June 1, 2022 per the terms of the 2018 Plan and Mr. Kircher's separation from the Company.

► Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of the NEOs at March 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested ($) (2)

Daniel J. Crowley	150,000	—	$30.86	4/1/2026	82,295	(4)	$953,799	116,667	(8)	$1,352,171
					51,852	(5)	$600,965	183,495	(9)	$2,126,707
					78,641	(6)	$911,449
James F. McCabe	—	—	—	—	19,896	(4)	$230,595	28,205	(8)	$326,896
					12,536	(5)	$145,292	17,094	(9)	$198,119
					7,598	(5)	$88,061	51,755	(9)	$599,840
					22,181	(6)	$257,078
Jennifer H. Allen	—	—	—	—	10,032	(4)	$116,271	18,489	(8)	$214,288
					8,218	(5)	$95,247	14,222	(9)	$164,833
					6,321	(5)	$73,260	39,300	(9)	$455,487
					16,843	(6)	$195,210
Thomas A. Quigley III	—	—	—	—	4,196	(4)	$48,632	5,949	(8)	$68,949
					2,644	(5)	$30,644	11,258	(9)	$130,480
					4,825	(6)	$55,922
Kai W. Kasiguran	—	—	—	—	1,094	(7)	$12,679	1,314	(9)	$15,229
					876	(6)	$10,153
William C. Kircher	—	—	—	—	—		$—	—		$—
					330,048		3,825,256	487,748		5,652,999

(1)
For Mr. Crowley, Mr. McCabe, Ms. Allen, and Mr. Quigley, represents RSUs granted in fiscal years 2021, 2022, and 2023 and, for Mr. Kasiguran, represents RSUs granted in fiscal years 2022 and 2023, and for Mr. Crowley, also represents RSAs granted in January 2016 in connection with his sign on with the Company.
(2)
Based on the closing price of the Company’s common stock on March 31, 2023 of $11.59 per share.
(3)
For Mr. Crowley, represents PSUs granted in fiscal years 2021, 2022, and 2023. For Mr. McCabe, Ms. Allen, and Mr. Quigley, represents PSUs granted in fiscal years 2022 and 2023, and for Mr. Kasiguran represents PSUs granted in fiscal year 2023. The PSUs are subject to three-year performance period and are valued at threshold.
(4)
Consists of RSUs that vest on June 9, 2023, generally subject to continued service through the vesting date.
(5)
Consists of RSUs that vest in two equal installments on April 27, 2023 and April 27, 2024, generally subject to continued service through the applicable vesting dates.
(6)
Consists of RSUs that vest in three equal installments on June 13, 2023, June 13, 2024 and June 13, 2025, generally subject to continued service through the applicable vesting dates.
(7)
Consists of RSUs that vest on September 1, 2024, generally subject to continued service through the vesting date.
(8)
Consists of PSUs that will vest or be forfeited based on the attainment of the applicable three-year performance metrics ending on March 31, 2024.
(9)
Consists of PSUs that will vest or be forfeited based on the attainment of the applicable three-year performance metrics ending on March 31, 2025.

Nonqualified Deferred Compensation

We offer all our executives the opportunity to defer all or any part of their bonus for any year. During the deferral period, the deferred amounts are credited interest at the 10-year U.S. Treasury rate plus 2%. The amount is payable following at the executive’s termination of employment, in one to five-year annual increments, at the executive’s election, except that, if the executive dies, the aggregate balance deferred at the time of his or her death is payable to his or her beneficiaries. None of the NEOs participated in the deferral opportunity in fiscal year 2023.

Employment Agreements

The Company has entered into an employment arrangement with each of the NEOs.

Mr. Crowley’s Employment Agreement. Effective November 18, 2020, simultaneously with his appointment as Chairman of the Company the Company entered into an employment agreement with Mr. Crowley. The employment agreement had a five-year term and memorialized the terms and conditions agreed upon between Mr. Crowley and the Company in connection with Mr. Crowley’s continued service to the Company. Mr. Crowley was eligible to participate in the Company’s annual short-term incentive bonus program, with a target bonus opportunity for fiscal year 2021 equal to 110% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Mr. Crowley was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 350% of base salary. Mr. Crowley also was eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives. Mr. Crowley's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Mr. Crowley, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Mr. Crowley’s employment for any reason.

Mr. McCabe’s Employment Agreement. Effective May 30, 2023, the Company entered into an employment agreement with Mr. McCabe. The employment agreement had a three-year term and memorialized the terms and conditions agreed upon between Mr. McCabe and the Company in connection with Mr. McCabe’s continued service to the Company. Mr. McCabe was eligible to participate in the Company’s annual short-term incentive bonus program, with a target bonus opportunity for fiscal year 2024 equal to 100% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Mr. McCabe was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 170% of base salary. Mr. McCabe also was eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives. Mr. McCabe's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Mr. McCabe, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Mr. McCabe’s employment for any reason.

Ms. Allen’s Employment Agreement. Effective May 30, 2023, the Company entered into an employment agreement with Ms. Allen. The employment agreement had a three-year term and memorialized the terms and conditions agreed upon between Ms. Allen and the Company in connection with Ms. Allen’s continued service to the Company. Ms. Allen was eligible to participate in the Company’s annual short-term incentive bonus program, with a target bonus opportunity for fiscal year 2024 equal to 75% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Ms. Allen was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 130% of base salary. Ms. Allen also was eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives. Ms. Allen's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Ms. Allen, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Ms. Allen’s employment for any reason.

Mr. Quigley’s Employment Agreement. Effective May 30, 2023, the Company entered into an employment agreement with Mr. Quigley. The employment agreement had a three-year term and memorialized the terms and conditions agreed upon between Mr. Quigley and the Company in connection with Mr. Quigley’s continued service to the Company. Mr. Quigley was eligible to participate in the Company’s annual short-term incentive bonus program, with a target bonus opportunity for fiscal year 2024 equal to 60% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Mr. Quigley was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 60% of base salary. Mr. Quigley also was eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives. Mr. Quigley's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Mr. Quigley, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Mr. Quigley's employment for any reason.

Mr. Kasiguran’s Employment Agreement. Effective May 30, 2023, the Company entered into an employment agreement with Mr. Kasiguran. The employment agreement had a three-year term and memorialized the terms and conditions agreed upon between Mr. Kasiguran and the Company in connection with Mr. Kasiguran’s continued service to the Company. Mr. Kasiguran was eligible to participate in the Company’s annual short-term incentive bonus program, with a target bonus opportunity for fiscal year 2024 equal to 40% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Mr. Kasiguran was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 50% of base salary. Mr. Kasiguran also was eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives. Mr. Kasiguran's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Mr. Kasiguran, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Mr. Kasiguran's employment for any reason.

Mr. Kircher's Employment Letter. In connection with the expansion of his role and appointment as Executive Vice President, Customer Solutions & Support, Mr. Kircher entered into an employment letter with the Company dated February 26, 2021. Mr. Kircher was eligible to participate in the Company's annual short-term incentive bonus program with a target bonus opportunity equal to 80% of base salary. The actual amount of the annual bonus was to be determined by the Compensation Committee based on plan design and personal achievement of pre-established performance goals. Mr. Kircher was eligible for an annual long-term incentive in a combination of time-based and performance-based restricted stock units with a target date grant value of 125% of base salary. Mr. Kircher also was eligible to participate in the Company's employee benefit plans that are generally applicable to the Company's senior executives. Mr. Kircher's base salary, target bonus, and long-term incentive target for fiscal year 2023, as approved by the Compensation Committee, are described in the CD&A section of this Proxy Statement.

The employment agreement also contains various restrictive covenants applicable to Mr. Kircher, including non-competition and employee and customer non-solicitation restrictions that apply for one year following a termination of Mr. Kircher's employment for any reason.

As discussed above, Mr. Kircher has departed the company as of June 1, 2022.

Potential Payments upon Termination of Employment or Change of Control

The information below describes and quantifies compensation that would become payable under existing arrangements in the event of termination of such NEO’s employment under several different circumstances. The amounts shown assume that such termination was effective as of March 31, 2023, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from Triumph.

Severance Plans

On February 19, 2019, the Compensation Committee approved (i) the Triumph Group, Inc. Executive Change in Control Severance Plan (the “CIC Severance Plan”), which is applicable in the event of a termination of employment without “cause” or for “good reason” that occurs within the period beginning six (6) months prior to and ending twenty-four (24) months after a “change in control” (each term as defined in the CIC Severance Plan), and (ii) the Triumph Group, Inc. General Severance Plan (the “General Severance Plan,” and together with the CIC Severance Plan, the “Severance Plans”), which is applicable in the event a termination of employment without “cause” or for “good reason” (each term as defined in the General Severance Plan) is unrelated to a change in control. The disclosures in this section of the Proxy Statement related to termination of employment without cause or for good reason, with or without the occurrence of a change in control event, reflect payments that would be made under the Severance Plans if the termination event occurred on March 31, 2023. As described in the CD&A above, the Company entered into a new employment agreement with Mr. Crowley in November 2020, and the Company entered into employment agreements with Mr. McCabe, Ms. Allen, Mr. Quigley, and Mr. Kasiguran in May 2023. Pursuant to their respective employment agreements, the Current NEOs are eligible to receive severance payments and benefits under the Severance Plans, as applicable.

The initial term of each of the Severance Plans is three years, with automatic one-year extensions thereafter unless terminated at least six months prior to expiration of the then current term. For the CIC Severance Plan, the Company may not provide notice of termination of the CIC Severance Plan if the Company is a party to an agreement that, if consummated, would result in a change in control, as defined in the CIC Severance Plan.

CIC Severance Plan

The CIC Severance Plan is intended to encourage key management to remain with the Company, and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives can focus on a fair and impartial review of the acquisition proposal and the maximization of stockholder value despite the risk of losing their employment.

For the NEOs, the change in control severance benefits include the following:

•
a lump sum payment of up to 2.0 times (3.0 times for the CEO) the sum of the executive’s annual base salary as of the date of termination plus the officer’s highest annual bonus, defined as the greater of (1) the average annual bonus in over the three most recent fiscal years and (2) the current target bonus opportunity for the year in which the termination occurs;
•
a lump sum payment of the executive’s annual target bonus opportunity for the year in which the termination occurs, pro-rated for the portion of the fiscal year elapsing prior to the termination date, less any amount actually paid for that fiscal year;
•
a lump sum payment of the total amount that would have been paid through the applicable severance period (36 months for the CEO and 24 months for the other NEOs) that the executive would have received under any qualified plan as a company match if the executive had participated in such plan;
•
vesting of all unvested equity awards or equity awards subject to forfeiture restrictions, with performance-based awards vesting based on target performance,
•
an amount equal to the executive’s cost to participate in COBRA medical and dental continuation coverage for 24 months (36 months for the CEO); and
•
a reimbursement of up to $20,000 ($50,000 for the CEO) for outplacement services.

The change in control benefits do not include any excise tax gross up payments. In addition, the change in control benefits have a “double trigger” such that the payment of a severance benefit may only be made if there is a change in control and the officer’s employment with the Company is terminated by the Company without cause or by the officer for good reason in the six months prior to a change in control or in the 24 months immediately following a change in control of the Company, each as defined in the CIC Severance Plan.

General Severance Plan

The General Severance Plan is intended to promote stability and provide consistent and fair treatment to our departing executives in circumstances where there does not constitute cause for employment termination.

For the NEOs, the general severance benefits include the following:

•
payments, in installments, of up to 1.0 times (2.0 times for the CEO) the sum of the officer’s annual base salary as of the date of termination plus the officer’s target bonus opportunity in the fiscal year in which a Qualifying Termination occurs;
•
a lump sum payment of the executive’s annual target bonus opportunity for the year in which the termination occurs, pro-rated for the portion of the fiscal year elapsing prior to the termination date, less any amount actually paid for that fiscal year;
•
vesting of all unvested equity awards or equity awards subject to forfeiture restrictions to the extent such awards were scheduled to vest in the 12 months immediately following the date of termination (18 months for the CEO), with performance-based awards vesting pro rata at target;
•
an amount equal to the executive’s cost to participate in COBRA medical and dental continuation coverage for 12 months (18 months for the CEO); and
•
outplacement services through an outplacement services provider contracted with the Company for 12 months (18 months for the CEO).

Each NEO would be required to execute a general release of employment claims in order to receive benefits under the Severance Plans. The timing of payments Severance Plans would be made in accordance with all applicable law. Each NEO would be required to comply with any non-competition, non-solicitation, assignment of inventions and confidentiality provisions set forth in existing agreements or in the award notice provided to an executive eligible to receive benefits under the Severance Plans.

A NEO who receives general severance benefits shall not be entitled to receive severance benefits under any other plan or agreement of the any of its subsidiaries or affiliates (excluding the CIC Severance Plan). If a named executive officer becomes entitled to severance benefits under the General Severance Plan while receiving severance benefits under any other plan or agreement of the Company or any of its subsidiaries or affiliates, then the severance benefits under such other plan or agreement will cease and the severance benefits due to the NEO under the General Severance Plan will be reduced by such other severance benefits previously paid to the executive. If a NEO becomes entitled to severance benefits under the CIC Severance Plan while receiving severance benefits under any other plan or agreement of the Company or any of its subsidiaries or affiliates, including the General Severance Plan, then the severance benefits under such other plan or agreement will cease and the severance benefits due to the NEO under the CIC Severance Plan will be reduced by such other severance benefits previously paid to the executive.

Treatment of Equity Awards upon Termination of Employment

The Company’s equity incentive plans, the 2013 Cash and Equity Incentive Plan, as amended (the “2013 Plan”) and the Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan” and, with the 2013 Plan, the “Equity Plans”) provide for the following consequences for outstanding equity awards in the event of termination of employment as a result of death or disability of a NEO or termination of employment as a result of a voluntary severance incentive program, divestiture or work force restructuring program. Under each of the Equity Plans, the Compensation Committee has the authority to alter the following impact in individual award agreements but has not done so with respect to any outstanding awards to the NEOs. The provisions of the Equity Plans with respect to treatment of outstanding equity awards upon a termination of employment without cause or for good reason, with or without a change in control, have been superseded by the more specific benefits set forth in the Severance Plans and described above.

The 2013 Plan

Termination Event	Stock Options	Service-based Stock Awards and RSUs	Performance-based Stock Awards and PSUs

Death	Outstanding exercisable options are exercisable for the stated term of the options	Outstanding awards are forfeited	Outstanding awards are forfeited

Disability or Retirement	Outstanding exercisable options are exercisable for the stated term of the options	Awards continue to vest until the end of the restricted period	Awards continue to vest until the end of the performance period

Voluntary Severance Incentive Program	All outstanding options fully vest and will be exercisable for the stated term of the options	All outstanding stock awards and RSUs accelerate and all forfeiture provisions lapse	All outstanding stock awards and PSUs accelerate and vest as determined by the Compensation Committee

Divestiture or Workforce Restructuring	The Compensation Committee may, in its discretion, vest some or all outstanding options, and such options will be exercisable for the stated term of the options	The Compensation Committee may, in its discretion, accelerate the vesting of all or a portion of any outstanding stock award or RSU and provide that all forfeiture provisions lapse	All outstanding stock awards and PSUs accelerate and vest as determined by the Compensation Committee

The 2018 Plan

Termination Event	Stock Options	Service-based Stock Awards and RSUs	Performance-based Stock Awards and PSUs

Death	Outstanding exercisable options are exercisable for one year after death	Outstanding awards are forfeited	Outstanding awards are forfeited

Disability	Outstanding exercisable options are exercisable for one year after termination of employment	Awards that would have vested in one year accelerate and vest on termination of employment	Awards with end of performance period within one year of termination of employment will continue to be subject to performance goals and be issued, if earned, at the end of the performance period

Voluntary Severance Incentive Program	With respect to no more than 5% of the shares available for awards under the 2018 Plan, awards will vest, and all outstanding options will be exercisable until the options expire	All outstanding stock awards and RSUs accelerate and all forfeiture provisions lapse	All outstanding stock awards and PSUs are forfeited

Divestiture or Workforce Restructuring *

The Compensation Committee may, in its discretion, with respect to no more than 5% of the shares available for awards under the 2018 Plan, vest some or all outstanding options, and such options will be exercisable until the options expire

The Compensation Committee may, in its discretion, with respect to no more than 5% of the shares available for awards under the 2018 Plan, accelerate the vesting of all or a portion of any outstanding stock award or RSU and provide that all forfeiture provisions lapse

All outstanding stock awards and PSUs are forfeited

* All acceleration events are subject to the award’s compliance with the minimum vesting period of one year.

As described above, certain NEOs are entitled to severance and/or change in control benefits upon termination of employment without cause or for good reason. The table below sets forth the compensation that would become payable if such termination was effective March 31, 2023. None of the NEOs would have received any excise tax gross-up benefits if a change in control had occurred on March 31, 2023. The calculation of equity awards is based on the closing stock price of the Company’s common stock on March 31, 2023 of $11.59 per share. In addition to the below amounts, each NEO would be entitled to receive any accrued salary and a portion of the target annual incentive compensation for the year in which a termination occurred, prorated to the date of termination.

		Cash	Stock	Restricted	Performance	Other
Executive	Termination Scenario	Severance	Options	Stock/Units	Stock/Units	Benefits	Total
Crowley, Daniel	Death	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Disability	$—	$—	$1,558,090	$1,610,349	$—	$3,168,439
	Voluntary Severance Program, Workforce Restructuring, or Divestiture	$—	$—	$2,466,213	$1,610,349	$—	$4,076,562
	Without Cause by Company or for Good Reason by Executive (Absent a Change in Control)	$4,095,000	$—	$2,162,381	$1,610,349	$67,165	$7,934,896
	Without Cause by Company or for Good Reason by Executive upon Change in Control	$6,815,243	$—	$2,466,213	$3,478,878	$164,030	$12,924,364

McCabe, James	Death	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Disability	$—	$—	$432,933	$549,957	$—	$982,890
	Voluntary Severance Program, Workforce Restructuring, or Divestiture	$—	$—	$721,025	$549,957	$—	$1,270,983
	Termination Without Cause by Company or for Good Reason by Executive (Absent a Change in Control)	$1,100,000	$—	$432,933	$549,957	$33,252	$2,116,142
	Termination Without Cause by Company or for Good Reason by Executive upon Change in Control	$2,430,233	$—	$721,025	$1,124,856	$86,304	$4,362,419

Allen, Jennifer	Death	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Disability	$—	$—	$265,573	$404,576	$—	$670,149
	Voluntary Severance Program, Workforce Restructuring, or Divestiture	$—	$—	$479,988	$404,576	$—	$884,564
	Termination Without Cause by Company or for Good Reason by Executive (Absent a Change in Control)	$848,750	$—	$265,573	$404,576	$32,374	$1,551,273
	Termination Without Cause by Company or for Good Reason by Executive upon Change in Control	$1,740,035	$—	$479,988	$834,607	$84,547	$3,139,177

Quigley, Thomas	Death	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Disability	$—	$—	$82,590	$89,459	$—	$172,050
	Voluntary Severance Program, Workforce Restructuring, or Divestiture	$—	$—	$135,197	$89,459	$—	$224,657
	Termination Without Cause by Company or for Good Reason by Executive (Absent a Change in Control)	$540,800	$—	$82,590	$89,459	$32,113	$744,963
	Termination Without Cause by Company or for Good Reason by Executive upon Change in Control	$1,081,600	$—	$135,197	$199,429	$84,026	$1,500,253

Kasiguran, Kai	Death	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Disability	$—	$—	$9,712	$5,076	$—	$14,789
	Voluntary Severance Program, Workforce Restructuring, or Divestiture	$—	$—	$22,832	$5,076	$—	$27,909
	Termination Without Cause by Company or for Good Reason by Executive (Absent a Change in Control)	$287,500	$—	$9,712	$5,076	$15,709	$317,997
	Termination Without Cause by Company or for Good Reason by Executive upon Change in Control	$350,000	$—	$22,832	$15,229	$36,317	$424,379

CEO Pay Ratio

The following information about the relationship between the annual compensation of our employees (other than our CEO) and the compensation of Mr. Crowley, our President and CEO, is provided in compliance with the requirements of Item 402(u) of Regulation SK.

As of January 1, 2022, our total population consisted of 4,878 employees. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (“CACM”) defined as the median of 2022 Federal Wages and 401(k) match, annualized for employees not with the Company for the full year.

In fiscal year 2023, the annual total compensation of our median employee was $52,350 determined using the same methodology as for our CEO as reported in the Summary Compensation Table of this Proxy Statement. Mr. Crowley’s total compensation for fiscal year 2023, as reported in the Summary Compensation Table was $5,914,547. The resulting estimated ratio of the annual total compensation of Mr. Crowley to the median of the annual total compensation of all employees was 113 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance (PVP)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(1) (2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($ millions)	Triumph Consolidated Adjusted EBITDAP ($ millions)(4)
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,914,547	$414,751	$1,229,037	$303,110	$171.45	$166.45	$90	$188
2022	$5,923,036	$10,117,877	$1,727,486	$2,396,065	$373.96	$159.84	($43)	$160
2021	$7,863,997	$13,271,067	$1,401,319	$1,843,131	$271.89	$139.78	($451)	$109

(1) Mr. Crowley served as our principal executive officer (PEO) for all of fiscal year 2023, fiscal year 2022, and fiscal year 2021. Our non-PEO NEOs included: (a) for fiscal year 2023, Mr. McCabe, Ms. Allen, Mr. Quigley, Mr. Kasiguran, and Mr. Kircher; (b) for fiscal year 2022, Mr. McCabe, Ms. Allen, Mr. Quigley, and Mr. Kircher; and (c) for fiscal year 2021, Mr. McCabe, Ms. Allen, Peter Wick, Mr. Kircher, and Daniel Ostrosky.

(2) The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our principal executive officer (PEO) and average CAP to our non-PEO named executive officers. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

PEO SCT Total to CAP Reconciliation

Fiscal Year	2021	2022	2023
SCT Total	$7,863,997	$5,923,036	$5,914,547
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($5,653,749)	($3,412,500)	($3,961,399)
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$7,446,085	$5,888,573	$3,481,113
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$2,014,292	$1,219,254	($4,368,263)
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,471,661	$—	$—
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$128,782	$499,514	($1,102,645)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
+ Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Fiscal Year	$—	$—	$—
Compensation Actually Paid	$13,271,067	$10,117,877	$414,751

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2021	2022	2023
Average SCT Total	$1,401,319	$1,727,486	$1,229,037
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($428,578)	($770,201)	($397,287)
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$557,429	$1,329,045	$393,911
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$229,774	$80,944	($563,000)
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$25,073	$—	$—
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$64,183	$28,791	($140,038)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($6,068)	$—	$—
+ Dividends or Other Earnings Paid on Stock Awards in the Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Fiscal Year	$—	$—	$—
Average Compensation Actually Paid	$1,843,131	$2,396,065	$303,110

(3) The Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Aerospace & Defense Index.

(4) Adjusted EBITDAP is a non-GAAP financial measure. For a reconciliation of net income to EBITDAP, see Appendix A to this Proxy Statement.

Supplemental Disclosure

The charts below illustrate the relationship between the PEO and other NEOs’ SCT Total Compensation, total shareholder return, and CAP amounts during the period fiscal year 2021-fiscal year 2023. This relationship reflects the impact of changes in the Company’s stock price performance on the amount of Compensation Actually Paid in each year in relation to the amount reported in the Summary Compensation Table for the PEO and other NEOs.

CAP Versus Performance Metrics

The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and Peer Group’s TSR during fiscal years 2021-2023.

The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Company’s Net Income and Adjusted EBITDAP during fiscal years 2021-2023.

Most Important Performance Measures

The five items listed below represent the most important performance metrics we used to determine CAP for fiscal year 2023 as further described in our CD&A above. For a reconciliation of non-GAAP financial measures, see Appendix A to this Proxy Statement.

Most Important Performance Measures
• Adjusted EBITDAP • Adjusted Free Cash Flow • Adjusted EBITDAP Margin • Adjusted Net Debt to Adjusted EBITDAP Ratio • TSR

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity have been authorized for issuance as of March 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	1,726,612	30.86	979,855

Equity compensation plans not approved by security holders	—	—	—

Total	1,726,612		979,855

(1)
Column (a) includes stock options, outstanding time-based RSUs, PSUs (at target) made under the 2016 Directors’ Plan, the 2013 Equity and Cash Incentive Plan, the 2018 Plan and deferred stock units (“DSUs”) issued to non-employee directors under the Amended and Restated Directors’ Stock Incentive Plan, which expired in fiscal year 2017. Column (b) provides the weighted-average exercise price for outstanding stock options. The weighted-average grant date fair value of the outstanding RSUs and DSUs is $16.42.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

As of May 22, 2023, the directors, nominees for director, named executive officers, all directors and executive officers as a group, and owners of more than 5% common stock in the table below, were known to us to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock as shown in the table below.

A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from May 22, 2023 upon the exercise of options, warrants or other rights. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or other rights that are held by that person (but not those held by any other person) and that are exercisable within 60 days from May 22, 2023 have been exercised.

Unless otherwise indicated, the address of each person identified is c/o 555 E. Lancaster Avenue, Suite 400, Radnor, Pennsylvania 19087.

Unless otherwise noted, we believe that all persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them.

The percentage of total shares outstanding is based upon 65,490,273 outstanding shares of common stock as of May 22, 2023.

Name	Number	Percent of Total Shares Outstanding

Daniel J. Crowley(1)	982,485	1.5%
James F. McCabe(2)	128,977	*
Jennifer H. Allen(3)	53,092	*
Thomas A. Quigley(4)	33,393	*
Kai W. Kasiguran(5)	806	*
Patrick E. Allen(6)	—	*
Paul Bourgon(6)	71,995	*
Cynthia M. Egnotovich(6)	—	*
Daniel P. Garton(6)	58,154	*
Barbara W. Humpton(6)	48,660	*
Neal W. Keating(6)	30,257	*
William L. Mansfield(6)	72,757	*
Courtney R. Mather(6)	—	*
Colleen C. Repplier(6)	45,764	*
Larry O. Spencer(6)	54,015	*
BlackRock, Inc.(7)	11,359,320	17.3%
T. Rowe Price Investment Management, Inc.(8)	8,742,073	13.3%
The Vanguard Group(9)	5,655,945	8.6%
State Street Corporation(10)	3,993,274	6.1%
All executive officers and directors as a group (15 persons)(11)	1,580,355	2.4%

* Less than one percent.

(1)
Consists of (a) 713,434 shares held directly by Mr. Crowley, (b) currently exercisable options to purchase 150,000 shares, (c) RSUs to acquire 108,509 shares within 60 days, and (d) currently exercisable warrants to purchase 10,542. Excludes the following:

Award	Grant Date
25,926 RSUs	April 27, 2021
116,667 PSUs (at target)	April 27, 2021
52,428 RSUs	June 13, 2022
183,495 PSUs (at target)	June 13, 2022
96,217 RSUs	April 27, 2023
224,507 PSUs (at target)	April 27, 2023

(2)
Consists of (a) 101,688 shares held directly by Mr. McCabe, and (b) RSUs to acquire 27,289 shares within 60 days. Excludes the following:

Award	Grant Date
10,069 RSUs	April 27, 2021
45,299 PSUs (at target)	April 27, 2021
14,788 RSUs	June 13, 2022
51,755 PSUs (at target)	June 13, 2022
26,363 RSUs	April 27, 2023
61,513 PSUs (at target)	April 27, 2023

(3)
Consists of (a) 37,446 shares held directly by Ms. Allen, and (b) RSUs to acquire 15,646 shares within 60 days. Excludes the following:

Award	Grant Date
7,271 RSUs	April 27, 2021
32,711 PSUs (at target)	April 27, 2021
11,229 RSUs	June 13, 2022
39,300 PSUs (at target)	June 13, 2022
19,829 RSUs	April 27, 2023
46,266 PSUs	April 27, 2023

(4)
Consists of (a) 22,616 shares held directly by Mr. Quigley, (b) RSUs to acquire 5,803 shares within 60 days, and (c) currently exercisable warrants to purchase 4,974 shares. Excludes the following:

Award	Grant Date
1,322 RSUs	April 27, 2021
5,949 PSUs (at target)	April 27, 2021
3,217 RSUs	June 13, 2022
11,258 PSUs (at target)	June 13, 2022
5,718 RSUs	April 27, 2023
13,342 PSUs (at target)	April 27, 2023

(5)
Consists of (a) 396 shares held directly by Mr. Kasiguran, (b) RSUs to acquire 292 shares within 60 days, and (c) currently exercisable warrants to purchase 118 shares. Excludes the following:

Award	Grant Date
1,094 RSUs	September 21, 2021
584 RSUs	June 13, 2022
1,314 PSUs (at target)	June 13, 2022
3,736 RSUs	April 27, 2023
8,717 PSUs (at target)	April 27, 2023

(6)
For Mr. Bourgon, Mr. Garton, Ms. Humpton, Mr. Keating, Mr. Mansfield, Ms. Repplier, and Gen. Spencer, the beneficial ownership disclosed includes 10,853 RSUs granted on July 15, 2022 under the 2016 Director’ Plan. For Ms. Egnotovich, the beneficial ownership disclosed excludes 10,707 RSUs granted on April 27, 2023 under the 2016 Directors’ Plan. Mr. Mather is an officer of Vision One Management Partners, LP or one of its affiliates (collectively, "Vision One"). Mr. Mather disclaims beneficial ownership of the 698,357 shares of common stock of the Company beneficially owned by Vision One.

The beneficial ownership disclosed includes the following currently exercisable warrants to purchase shares:

Name	Number of Warrants

Mr. Bourgon	12,123
Ms. Egnotovich	—
Mr. Garton	6,300
Ms. Humpton	8,724
Mr. Keating	324
Mr. Mansfield	14,285
Ms. Repplier	3,997
Gen. Spencer	1,928

The beneficial ownership disclosed does not include any deferred stock units (“DSUs”) issued to the non‑employee directors under non‑employee director compensation plans. As of May 22, 2023, an aggregate of 21,400 DSUs have been issued and are held by the current non‑employee directors as follows:

Name	Number of DSUs

Mr. Bourgon	13,275
Ms. Egnotovich	—
Mr. Garton	—
Ms. Humpton	—
Mr. Keating	—
Mr. Mansfield	8,125
Ms. Repplier	—
Gen. Spencer	—

(7)
Information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2023. The Schedule 13G/A reports that on December 31, 2022, BlackRock, Inc. had sole voting power over 11,158,587 shares, shared voting power over 0 shares, sole dispositive power over 11,359,320 shares and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8)
Information is based on a Schedule 13G/A filed by T. Rowe Price Investment Management Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the SEC on February 14, 2023. The Schedule 13G/A reports that on December 31, 2022, T. Rowe Price Investment Management, Inc. had sole voting power over 3,109,617 shares, shared voting power over 0 shares, sole dispositive power over 8,742,073 shares and shared dispositive power over 0 shares. T. Rowe Price Small-Cap Value Fund, Inc. had sole voting power over 5,252,986 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 0 shares. The address of T. Rowe Price Investment Management, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21201.

(9)
Information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023. The Schedule 13G/A reports that on December 31, 2022, The Vanguard Group had sole voting power over 0 shares, shared voting power over 43,183 shares, sole dispositive power over 5,558,814 shares and shared dispositive power over 97,131 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(10)
Information is based on a Schedule 13G/A filed by State Street Corporation with the SEC on January 31, 2023. The Schedule 13G/A reports that on December 31, 2022, State Street Corporation had sole voting power over 0 shares, shared voting power over 3,822,109 shares, sole dispositive power over 0 shares and shared dispositive power over 3,993,274 shares. The address of State Street Corporation is One Lincoln Street, Boston, MA 02111.

(11)
This group includes all directors, nominees and current executive officers.

STOCKHOLDER PROPOSALS – 2024 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2024 must be received no later than February 10, 2024 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal at the 2024 annual meeting of stockholders that is not included in our proxy statement for that meeting, such stockholder must submit that proposal, including the information required under our Bylaws, to the Secretary of Triumph no earlier than March 22, 2024 and no later than April 21, 2024. If the stockholder fails to follow the notice requirements set forth in our Bylaws, then we will be allowed to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in our proxy statement. To be timely for purposes of Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19, which must be received in accordance with the requirements of our Bylaws as described above. In addition, to the extent that any information required by Rule 14a-19 is not required under our Bylaws to be included with your notice, we must receive such additional information by May 21, 2024. Stockholder proposals should be directed to the Secretary, at our address set forth on the first page of this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

Certain stockholders who share the same address may receive only one copy of the Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Annual Report”) in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting us by telephone at (610) 251-1000 or in writing at 555 E. Lancaster Avenue, Suite 400, Radnor, PA 19087, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

ANNUAL REPORT ON FORM 10-K

We will promptly provide without charge to each person solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report, including financial statements and the schedules thereto. Such written and any oral requests should be directed to Triumph Group, Inc. at 555 E. Lancaster Avenue, Suite 400, Radnor, PA 19087, Attention: Secretary, (610) 251-1000.

By order of the Board of Directors,

Jennifer H. Allen

June 9, 2023

APPENDIX A

Appendix A—Reconciliation of GAAP and Non‑GAAP Financial Measures

and Adjustments Made to Non‑GAAP Performance Metrics

In fiscal year 2023 and 2022, we adjusted our earnings before interest, taxes, depreciation and amortization and pension (EBITDAP) and free cash flow performance metrics in our AIP. The tables below provide a reconciliation from net income and cash flow used in operations (GAAP metrics) to EBITDAP and free cash flow (non‑GAAP metrics), respectively, and shows how the non-GAAP metrics were adjusted, as used in the determination of our AIP payouts.

($ in millions)	12 Fiscal Months Ended March 31, 2023
Net income (GAAP)	$90
Add back: Income tax expense	6
Add back: Interest expense and other	138
Add back: Debt extinguishment loss	33
Less: Warrant remeasurement gain, net	(9)
Add back: Pension related charges	15
Add back: Consideration payments to customer related to divestiture	17
Less: Gain on divestitures	(102)
Add back: Share-based compensation	9
Less: Amortization of acquired contract liability	(3)
Add back: Depreciation & Amortization	36
Less: Non-service defined benefit income	(34)

Adjusted EBITDAP(1)	$196
Less: AIP Negative Discretion	(8)
AIP Adjusted EBITDAP - Achieved	$188

($ in millions)	12 Fiscal Months Ended March 31, 2023
Cash flow from operations (GAAP)	$(52)
Capital expenditures	(21)
Free cash flow(1)	$(73)

($ in millions)	12 Fiscal Months Ended March 31, 2022
Net loss (GAAP)	$(43)
Add back: Income tax expense	5
Add back: Interest expense and other	136
Less: Non-service defined benefit income	(57)
Add back: Depreciation & Amortization	50
Add back: Long-lived asset impairment	2
Less: Amortization of acquired contract liability	(6)
Add back: Losses on divestitures	9
Add back: Pension charges	52
Add back: Debt extinguishment loss	12

Adjusted EBITDAP, for AIP and as historically presented(1)(2)	$160
Add back: Share-based compensation	10
Adjusted EBITDAP(1)	$170

($ in millions)	12 Fiscal Months Ended March 31, 2022
Cash flow from operations (GAAP)	$(137)
Capital expenditures	(20)
Free cash flow(1)	$(157)

A-1

($ in millions)	12 Fiscal Months Ended March 31, 2021
Net loss (GAAP)	$(451)
Add back: Income tax expense	3
Add back: Interest expense and other	171
Less: Non-service defined benefit income	(50)
Add back: Depreciation & Amortization	94
Add back: Long-lived asset impairment	252
Less: Amortization of acquired contract liability	(39)
Add back: Losses on divestitures	105
Add back: Impairment of rotable inventory	4

Adjusted EBITDAP, for AIP and as historically presented(1)(2)	$109
Add back: Share-based compensation	13
Adjusted EBITDAP(1)	$122

($ in millions)	12 Fiscal Months Ended March 31, 2021
Cash flow from operations (GAAP)	$(173)
Capital expenditures	(25)
Free cash flow(1)	$(198)

(1) This is a non-GAAP performance measure

(2) Prior to fiscal 2022, Adjusted EBITDAP did not include an adjustment for share-based compensation. This metric represents Adjusted EBITDAP as used for AIP performance measurement.

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

TRIUMPH GROUP, INC.

Triumph Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.
That the Certificate of Incorporation of the Corporation is hereby amended by deleting Section “FOURTH”, Subsection “A.” in its entirety and by substituting in lieu of said paragraph the following:

“A. The number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 250,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”

2.
That the foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this __ day of _____________, 2023.

TRIUMPH GROUP, INC.

By
Name:
Title:

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

TRIUMPH GROUP, INC.

Triumph Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.
That the Certificate of Incorporation of the Corporation is hereby amended by deleting Section “SEVENTH” in its entirety and by substituting in lieu of said paragraph the following:

“SEVENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director or officer derived an improper personal benefit or (e) for liability of an officer in any action by or in the right of the Company. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of the directors or officers of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation at the time of such repeal or modification.”

2.
That the foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this __ day of _____________, 2023.

TRIUMPH GROUP, INC.

By
Name:
Title:

C-1

APPENDIX D

AMENDMENT

TO THE AMENDED AND RESTATED

TRIUMPH GROUP, INC.

2018 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) amends the Amended and Restated Triumph Group, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), subject to approval by the stockholders of Triumph Group, Inc. (the “Corporation”).

RECITALS

On May 30, 2023, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation approved an increase to the aggregate share reserve available for issuance under the 2018 Plan from 3,520,000 shares of common stock to 5,595,000 shares of common stock, subject to approval by the stockholders of the Corporation. The purpose of this Amendment is to document such approved amendment. All capitalized terms used but not defined in this Amendment have the meanings set forth in the 2018 Plan.

1.
Amendment to Section 3(a) of the 2018 Plan. Section 3(a) of the 2018 Plan is hereby deleted in its entirety and replaced with the following:

“3. Shares Subject to the Plan.

(a) Aggregate Limits. Subject to Section 15(a), the aggregate number of Shares subject to Awards granted under the Plan is 5,595,000 Shares. Any Shares subject to Awards that are cancelled, expire or are forfeited, or are the subject of Awards settled in cash without the issuance of any Shares, shall be available for re-grant under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered or withheld in payment of the Option exercise price, or (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding obligation authorized by the Committee. Shares issued in payment of any Award may either be authorized and unissued Shares or treasury Shares. Any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional Shares on the open market for use under this Plan.”

2.
No Other Amendments. Except as amended as set forth in this Amendment, the 2018 Plan remains in full force and effect.

3.
Governing Law. This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

[remainder of page intentionally left blank]

D-1

APPENDIX E

TRIUMPH GROUP, INC.

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

(Effective July 16, 2020)

TABLE OF CONTENTS

1.	Purpose of the Plan	2
2.	Definitions	2
3.	Shares Subject to the Plan	4
4.	Administration of the Plan	5
5.	Eligibility	6
6.	Term of Plan	6
7.	Term of Awards	6
8.	Options	6
9.	Stock Awards	8
10.	RSU Awards	8
11.	Performance-Based Awards	8
12.	Compliance with Conditions	9
13.	Impact of Termination of Employment Events	9
14.	Withholding	11
15.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale; Change in Control	11
16.	Amendment and Termination of the Plan	12
17.	Non-Transferability of Awards	12
18.	Designation of Beneficiary	13
19.	No Right to Awards or to Employment	13
20.	Clawback	13
21.	No Section 83(b) Election	13
22.	Legal Compliance	13
23.	Inability to Obtain Authority	13
24.	Reservation of Shares	13
25.	Notice	14
26.	Governing Law; Interpretation of Plan and Awards	14
27.	Limitation on Liability	14

TRIUMPH GROUP, INC.
AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

1.
Purpose of the Plan.

The purpose of the Plan is to encourage ownership in the Company by officers and other key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.
Definitions.

As used herein, the following definitions shall apply:

a.
“Affiliate” means any entity that is, directly or indirectly, controlled by, under common control with or controlling the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.
b.
“Automatic Exercise Date” shall mean, with respect to an Option, the last business day of the applicable term that was established by the Committee for such Option (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option if the Option initially had a ten-year term); provided that with respect to an Option that has been amended pursuant to this Plan so as to alter the term, “Automatic Exercise Date” shall mean the last business day of the term that was established by the Committee for such Option as amended.
c.
“Award” means a Stock Award, RSU, PSU or Option granted in accordance with the terms of the Plan.
d.
“Award Agreement” means a Stock Award Agreement, an RSU Award Agreement, a PSU Award Agreement or an Option Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Committee, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
e.
“Awardee” means an Employee of the Company or any Subsidiary or Affiliate who has been granted an Award under the Plan.
f.
“Board” means the Board of Directors of the Company.
g.
“Cause” has the meaning set forth in the Awardee’s employment or similar agreement with the Employer or any severance or similar agreement or plan, or, if no such agreement or plan is in effect, means (i) the willful and continued failure by the Awardee (other than any such failure resulting from the Awardee’s incapacity due to physical or mental illness) to perform substantially the duties and responsibilities of the Awardee’s position with the Employer; (ii) the conviction of the Awardee by a court of competent jurisdiction or a plea of nolo contendere for felony criminal conduct or a crime involving moral turpitude; or (iii) the willful engaging by the Awardee in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the Awardee’s part shall be deemed “willful” unless committed or omitted by the Awardee in bad faith and without reasonable belief that the Awardee’s act or failure to act was in, or not opposed to, the best interest of the Company. It is also expressly understood that the Awardee’s attention to matters not directly related to the business of the Employer shall not provide a basis for termination for Cause so long as the Board has approved the Awardee’s engagement in such activities.
h.
“Change in Control” means any of the following:
i.
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Affiliate or (iv) any acquisition pursuant to a transaction that complies with (iii)(A), (iii)(B) and (iii)(C) of this definition;
ii.
Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
iii.
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
iv.
Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
i.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
j.
“Committee” means the Compensation and Management Development Committee of the Board.
k.
“Common Stock” means the common stock of the Company. The term “Company” shall include a corporation succeeding to the business of Triumph Group, Inc. by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.
l.
“Company” means Triumph Group, Inc., a Delaware corporation, or its successor.
m.
“Disability” means that the Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 8 of the Plan, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). Whether an individual has a Disability shall be confirmed by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 8, the Committee may rely on any determination that an Awardee is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary or Affiliate in which an Awardee participates.
n.
“Employee” means a regular, active employee of the Company or any Subsidiary or Affiliate.
o.
“Employer” means the Company or any Subsidiary or Affiliate, as applicable.
p.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
q.
“Fair Market Value” means, with respect to a Share, unless the Committee determines otherwise, the closing price of a Share in New York Stock Exchange Composite Transaction on the relevant date, or if no sale shall have made on such exchange on that date, the closing price of a Share in New York Stock Exchange Composite Transaction on the last preceding day on which there was a sale.
r.
“Grant Date” means the date as of which an Award is granted.
s.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
t.
“Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
u.
“Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.
v.
“Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
w.
“Performance Goals” means financial or operating, stock performance-related or individually-based goals established for an Award by the Committee, or, pursuant to delegated authority, by a delegate.
x.
“Performance Period” means the period established by the Committee for an Award for which Performance Goals are established.
y.
“Plan” means this Triumph Group, Inc. Amended and Restated 2018 Equity Incentive Plan, as amended from time to time.

z.
“PSUs” or “Performance Share Units” means RSUs awarded under Section 10 of the Plan with Performance Goals and a Performance Period determined for such Award, and with such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “PSU Award Agreement”).
aa.
“Repriced” means (i) any transaction performed with the intent or effect of (A) reducing the exercise price of any outstanding Option, (B) cancelling or exchanging outstanding Options in exchange for cash, other Awards or replacement Options, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged Options, or (C) any similar share exchange transaction involving outstanding Awards; or (ii) any transaction defined as repricing under the New York Stock Exchange rules for listed companies.
bb.
[Reserved]
cc.
“RSU” means a restricted stock unit as set forth in Section 10 of the Plan.
dd.
“RSU Award” means an Award of RSUs in accordance with Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “RSU Award Agreement”).
ee.
“Share” means a share of Common Stock, as adjusted, if applicable, in accordance with Section 15 of the Plan.
ff.
“Stock Award” means an award or issuance of Shares made under Section 9 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).
gg.
“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
hh.
“Termination of Employment” means, with respect to any Employee, the Employee’s ceasing to be an Employee; provided, however, that for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its Subsidiaries; and provided further that for any Award subject to Section 409A, Termination of Employment means a separation from service within the meaning of Section 409A. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.
3.
Shares Subject to the Plan.
a.
Aggregate Limits. Subject to Section 15(a), the aggregate number of Shares subject to Awards granted under the Plan is 3,520,000 Shares. Any Shares subject to Awards that are cancelled, expire or are forfeited, or are the subject of Awards settled in cash without the issuance of any Shares, shall be available for re-grant under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered or withheld in payment of the Option exercise price, or (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding obligation authorized by the Committee. Shares issued in payment of any Award may either be authorized and unissued Shares or treasury Shares. Any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional Shares on the open market for use under this Plan.
b.
Code Sections 422 and 409A. Subject to Section 15(a), the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 3,520,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15(a) only to the extent that such adjustment will not affect the ability to grant or constitute a “modification” in the case of Incentive Stock Options as defined in Code Section 424, or in the case of Nonstatutory Stock Options, constitute a “modification” within the meaning of Code Section 409A.
c.
Award Vesting Limitations. Notwithstanding anything to the contrary in this Plan, but subject to Section 15 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the applicable date of grant; provided, however, that notwithstanding the foregoing, Awards that result in the issuance of up to five percent (5%) of the Shares of Common Stock available pursuant to Section 3(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.
4.
Administration of the Plan.
a.
Procedure.
i.
Administrator. The Plan shall be administered by the Committee.
ii.
Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by applicable law (including applicable stock exchange rules), the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.
b.
Powers of the Committee. Subject to the other provisions of the Plan, the Committee shall have the authority, in its discretion:
i.
to select the Employees to whom Awards are to be granted hereunder;
ii.
to determine the number of Shares to be covered by each Award granted hereunder;

iii.
to determine the type of Award to be granted to the selected Employees;
iv.
to approve forms of Award Agreements for use under the Plan;
v.
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
vi.
to correct administrative errors;
vii.
to construe and interpret the terms of the Plan and Awards granted under the Plan;
viii.
to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of applicable laws and procedures;
ix.
to prescribe, amend and rescind rules and regulations relating to the Plan;
x.
to modify or amend each Award, including, but not limited to, the acceleration of vesting or exercisability; provided, however, that any such amendment is subject to Section 15 and may not impair any outstanding Award unless agreed to in writing by the Participant;
xi.
to allow Participants to satisfy withholding tax amounts by electing (in such form and under such conditions as the Committee may provide) to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting or lapse of forfeiture of a Stock Award or RSU Award, that number of Shares having a Fair Market Value equal to the maximum that can be withheld in the applicable jurisdiction;
xii.
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;
xiii.
to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation: (A) restrictions under an insider trading policy; and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
xiv.
to determine the duration and purpose of leaves of absences which may be granted to an Awardee without constituting a Termination of Employment for purposes of the Plan, subject to the applicable requirements of Code Section 409A; and
xv.
to determine, in its discretion, whether to settle Awards in cash, in Shares, or in some combination; and
xvi.
to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
c.
Effect of Committee’s Decision. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
5.
Eligibility.

Awards may be granted only to Employees.

6.
Term of Plan.

The Plan became effective upon its approval by the Board on May 28, 2020, subject to approval of the Plan by the stockholders of the Company at the 2020 Annual Meeting of stockholders to be held on July 16, 2020. The Plan shall continue in effect for a term of ten (10) years from the effective date of the Plan, unless an amendment to extend the term is approved by stockholders of the Company under Section 16.

7.
Term of Awards.

The term of each Award shall be determined by the Committee and stated in the Award Agreement. In the case of an Option, the term shall be no longer than ten (10) years from the Grant Date; provided, however, that if an Awardee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Awardee, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) no more than five years from the date of grant.

8.
Options.
a.
General. Each Option shall be evidenced by an Option Agreement, the terms and conditions of which are consistent with the following:
i.
Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the Grant Date. If an Awardee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Awardee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.
ii.
No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 15(a)), the exercise price of an Option may not be Repriced without stockholder approval.
iii.
Vesting Period, Performance Goals and Exercise Dates. Options granted under the Plan shall vest and be exercisable at such time, subject to achievement of designated Performance Goals and/or in such installments during the period prior to the expiration of the Option’s term as determined by the Committee and set forth in the Option Agreement. The minimum vesting schedule for Options shall be one year from the date of grant.
iv.
Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
1.
cash;
2.
check or wire transfer (denominated in U.S. Dollars);
3.
subject to any conditions or limitations established by the Committee, Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and/or applicable withholding taxes arising as a result of such exercise in accordance with Section 14;
4.
consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee;
5.
such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable law; or
6.
any combination of the foregoing methods of payment.
b.
Option Limitations/Terms.
i.
Eligibility for Incentive Stock Options. Only employees (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.
ii.
$100,000 Limitation for Incentive Stock Options. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
c.
Effect of Termination of Employment on Options.
i.
General. Upon an Awardee’s Termination of Employment other than as a result of circumstances described in Section 13, any outstanding vested Option granted to such Awardee, to the extent not theretofore exercised, shall terminate ninety (90) days after the date of the Awardee’s Termination of Employment. Subject to Section 15(c), any unvested Options terminate upon an Awardee’s Termination of Employment.
ii.
Specific Termination Events. The impact of specific termination events set forth in Section 13 shall apply to Options.
d.
Exercise of an Option.
i.
Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement.
ii.
An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.
iii.
Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option.
iv.
An Option may not be exercised for a fraction of a Share.
e.
Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise determined by the Committee (in an Award Agreement or otherwise) or as otherwise directed in writing to the Company by a Participant holding an Option, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. Payment of the exercise price of any such Option and related tax obligations shall be “net settled” to the maximum extent permitted by applicable law. Unless otherwise determined by the Committee, this Section 8(e) shall not apply to an Option if the Participant incurs a Termination of Employment on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 8(e).
9.
Stock Awards.

Each Stock Award shall be evidenced by a Stock Award Agreement, the terms and conditions of which are consistent with the following:

a.
Restrictions and Performance Goals. Stock Awards shall be earned, and forfeiture restrictions shall lapse, at such time, in such installments, and/or subject to such Performance Goal(s) as established under Section 11 and with such Performance Period as determined by the Committee or, if applicable, a delegate of the Committee. The minimum restricted period or Performance Period for a Stock Award shall be one year from the date of grant.
b.
Forfeiture. Upon the Awardee’s Termination of Employment (other than as provided below in Section 13), the Shares subject to a Stock Award that have not been earned or vested pursuant to the Stock Award Agreement shall be forfeited.
c.
Rights as a Stockholder. The Awardee shall be a stockholder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) upon the grant of the Stock Award; provided, however, such rights are forfeited if the Shares subject to the Stock Award are forfeited, and no certificate representing ownership of the Shares shall be issued to the Awardee until such lapse of forfeiture occurs.
d.
Dividends. Dividends that are declared and paid on the outstanding shares of Common Stock during any period for which forfeiture restrictions apply to a Stock Award shall not be paid at the time dividends are paid to stockholders, but shall be accrued, without interest, and paid out when such forfeiture restrictions lapse; provided, that any accrued dividends are forfeited to the extent the underlying shares under the Award are forfeited.
10.
RSU Awards.

The terms and conditions of a grant of a RSU Award shall be reflected in a RSU Award Agreement. RSUs shall be earned, and forfeiture restrictions shall lapse, at such time, in such installments, and/or subject to such Performance Goal(s) and with such Performance Period as determined by the Committee or, if applicable, a delegate of the Committee. No Shares shall be issued at the time a RSU Award is granted, and the Company will not be required to set aside a fund for the payment of any such RSU Award. A Participant shall have no voting or dividend rights with respect to any RSUs granted hereunder until the Shares, if any, underlying the RSU Award are earned and issued.

a.
Restrictions. A RSU Award shall be subject to (i) forfeiture until the expiration of the restricted period established by the Committee, and/or, for a PSU Award, satisfaction of any applicable Performance Goals as established under Section 11 during a designated Performance Period, to the extent provided in the applicable PSU Award Agreement, and to the extent such RSUs or PSUs are forfeited, all rights of the Awardee to such RSUs or PSUs shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable RSU Award Agreement or PSU Award Agreement. The minimum restricted period or Performance Period for RSU Awards shall be one year from the date of grant.
b.
Settlement of Restricted Stock Units and Performance Share Units. Upon the expiration of the restricted period with respect to any outstanding RSUs, and satisfaction of the applicable Performance Goals for the Performance Period for any outstanding PSUs, the Company shall deliver to the Awardee, or his or her beneficiary, without charge, one Share for each such outstanding RSU for which forfeiture restrictions have lapsed, or for each outstanding PSU which has been earned; provided, however, that, if explicitly provided in the applicable RSU Award Agreement or PSU Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for such RSUs or PSUs. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the restricted period lapsed with respect to such RSUs, or the date on which the Committee or, if applicable, a delegate of the Committee, determines that the applicable Performance Goals have been met for PSUs.
c.
Dividend Equivalents. Unless set forth in an Award Agreement, no dividend equivalents will be paid on any RSU Award or PSU Award. Dividend equivalents, if added in an Award Agreement, shall only be paid to the extent the RSU Award or PSU Award is earned and paid.
11.
Performance-Based Awards.

The Committee will establish, in writing, the Performance Goals and the Performance Period for each applicable Award; provided, however, that where the determination of the Performance Goals and Performance Period for any Award for which the Committee has delegated authority under Section 4(a), the authority to establish Performance Goals and a Performance Period is also delegated. Such Performance Goals may vary by Awardee and by Award. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Awardees.

12.
Compliance with Conditions.

The Committee has the authority, which may be delegated to the extent permitted by applicable law, to set forth conditions and requirements, including, without limitation, restrictive covenants, in any Award Agreement. Any failure to comply with such conditions or requirements, either during the employment period or after Termination of Employment, as applicable, may subject the Award to forfeiture, or to any applicable clawback policy.

13.
Impact of Termination of Employment Events.

The following Termination of Employment events shall have the following consequences for outstanding Awards.

a.
Disability of an Awardee.
i.
Options. Subject to Section 13(g), upon an Awardee’s Termination of Employment as a result of the Awardee’s Disability, all outstanding vested and exercisable Options granted to such Awardee shall remain exercisable for one year after Termination of Employment as a result of a Disability; provided, that the Option will expire at the expiration of the stated term if earlier.
ii.
Stock Awards, RSU Awards and PSU Awards. If an Awardee’s Termination of Employment is due to the Awardee’s Disability:
1.
all outstanding and unvested Stock Awards and RSU Awards not described in subsection (a)(ii)(2) that would have vested prior to the first anniversary of the date of Termination of Employment will accelerate, all forfeiture restrictions will lapse, and the Shares will be issued no later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment; and
2.
subject to Section 15(c), all outstanding Stock Awards and RSU Awards that are conditioned upon achievement of one or more Performance Goals and granted to such Awardee shall vest pro-rated at target based on the service completed during the applicable performance period and be paid in a lump sum no later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment.
b.
Death of Awardee.
i.
Options. Upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding vested and exercisable Options granted to such Awardee shall remain exercisable for one year after Termination of Employment as a result of a death; provided, that the Option will expire at the expiration of the stated term if earlier. If an Option is held by the Awardee when he or she dies, the Option may be exercised by the beneficiary designated by the Awardee, the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution.
ii.
Stock Awards, RSU Awards and PSU Awards. Any outstanding Stock Awards, RSU Awards and PSU Awards shall be forfeited upon the death of the Awardee.
c.
[Reserved]
d.
Voluntary Severance Incentive Program. Upon an Awardee’s Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or a Subsidiary approved by the Board or a committee of the Board, the Board or the Committee shall take action to:
i.
vest all outstanding Options granted to the Awardee, with such vested Options remaining exercisable until the expiration of the stated term of the Option; and
ii.
vest and lapse all forfeiture restrictions on all outstanding time-based Stock Awards and RSU Awards granted to such Awardee and provide that all such Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment; and
iii.
vest all outstanding PSU Awards, pro-rated at target based on the service completed during the applicable Performance Period, and provide that all such Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment.
e.
Divestiture. If an Awardee will cease to be an Employee because of a divestiture by the Company (the determination of whether a divestiture will occur shall be made by the Committee in its sole discretion), prior to such Termination of Employment, the Committee may, in its sole discretion,:
i.
fully vest some or all of the outstanding Options granted to the Awardee, and such Options shall remain exercisable until the expiration of the stated term of the Option; and
ii.
accelerate the vesting of and lapse of forfeiture restrictions on all or a portion of any outstanding time-based Stock Awards or RSU Awards granted to such Awardee, and provide that such Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment; and
iii.
vest all or a portion of any outstanding PSU Awards, pro-rated at target based on the service completed during the applicable Performance Period, and provide that all such Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment.
f.
Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee because of a work force restructuring or similar program (the determination of whether a work force restructuring will occur shall be made by the Committee in its sole discretion), prior to such Termination of Employment, the Committee may, in its sole discretion:
i.
vest some or all of the outstanding Options granted to the Awardee, and such Options shall remain exercisable until the expiration of the stated term of the Option; and
ii.
accelerate the vesting of, and lapse of forfeiture restrictions on, all or a portion of any outstanding Stock Awards or RSU Awards granted to such Awardee, and provide that all such RSU Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment; and
iii.
vest all or a portion of any outstanding PSU Awards, pro-rated at target based on the service completed during the applicable Performance Period, and provide that all such Awards shall be settled as soon as practicable following such Termination of Employment, but in no event later than 60 days after the termination date; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Termination of Employment.
g.
Post-Termination of Employment Restrictions. The following provisions will apply to the extended exercisability, vesting, or continuation of any Award following a Termination of Employment:
i.
The Awardee shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Subsidiaries or Affiliates, any confidential information or material relating to the business of the Company or its Subsidiaries or Affiliates, either during or after employment with the Company or any of its Subsidiaries or Affiliates;
ii.
The Awardee shall disclose promptly and assign to the Company or one of its Subsidiaries or Affiliates, as appropriate, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company or any of its Subsidiaries or Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its Subsidiaries or Affiliates and shall do anything reasonably necessary to enable the Company or one of its Subsidiaries or Affiliates, as appropriate, to secure a patent where appropriate in the United States and in foreign countries; and
iii.
[Reserved]
h.
Options. If the Participant does not exercise an Option within the additional time specified in accordance with this Section 13, the Option (to the extent not exercised) shall automatically terminate at the end of the extended exercise period; provided, however, if applicable, the provisions of Section 8(e) shall apply.
14.
Withholding.
a.
Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, local and foreign tax withholding requirements. The Employer may require the Participant or other person receiving or exercising an Award to pay to the Employer the amount of any federal, state, local or foreign taxes that the Employer is required to withhold with respect to such Award, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Award.
b.
Authority to Withhold Shares. The Committee may authorize that the Company’s tax withholding obligation with respect to any Award paid in Common Stock shall be satisfied by having shares of Common Stock withheld at the time such Award becomes taxable in an amount equal to the maximum tax withholding obligation in compliance with applicable law. In addition, the Committee may allow Participants to elect to have such authorized share withholding applied (or not) to particular Awards. The election must be in a form and manner prescribed by the Company and may be subject to limits imposed by the Committee.
15.
Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale; Change in Control.
a.
Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Section 3, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Any adjustments made under this Section 15(a) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
b.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, other than a dissolution or liquidation that is defined as a Change of Control, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.
c.
Change in Control. The provisions of this Section 15(c) shall apply in the case of a Change in Control. If more specific terms are set forth in any separate plan document or agreement between the Company and any Awardee, such separate plan or agreement shall govern the treatment of Awards.
i.
Awards Not Assumed or Substituted by the Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (A) outstanding Options, Stock Awards and RSUs, and other Awards in the nature of rights that may be exercised, shall become fully vested and exercisable, (B) time-based vesting restrictions on outstanding Awards shall lapse, and (C) the payout opportunities attainable under all of such Awardee’s outstanding performance-based Awards shall be deemed to have been earned as of the date of the Change in Control based upon an assumed achievement of all relevant Performance Goals at the target level and, subject to Section 15(c)(iv) and Section 22, there shall be a payout to the Awardee or his or her beneficiary within 60 days following the date of the Change in Control; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the Change in Control; provided, further, that if any other plan or agreement of the Company in place at the time of the Change in Control provides for additional acceleration, the terms of such other plan or agreement shall control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
ii.
Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, an Awardee’s employment is terminated without Cause or (subject to the following sentence) the Awardee resigns for “good reason” in connection with a Change in Control then (A) all of that Awardee’s outstanding Options, Stock Awards, RSUs and other Awards in the nature of rights that may be exercised shall become fully vested and exercisable, (B) all time-based vesting restrictions on the Awardee’s outstanding Awards shall lapse, and (C) the payout opportunities attainable under all of such Awardee’s outstanding performance-based Awards shall be deemed to have been earned as of the date of the employment termination based upon an assumed achievement of all relevant Performance Goals at the target level and, subject to Section 15(c)(iv) and Section 22, there shall be a payout to the Awardee or his or her beneficiary within 60 days following the date of the employment termination; provided, that to the extent necessary to prevent the imposition of taxes or penalties under Section 409A of the Code, such payout shall be made on the date(s) the Awards would have been paid absent the employment termination; provided, further, that if any other plan or agreement of the Company in place at the time of the Change in Control provides for additional acceleration, the terms of such other plan or agreement shall control. With regard to each Award, an Awardee shall not be considered to have resigned for “good reason” unless either (1) the Award Agreement includes a “good reason” termination right in connection with a Change in Control or (2) the Awardee is or was, prior to the Change in Control, party to an employment agreement or severance or similar agreement or plan with the Company or a Subsidiary or Affiliate that includes provisions in which the Awardee is permitted to resign for “good reason” in connection with a Change in Control (as defined in such agreement or plan). To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
iii.
Equitable Adjustments. The Committee, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
iv.
Code Section 409A. No action shall be taken under this Section 15(c) which shall cause an Award to fail to be exempt from or comply with Code Section 409A.
v.
Consent. Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 15(c) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect an Awardee’s rights with respect to an outstanding Award without the prior written consent of the Awardee.
vi.
Assumption. For purposes of this Section 15(c), an Award shall be considered assumed or otherwise equitably converted or substituted if, following the Change in Control, (x) the acquiring entity is principally traded on a national United States-based stock exchange; and (y) the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares, the Award instead confers the right to receive common stock of the acquiring entity.
16.
Amendment and Termination of the Plan.
a.
Amendment and Termination. The Committee may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law (including applicable stock exchange requirements). In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:
i.
materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 15;
ii.
reduce the minimum exercise price for Options granted under the Plan;
iii.
Reprice any outstanding Awards, other than in connection with a change in the Company’s capitalization (as described in Section 15(a)); or
iv.
change the class of persons eligible to receive Awards under the Plan.
b.
Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant under an outstanding Award, unless agreed to in a writing signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
c.
Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, restricted stock units, stock options or other incentive compensation awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
17.
Non-Transferability of Awards.

Unless provided otherwise in an Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution.

18.
Designation of Beneficiary.
a.
An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under applicable law.
b.
Such designation of beneficiary may be changed by the Awardee at any time by written notice in a form approved by the Committee. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one of the dependents or relatives of the Awardee to exercise the Award to the extent permissible under applicable law.
19.
No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Subsidiaries or Affiliates. Further, the Company and its Subsidiaries or Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.
Clawback.

The Company shall have the right to recoup or “claw back” any payment made with respect to an Award under the Plan to the extent necessary to comply with applicable Federal securities laws or any Board- or Committee-approved plan or policy.

21.
No Section 83(b) Election.

No Awardee may make an election under Code Section 83(b) with respect to any Stock Award or RSU Award granted hereunder.

22.
Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Award unless the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without limiting the foregoing, the Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Committee shall make a good faith effort to interpret and administer the Plan in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of Code Section 409A, each installment payment provided under the Plan shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, (a) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Awardee’s Termination of Employment shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier), (b) amounts payable upon an Awardee’s Termination of Employment shall only be payable if such termination constitutes a “separation from service” within the meaning of Code Section 409A, and (c) except to the extent acceleration or deferral is permitted by or complies with the requirements of Code Section 409A, neither the time nor schedule of any payment or exercise of an Award will accelerate or be deferred. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

23.
Inability to Obtain Authority.

To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24.
Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25.
Notice.

Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.
Governing Law; Interpretation of Plan and Awards.
a.
This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.
b.
In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the provisions of the Plan or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
c.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.
d.
The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
e.
All questions arising under the Plan or under any Award shall be decided by the Committee in its total and absolute discretion.
27.
Limitation on Liability.

The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

a.
The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
b.
Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or

APPENDIX F

AMENDMENT

TO THE

TRIUMPH GROUP, INC.

2016 DIRECTORS’ EQUITY COMPENSATION PLAN

This Amendment (this “Amendment”) amends the Triumph Group, Inc. 2016 Equity Compensation Plan (the “2016 Directors’ Plan”), subject to approval by the stockholders of Triumph Group, Inc. (the “Corporation”).

RECITALS

On May 30, 2023, the Board of Directors of the Corporation approved an increase to the aggregate share reserve available for issuance under the 2016 Directors’ Plan from 500,000 shares of common stock to 725,000 shares of common stock, subject to approval by the stockholders of the Corporation. The purpose of this Amendment is to document such approved amendment. All capitalized terms used but not defined in this Amendment have the meanings set forth in the 2016 Directors’ Plan.

1.
Amendment to Section 4.1 of the 2016 Directors’ Plan. Section 4.1 of the 2016 Directors’ Plan is hereby deleted in its entirety and replaced with the following:

“4.1 Shares. The maximum aggregate number of shares of Common Stock subject to Awards that may be granted under the Plan is 725,000 (the “Shares”). The Shares may be allocated from the authorized but unissued shares of Common Stock or treasury shares. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of unissued Shares shall again be available for the purposes of the Plan.”

2.
No Other Amendments. Except as amended as set forth in this Amendment, the 2016 Directors’ Plan remains in full force and effect.

3.
Governing Law. This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

[remainder of page intentionally left blank]

F-1

APPENDIX G

TRIUMPH GROUP, INC.

2016 DIRECTORS’ EQUITY COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this 2016 Directors’ Equity Compensation Plan (the “Plan”) is to enable Triumph Group, Inc. to attract and retain qualified independent, non-employee directors and to further promote the mutuality of interests between such directors and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Board.

2.2 “Award” means a Stock Option, Stock Award, Deferred Stock Unit or Restricted Stock Unit, granted in accordance with the terms of the Plan.

2.3 “Award Agreement” means a Stock Option certificate, Stock Award Agreement, Deferred Stock Unit Award Agreement or Restricted Stock Unit Award Agreement, as the case may be.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Common Stock” means the common stock, $.001 per value per share, of the Company.

2.7 “Company” means Triumph Group, Inc., a Delaware corporation.

2.8 “Deferred Compensation Plan” means the Company’s Directors’ Deferred Compensation Plan.

2.9 “Deferred Stock Unit” means the right to receive Shares, subject to a risk of forfeiture, pursuant to Article VIII.

2.10 “Deferred Stock Unit Agreement” shall mean the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Deferred Stock Unit. Each Deferred Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

2.11 “Disability” or “Disabled” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.12 “Dividend Equivalents” has the meaning set forth in Section 8.2(e).

2.13 “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

2.14 “Eligible Director” means any member of the Board who, on the date of the granting of an Award, is not an officer or an employee of the Company or any of the Company’s subsidiaries.

2.15 “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the previous regular trading day’s closing price of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not listed, as reported on any over-the-counter market or other alternative trading system on such date, or if such Common Stock was not listed or reported on such date, the fair market value as determined under regulations under Section 409A of the Code.

2.16 “Participant” means an Eligible Director to whom an Award has been granted under the Plan.

2.17 “Restricted Stock Unit” or “RSU” means the right to receive one share of Common Stock, subject to a risk of forfeiture, pursuant to Article IX.

2.18 “Restricted Stock Unit Award Agreement” means the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Restricted Stock Unit. Each Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

2.19 “Retirement” means retirement from active service on the Board as determined by the Board.

2.20 “Shares” has the meaning set forth in Section 4.1.

2.21 “Stock Award” means an award or issuance of Shares pursuant to Article VII of the Plan.

2.22 “Stock Award Agreement” means the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

2.23 “Stock Option” or “Option” means any option to purchase Shares granted pursuant to Article VI of the Plan.

ARTICLE III

ADMINISTRATION

3.1 Administration. The Plan shall be administered and interpreted by the Board.

3.2 Guidelines. Subject to Article X hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.

3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. The maximum aggregate number of shares of Common Stock subject to Awards that may be granted under the Plan is five hundred thousand (500,000) (the “Shares”). The Shares may be allocated from the authorized but unissued shares of Common Stock or treasury shares. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of unissued Shares shall again be available for the purposes of the Plan.

4.2 Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders in respect of stock other than a cash dividend, the Board shall make such adjustments in the number and kind of shares authorized by the Plan, in the minimum and maximum limits set forth in Section 4.1 and Section 5.2. and in any outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. If during the term of any Award granted hereunder the Company shall be, with the prior approval of a majority of the members of the Board, merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Board, the Company may take such other action as the Board shall determine to be reasonable under the circumstances to permit the Participant to realize the value of such Award, including without limitation paying cash to such Participant equal to the value of the Award or requiring the acquiring corporation to grant options or stock to such Participant having a value equal to the value of the Award.

ARTICLE V

ELIGIBILITY AND GRANTS OF AWARDS

5.1 Eligible Directors. Only Eligible Directors may be granted Awards under the Plan.

5.2 Annual Grants. The Board shall make an annual grant to each Eligible Director of Awards representing not more than shares of Common Stock with a value of $600,000, with the number of shares underlying such award calculated based upon the Fair Market Value of a share of Common Stock on the date of grant. The Board shall have full authority to determine whether an Award is an Option, a Stock Award, a Deferred Stock Unit or a Restricted Stock Unit. Effective as of November 10, 2016, the annual grant to each Eligible Director will have a value of not more than $140,000.

5.3 Discretionary Grants. In addition to the annual grants described in Section 5.2, the Board may from time to time grant additional Awards to any Eligible Director. Such discretionary Awards shall not have a value of more than $250,000 annually. The Board shall have full authority to select the Eligible Directors to whom such Awards are to be granted and to determine the number of shares of Common Stock to be covered by each such Award.

ARTICLE VI

STOCK OPTIONS

6.1 Options. All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the Code).

6.2 Grants. The Board shall have full authority to grant Stock Options to Eligible Directors in its discretion pursuant to this Article VI.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option certificate executed by the Company. The Stock Option certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and such other terms and conditions, consistent with the provisions of the Plan, as the Board shall deem advisable.

(b) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The term of each Stock Option shall be seven years from the date of grant.

(d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; provided that (i) each Stock Option exercise period shall be at least one (1) year from the start of the vesting period, and (ii) the Board may waive any installment exercise or waiting period provisions, in whole or in part, at any time, based on such factors as the Board shall, in its sole discretion, deem appropriate.

(e) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefore. The notice of exercise shall be accompanied by payment in full of the option price. The option price may be paid in cash or by check payable to the Company or, with the consent of the Board on or after the date of grant, in whole or in part in shares of Common Stock owned by the Participant, or by a reduction in the number of shares of Common Stock otherwise issuable upon such exercise, with the shares of Common Stock in either case valued at the Fair Market Value on the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

(f) Termination. Unless otherwise determined by the Board, Stock Options held by a Participant who ceases to be a member of the Board shall be exercisable as follows:

(i)
If the Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the Participant’s estate, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

(ii)
If the Participant ceases to be a member of the Board by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s legal representative), to the extent it was exercisable at the time the Participant ceased to be a member of the Board or on such accelerated basis as the Board may determine at or after grant, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

(iii)
If the Participant ceases to be a member of the Board for any reason other than death or Disability, the Stock Option shall terminate 90 days after the date on which the Participant ceased to be a member of the Board; provided, however, that the Board may extend such exercise period based on such factors as the Board shall, in its sole discretion, deem appropriate, but not beyond the expiration of the stated term of the Option.

6.4 Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

ARTICLE VII

STOCK AWARDS

7.1 The Board shall have full authority to grant Stock Awards to Eligible Directors in its discretion pursuant to this Article VII.

7.2 Each Stock Award shall be evidenced by a Stock Award Agreement, the terms and conditions of which are consistent with the following:

(a)
Restrictions. Stock Awards shall vest at such time and in such installments as determined by the Board.

(b)
Forfeiture. Unless otherwise provided in the Stock Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 7.2(c) and (d)), the shares of Common Stock subject to a Stock Award that have not yet become vested pursuant to the Stock Award Agreement shall be forfeited.

(c)
Death, Disability or Retirement of Participant. Unless otherwise provided in the Stock Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, all outstanding Stock Awards granted to such Participant shall accelerate and vest; provided, however that the conditions set forth in Section 12.1 are met.

(d)
Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding Stock Award granted to such Participant and provide that all forfeiture provisions with respect to such Stock Awards shall lapse. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.

(e)
Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

ARTICLE VIII

DEFERRED STOCK UNITS

8.1 The Board shall have full authority to grant Deferred Stock Units to Eligible Directors in its discretion pursuant to this Article VIII. In addition, if any Participant makes an election under the Deferred Compensation Plan to defer a portion of his or her annual cash fees into a stock deferred account under such Deferred Compensation Plan, such deferral shall be deemed to be Deferred Stock Units, with associated Dividend Equivalents, issued under this Plan.

8.2 Each Deferred Stock Unit shall be evidenced by a Deferred Stock Unit Award Agreement, the terms and conditions of which are consistent with the following:

(a)
Restrictions. Deferred Stock Units shall vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period shall be at least one (1) year from the date of grant.

(b)
Forfeiture. Unless otherwise provided in the Deferred Stock Unit Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 8.2(c) and (d)), the shares of Common Stock subject to a Deferred Stock Unit Award that have not yet become vested pursuant to the Deferred Stock Unit Agreement shall be forfeited.

(c)
Death, Disability or Retirement of Participant. Unless otherwise provided in the Deferred Stock Unit Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, all forfeiture restrictions on all outstanding Deferred Stock Units granted to such Participant shall lapse; provided, however, that the conditions set forth in Section 12.1 are met.

(d)
Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions of all or a portion of any outstanding Deferred Stock Unit granted to such Participant. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.

(e)
Dividend Equivalents. The Deferred Stock Unit Award Agreement may provide that the holder of the Deferred Stock Units will be entitled to receive payment from the Company at such times as set forth in the Deferred Stock Unit Award Agreement in an amount equal to each cash dividend (“Dividend Equivalent”) the Company would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Deferred Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Deferred Stock Units shall be credited. Such account will not bear interest.

8.3 Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant to the extent described in the terms of a Deferred Stock Award Agreement.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 The Board shall have full authority to grant Restricted Stock Units to Eligible Directors in its discretion pursuant to this Article IX.

9.2 Each Restricted Stock Unit shall be evidenced by a Restricted Stock Unit Award Agreement, the terms and conditions of which are consistent with the following:

(a)
Restrictions. RSUs shall vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period shall be at least one (1) year from the date of grant; provided, further, however, that if the Participant makes a deferral election with respect to any RSUs under the Deferred Compensation Plan, the terms of the Deferred Compensation Plan shall apply to the payment of such deferred Award.

(b)
Forfeiture. Unless otherwise provided in the Restricted Stock Unit Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 9.2(c) and (d)), the shares of Common Stock subject to a Restricted Stock Unit Award that have not yet become vested pursuant to the Restricted Stock Unit Agreement shall be forfeited.

(c)
Death, Disability or Retirement of Participant. Unless otherwise provided in the Restricted Stock Unit Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, the forfeiture restrictions on all outstanding unvested Restricted Stock Units shall lapse; provided, however, that the conditions set forth in Section 12.1 are met.

(d)
Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions on all or a portion of any outstanding unvested Restricted Stock Units granted to such Participant. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.

(e)
Dividend Equivalents. The Restricted Stock Unit Award Agreement may provide that the holder of the Restricted Stock Units will be entitled to Dividend Equivalents equal to the cash dividends the Company would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Restricted Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Restricted Stock Units shall be credited. Such account will not bear interest.

9.3 Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant to the extent described in the terms of a Restricted Stock Award Agreement.

ARTICLE X

TERMINATION OR AMENDMENT

10.1 Termination or Amendment of Plan.

(a)
Except as provided in subsections (b) and (c), the Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant.

(b)
Any amendment that constitutes a “material revision” to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards shall not be effective unless approved by the Company’s stockholders.

(c)
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Stock Options to reduce the exercise price of such outstanding Stock Options; (ii) cancel outstanding Stock Options in exchange for Stock Options with an exercise price that is less than the exercise price of the original Stock Options; or (iii) cancel outstanding Stock Options with an exercise price above the then current Common Stock price in exchange for cash or other securities. In addition, this Plan may not be amended to permit the actions in this subsection (c) unless the Company obtains prior stockholder approval.

10.2 Amendment of Awards. The Board may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder’s consent.

ARTICLE XI

UNFUNDED PLAN

11.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for equity compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XII

GENERAL PROVISIONS

12.1 Non-Competition Covenant. With respect to the acceleration of vesting or lapse of forfeiture restrictions of Stock Awards under Section 7.2(c), of Deferred Stock Units under Section 8.2(c) or of Restricted Stock Units under Section 9.2(c), the following conditions must be met:

(a)
The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Board, competes with, or is in conflict with the interest of, the Company. The Participant shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment in the opinion of the Committee or a significant (greater than 3%) interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company; and

(b)
The Participant shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after service on the Company’s Board.

12.2 Nonassignment. Except as otherwise provided in the Award Agreement, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

12.3 Legend. The Board may require each person acquiring shares hereunder to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.4 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.5 No Right to Continue as Director. Neither the Plan nor the grant of any Award hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company’s stockholders.

12.6 Listing and Other Conditions.

(a)
If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock upon exercise of an Award shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Award unless and until such shares are so listed, and the right to exercise any Award shall be suspended until such listing has been effected.

(b)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c)
Upon termination of any period of suspension under this Section 12.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

12.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

12.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.9 Liability of Board Members. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

12.10 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock under an Award.

12.11 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

12.12 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

12.13 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

12.14 Change in Control. Upon the occurrence of a Change in Control, to the extent that the Participant’s participation as a director of the Company ceases in connection with such Change in Control, each Award then outstanding and held by such Participant shall become immediately vested, and in the case of Stock Options, exercisable, or have full lapse of forfeiture restrictions, as applicable, to the full extent of the shares of Common Stock subject thereto. For directors continuing to serve on the Board of the successor entity following the Change in Control, all outstanding Awards will be assumed and converted into Awards to acquire equivalent equity of the successor entity. For purposes of this Plan, the term “Change in Control” means a change in ownership or control of the Company consummated through one of the following:

(a)
one individual or entity (each a “Person”), or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than fifty percent of the total fair market value or total voting power of the Company’s stock. If one Person, or more than one Person acting as a group, is considered to own more than fifty percent of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in ownership. An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;
(b)
One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vi)(D), acquires or has acquired during the twelve months ending on the date of the most recent acquisition, ownership of stock of the Company that, together with stock previously held by the acquirer, possesses thirty-five percent or more of the total voting power of the Company’s stock. If one Person, or more than one Person acting as a group, is considered to own more than thirty percent of the total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in effective control. An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;

(c)
A majority of the members of the Board is replaced during a twelve month period by directors whose appointment or election was not endorsed by a majority of the members of the Board before the date of appointment or election; or

(d)
One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vii)(C), acquires or has acquired during the twelve month period ending on the date of the most recent acquisition, assets from the Company that have a total gross fair market value equal to at least forty percent of the total gross fair market value of the Company’s assets immediately before the acquisition or acquisitions. Gross fair market value means the fair market value of the Company’s assets, or the fair market value of the assets being disposed of, without regard to any liabilities associates with those assets. Notwithstanding the prior provisions of this definition, acquisitions of the Company’s assets by the following Persons will not be treated as a change in the ownership of the assets: (A) a shareholder of the Company immediately before the acquisition in exchange for or with respect to the Company’s stock; (B) a Person of which the Company owns stock with fifty percent or more of the total fair market value or total voting power of that Person’s stock; (C) a Person, or more than one Person acting as a group, that owns fifty percent or more of the total fair market value or voting power of which is owned by a Person or more than one Person acting as a group set forth in clause (C). Except as otherwise provided in the prior provisions of this definition, a Person’s status will be determined immediately after the asset transfer.

ARTICLE XIII

TERM OF PLAN

13.1 Effective Date. The Plan shall be effective as of the Effective Date.

13.2 Termination. Unless sooner terminated, the Plan shall terminate on November 10, 2026 (ten years after November 10, 2016, the date on which the Plan was first adopted by the Board) and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date, which will continue to be exercisable and/or vest after the Plan terminates.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TGI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 14, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TRIUMPH GROUP, INC. 899 CASSATT ROAD, SUITE 210 BERWYN, PA 19312 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86889-P76015 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TRIUMPH GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Paul Bourgon 1c. Daniel P. Garton 1f. William L. Mansfield 1b. Daniel J. Crowley 1e. Neal J. Keating 1d. Barbara W. Humpton 1g. Colleen C. Repplier 1h. Larry O. Spencer For Against Abstain 3. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. 4. To approve the adoption by the Company's board of directors of a plan intended to help avoid the imposition of certain limitations on the Company's ability to fully use certain tax attributes, including, without limitation, the Tax Benefits Preservation Plan, dated March 11, 2022, by and between the Company and Computershare Trust Company, N.A., as may be amended or extended in accordance with its terms. 5. To consider a stockholder proposal to adopt a policy and amend the Company's governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. The Board of Directors recommends you vote AGAINST the following proposal. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve, by advisory vote, the compensation paid to our named executive officers for fiscal year 2022. 5. To consider a stockholder proposal to adopt a policy and amend the Company's governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.TRIUMPH GROUP, INC. Annual Meeting of Stockholders July 15, 2022, 9:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Daniel J. Crowley, James F. McCabe and Jennifer H. Allen as proxies, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if virtually present at the Annual Meeting of Stockholders of the Company to be held on July 15, 2022, and at any and all postponements or adjournments thereof. Such meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/TGI2022. This proxy will be voted as directed. If no direction is given with respect to the proposals, the proxies will vote FOR each of the nominees in proposal 1, FOR proposals 2, 3 and 4, AGAINST proposal 5 and will vote in their discretion on such matters that may properly come before the meeting and at any postponement or adjournments of such meeting. Continued and to be signed on reverse side